As filed with the SEC on February 11, 1997
                          Reg. No. 333-16251/333-78950

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                       AND
                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM SB-2


                      INTERNATIONAL FRANCHISE SYSTEMS, INC.
             (Exact name of Registrant as specified in its Charter)

     Delaware                        6794                        52-1853204
(State of Jurisdiction        (Primary Standard                (IRS Employer
of Organization or               Industrial                    Identification
Incorporation)                 Classification                      Number)
                                Code Number)

          6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
                                 (301) 897-4870
              (Address and Telephone Number of Principal Executive
                    Offices and Principal Place of Business)


                           H. MICHAEL BUSH, PRESIDENT
          6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
                                 (301) 897-4870
            (Name, Address and Telephone Number of Agent for Service)

                                    COPY TO:
                           Michael B. Pollack, Esquire
                            Reed Smith Shaw & McClay
                             2500 One Liberty Place
                             Philadelphia, Pa 19103
                                 (215) 851-8100

     Approximate date of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus which forms a part of this Registration Statement No. 333-16251 also relates to: (i) Common Stock issuable upon the exercise of Redeemable Class A Common Stock Purchase Warrants (1,077,324 shares) and Redeemable Class B Common Stock Purchase Warrants (1,077,324 shares) and (ii) Units (107,732) included in the Underwriter's Stock Purchase Option and the underlying Common Stock (107,732 shares), Class A Common Stock Purchase Warrants (107,732) and Class B Common (107,732) covered by the Registration Statement on Form SB-2 (Registration Number 33-78950) which are being carried forward in connection with this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed             Proposed
Title of each class                               Maximum              Maximum
of securities to be           Amount              Offering             Aggregate             Amount registered
                              to be               Price Per            Offering              Registration
                              Registered          Security             Price                 Fee
                                                  (1)                  (1)                   (2)
_______________________________________________

Common Stock,                 2,000,000              $.875              $1,750,000            $530.30 (3)
par value $.01 per share

(1) The shares of common stock are to be offered from time to time at the then current market prices or otherwise at prices then obtainable. The proposed maximum offering price cannot be determined at this time. See footnote (2) below.

(2) Based on the average of the bid and asked price as of November 12, 1996. As disclosed above, this Registration Statement also relates to (i) Common Stock issuable upon the exercise of Redeemable Class A Common Stock Purchase Warrants (1,077,324 shares) and Redeemable Class B Common Stock Purchase Warrants (1,077,324 shares) and (ii) Units (107,732) included in the Underwriter's Stock Purchase Option and the underlying Common Stock (107,732 shares) Class A Common Stock Purchase Warrants (107,732) and Class B Common (107,732) for which a registration fee has previously been paid.

(3)  Fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTES

     This Registration Statement contains two forms of prospectus: (1) one to be used in connection with an offering of (a) up to 1,077,324 shares of Common Stock, $.01 par value, of International Franchise Systems, Inc. (the "Company") issuable upon exercise of Redeemable Class A Common Stock Purchase Warrants, each to purchase one share of Common Stock at an exercise price of $5.00 per share ("Class A Warrants"), (b) up to 1,077,324 Shares of Common Stock issuable upon exercise of Redeemable Class B Common Stock Purchase Warrants, each to purchase one share of Common Stock at an exercise price of $10.00 per share ("Class B Warrants"), (c) 107,732 Units, each consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant, issuable upon exercise of the Underwriter's Unit Purchase Option issued in connection with the Company's initial public offering of Common Stock and Warrants in September 1994 ("IPO"),
(d) up to 107,732 shares of Common Stock included in the Units underlying the Underwriter's Unit Purchase Option and (e) up to 215,464 shares of Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants included in such Units (the "Offering Prospectus"), and (ii) one to be used in connection with the sale of Common Stock by the Company's majority Stockholder, or by its pledgees, donees, transferees or other successors in interest (the "Selling Stockholder Prospectus"). The Offering Prospectus and the Selling Stockholder Prospectus will be identical in all respects except that the alternate pages for the Selling Stockholder Prospectus included herein are labeled "Alternate Page for Selling Stockholder Prospectus."

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.

                              CROSS REFERENCE SHEET

               Registration Statement
               Item Number and Heading                                 Location in Prospectus
     1.   Front of Registration Statement and Out- side
          Front Cover Page of Prospectus........................................Cover Page: Cross Reference
                                                                                Sheet, Outside Front Cover
                                                                                Page of Prospectus

     2.   Inside Front and Outside Back.........................................Cover Pages of Prospectus
                                                                                Inside Front and Out- side
                                                                                Cover Pages

     3.   Summary Information and Risk Factors..................................Prospectus Summary; The
                                                                                Company; Risk Factors

     4.   Use of Proceeds.......................................................Use of Proceeds

     5.   Determination of Offering Price.......................................Cover Page; Risk Factors;
                                                                                Plan of Distribution

     6.   Dilution..............................................................Dilution; Risk Factors

     7.   Selling Security Holders..............................................(1)

     8.   Plan of Distribution..................................................(2)

     9.   Legal Proceedings.....................................................Business-- Legal Proceedings

     10.  Directors, Executive Officers, Promoters, and
          Control Persons.......................................................Management

     11.  Security Ownership of Certain Beneficial Owners
          and Management........................................................Principal Shareholders

     12.  Description of
          Securities............................................................Description of Securities

     13.  Interests of Named Experts and
          Counsel...............................................................Legal Matters; Experts

     14.  Disclosure of Commission position on
          Indemnification for Securities Act
          Liabilities...........................................................Management; Part II

     15.  Organization within Last Five
          Years................................................................. Not Applicable


     16.  Description of Business...............................................The Company; Business; Risk
                                                                                Factors

     17.  Management's Discussion and Analysis or Plan of
          Operation.............................................................Management's Discussion and
                                                                                Analysis of Financial
                                                                                Condition and Results of
                                                                                Operations

     18.  Description of Property...............................................Business-- facilities

     19.  Certain Relationships and Related
          Transactions..........................................................Risk Factors; Certain Transactions

     20.  Market for Common Equity and Related Stockholder
          Matters...............................................................Description of Securities;
                                                                                Shares Eligible for Future
                                                                                Sale; Plan of Distribution

     21.  Executive Compensation................................................Management--Executive Compensation

     22.  Financial Statements..................................................Financial Statements

     23.  Changes In and Disagreements with Accountants on
          Accounting and Financial Disclosure...................................Not Applicable

(1) In Offering prospectus: Outside Front Cover Page of prospectus; Concurrent Registration of Common Stock. In Selling Stockholder Prospectus outside Front and Outside Back Cover Pages of Prospectus; Prospectus Summary; Selling Stockholder and Plan of Distribution.

(2) In Offering Prospectus: Outside Front and Outside Back Cover Pages of Prospectus; Prospectus Summary. In Selling Stockholder Prospectus: Outside Front and Outside Back Cover Pages of prospectus; Prospectus Summary; Selling Stockholder and Plan of Distribution.

PROSPECTUS

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.


           2,154,648 shares of Common Stock issuable upon exercise of 1,077,324 Redeemable Class A Common Stock Purchase Warrants 1,077,324 Redeemable Class B Common Stock Purchase Warrants

                                       and

                           107,732 Units consisting of
                         107,732 shares of Common Stock,
               107,732 Class A Common Stock Purchase Warrants and
                 107,732 Class B Common Stock Purchase Warrants

         This Prospectus relates to the sale of up to (i) 1,077,324 shares of Common Stock, par value $.01 per share (the "Common Stock") of International Franchise Systems, Inc. (the "Company"), issuable upon exercise of 1,077,324 Class A Common Stock Purchase Warrants ("Class A Warrants") and (ii) 1,077,324 shares of Common Stock issuable upon exercise of 1,077,324 Class B Common Stock Purchase Warrants ("Class B Warrants"). An aggregate of 1,077,324 Class A Warrants and 1,077,324 Class B Warrants were issued in connection with the Company's initial public offering ("IPO") of Units consummated September 9, 1994. Each Unit consisted of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Company also issued to Patterson Travis, Inc., the sole underwriter of the IPO ("Patterson Travis" or the "Underwriter"), an option (the "Underwriter's Unit Purchase Option") to purchase 107,732 Units for a purchase price of $8.25 per unit. The Units included in the Underwriter's Unit Purchase Option and the underlying shares of Common Stock, Class A Warrants and Class B Warrants, and underlying shares of Common Stock, are also being registered for sale under the Registration Statement of which this Prospectus constitutes a part.

         Each Class A Warrant entitles the registered holder thereof to purchase, at any time until June 30, 1997 (the "Class A Warrant Expiration Date"), one share of Common Stock at a price of $5.00, subject to adjustment. Each Class B Warrant entitles the registered holder thereof to purchase, at anytime until December 9, 1999 (the "Class B Warrant Expiration Date"), one share of Common Stock at a price of $10.00, subject to adjustment.

         The Class A Warrants and Class B Warrants (hereinafter, collectively the "Warrants") are redeemable by the Company for $.01 per Warrant, upon thirty
(30) day's prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is quoted, NASDAQ or the National Quotation Bureau Incorporated, as the case may be equals or exceeds $10.00 per share for the Class A Warrants and $15.00 per share for the Class B Warrants, for any ten (10) trading days within a period of thirty (30) consecutive trading days ending five (5) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the effected class of Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants and/or Class B Warrants. See "Description of Securities."

         The Company has agreed to pay a solicitation fee (the "Solicitation Fee") equal to 8% of the exercise price ($.40 for Class A Warrants and $.80 for Class B Warrants) in connection with the exercise of the Warrants after December 9, 1995. The exercise prices of the Warrants were determined by negotiation between the Company and Patterson Travis and are not necessarily related to the Company's assets, book value, or financial condition, or to any other recognized criteria of value. Any costs incurred in connection with the exercise of the Warrants, including the Solicitation Fee, shall be borne by the Company.

                           Warrant                    Warrant              Proceeds
                           Exercise                   Solicitation         To
                           Public                     Fee(1)               Company


Per Class A
Warrant                    $  5.00                     $.40                  $4.60

Per Class B
Warrant                    $ 10.00                     $.80                  $9.20


Total(2)(3)                $16,159,860                 $1,292,789            $14,867,071

(1) Pursuant to the terms of an Underwriting Agreement between the Company and Patterson Travis, the Company shall pay Patterson Travis a fee of 8% of the aggregate exercise price ("Solicitation Fee") of each Warrant exercised if (i) the market price of the Company's shares of Common Stock on the date the Warrant is exercised is greater than the Warrant exercise price; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"); (iii) the Warrant was not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the sale and exercise of the Warrants; (v) soliciting the exercise is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934 ("Exchange Act") and (vi) solicitation of the exercise is in compliance with the NASD Notice to Members 81-38 (September 22, 1981). Such solicitation fee shall be $.40 for each Class A Warrant and $.80 for each Class B Warrant. Unless granted an exemption by the Securities and Exchange Commission from its Rule 10b-6, Patterson Travis will be prohibited from engaging in any market activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation of the exercise of Warrants until the latter of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Patterson Travis may have to receive a fee for the exercise of Warrants following such solicitation. Patterson Travis may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. See "Risk Factors" and "Plan of Distribution."

                                       2



(2) Before deducting expenses of the offering payable by the Company estimated at $19,000, consisting of accounting fees and expenses, legal fees and expenses, blue sky fees and expenses, printing, Warrant Agent fees and miscellaneous expense.

(3) Assumes exercise by all holders of Class A Warrants and Class B Warrants. Does not, however, include the proceeds to be derived by the Company upon exercise of the Underwriter's Unit Purchase Option. There can be no assurance that all, or any of the Class A Warrants or Class B Warrants will be exercised.

         The Company's Units, Common Stock and Warrants are listed on the NASDAQ Electronic Bulletin Board, an inter-dealer, over-the-counter market. Quotes for stock traded on the NASDAQ Electronic Bulletin Board are not listed in newspapers.

         On December 31, 1996 the closing sale price for the Company's Common Stock was $.625 and the closing sale price for the Company's Units was $.75. See "Price Range of Common Stock."

         Concurrently with this Offering, 2,000,000 shares of Common Stock (the "Selling Stockholder's Shares") have been registered by the Company under the Securities Act of 1933, as amended, on behalf of the Company's majority Stockholder (the "Selling Stockholder"), or its pledgees, donees, transferees or other successors in interest, pursuant to a prospectus (the "Selling Stockholder Prospectus") included within the Registration Statement of which this Prospectus forms a part (the "Concurrent Offering). The Company will not receive any of the proceeds from the sale of the Selling Stockholder's Shares. See "Concurrent Registration of Common Stock."

                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
                    DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL
                                    DILUTION.
                    IN ADDITION, A SUBSTANTIAL PORTION OF THE
                  ASSETS OF THE COMPANY ARE LOCATED OUTSIDE THE
                                 UNITED STATES.
           SEE "RISK FACTORS" (COMMENCING ON PAGE 10) AND "DILUTION."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

The date of this Prospectus is February 10, 1997.

A SIGNIFICANT AMOUNT OF THE UNITS SOLD IN THE COMPANY'S INITIAL PUBLIC OFFERING WERE SOLD TO CUSTOMERS OF THE UNDERWRITER. THIS MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN BE NO ASSURANCE. IN SUCH EVENT, THE POSSIBILITY EXISTS THAT THE MARKET FOR THE COMPANY'S SECURITIES COULD BECOME ILLIQUID. THIS COULD AFFECT THE SHAREHOLDERS' ABILITY TO TRADE THE COMPANY'S SECURITIES.

ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATED IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE UNITS OR THE COMMON STOCK AND WARRANTS CONTAINED THEREIN. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME.

                              AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement including the exhibits filed therewith. The Registration Statement may be inspected and copies may be obtained from the Public Reference Section at the Commission's principal office, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 205549, and at the new York Regional Office, 7 World Trade Center, New York, New York 10048, upon payment of the fees prescribed by the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference to the applicable document filed with the Commission.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission("Commission"). Such reports, proxy statements and other information can be inspected and copies at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its new York Regional Office, 7 World Trade Center, New York, New York 10048; and at its Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Commission's Public Reference Section at prescribed rates. The Company furnishes its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, no effect is given in this Prospectus to the Underwriter's Unit Purchase Option. As used herein, the term "Company" includes the Company as well as any other entities owned or controlled by the Company unless the context indicates otherwise.


                                   THE COMPANY

         International Franchise Systems, Inc. and its subsidiaries (collectively, the "Company" or "IFS") have the exclusive right to own, operate and franchise Domino's pizza stores ("Domino's Stores") in the United Kingdom, Northern Ireland and the Republic of Ireland ("the Territory") pursuant to a master franchise agreement (the "Master Agreement") with Domino's Pizza International, Inc., a wholly-owned subsidiary of Domino's Pizza, Inc. ("Domino's). The Company also has the right to operate a Domino's fresh pizza dough production facility and wholesale supply business (the "Commissary") for all Domino's Stores in the Territory pursuant to an agreement with Domino's (the "Commissary Agreement").

         In December 1993, International Franchise Systems, Inc. acquired the United Kingdom subsidiary of the U.S.-based parent company of Domino's Pizza, Inc., which included existing operations, the rights as subfranchisor to 77 franchise agreements for Domino's pizza stores ("Domino's Stores"), assets relating to the operation of a fresh pizza dough production facility and wholesale supply business (the "Commissary") and assets relating to the existing franchise operation. As of December 31, 1996, there were 127 Domino's Stores in operation in the United Kingdom (the "Territory"), 116 of which were franchised and 11 of which were owned by IFS. The Commissary provides food supplies to virtually all Domino's Stores in the Territory. IFS is the fourth largest Domino's franchisee outside the United States and the largest Domino's franchisee in Europe.

         Domino's Stores in the Territory sell pizzas which are made primarily of fresh ingredients. The Commissary supplies Domino's Stores with fresh dough (not frozen), real mozzarella cheese, a proprietary mix of tomato sauce and spices and high quality fresh toppings. IFS recently improved its commissary facility by increasing capacity and adding state-of-the-art food handling equipment. IFS believes that its commissary will help ensure that its high standards of quality and freshness are maintained as it expands in the Territory.

         International Franchise Systems, Inc. is a Delaware Corporation, incorporated on October 22, 1993. In the United States, the Company's executive offices are located at 6701 Democracy Boulevard, Suite 300, Washington, D.C. 20005-3317. In the Territory, the Company's executive offices are located at Unit 10, Maryland Road, Tongwell Milton Keynes, England MK15 8HF and its telephone number is 011-44-908-618222.

                                  THE OFFERING

Securities Offered.............  An aggregate of 2,154,648 shares of Common
                                 Stock issuable upon exercise of the Class A
                                 Warrants and Class B Warrants. Each Class A
                                 Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $5.00 until June 30, 1997 (the "Class A Warrant Expiration Date"), subject in certain circumstances to earlier redemption by the Company. Each Class B Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $10.00, at any time until December 9, 1999 (the "Class B Warrant Expiration Date") subject in certain circumstances, to earlier redemption by the Company.

Terms of Redemption of
 Class A Warrants and
 Class B Warrants..............  The Class A Warrants are each redeemable by the
                                 Company for $.01 per Warrant, upon thirty (30) days' prior written notice, if the average closing price or bid of Common Stock, as reported by the principal exchange on which the Common stock is traded, NASDAQ or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $10.00 per share for any ten (10) trading days within a period of thirty
                                 (30) consecutive trading days ending five (5) days prior to the date of the notice of redemption. The Class B Warrants are each redeemable by the Company for $.01 per Warrant, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common stock is traded, NASDAQ or the National Quotation Bureau Incorporated equals or exceeds $15.00 per share for any ten (10) trading days within a period of thirty (30) consecutive trading days ending five (5) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the effected class of Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants and/or Class B Warrants. See "Description of Securities."

Shares of Capital Stock Outstanding

Common Stock:
  Prior to this Offering
  (as of December 31, 1996)      6,727,324 shares

After exercise of all Class A
  Warrants and
  Class B Warrants(1)            8,881,972 shares(1)


Use of Proceeds................. The net proceeds realized by the Company upon the exercise of the Warrants, if any, will be used for working capital and general corporate purposes. Inasmuch as the Company has received no firm commitments for the exercise of the Warrants, there can be no assurances as to the amount of net proceeds to be realized by the Company.


Risk Factors.................... Investment in the Common Stock issued upon exercise of the Class A Warrants and Class B
                                 Warrants is speculative and involves a high degree of risk and immediate substantial dilution. See "Risk Factors."


How to Exercise Warrant......... Any holder of Class A Warrants or Class B
                                 Warrants wishing to exercise should either (a) complete and execute the exercise form on the back of the applicable warrant certificate, and forward it along with the proper exercise price and any other required documents to the Warrant Agent (as hereinafter defined), or (b) request a broker to effect the transaction for him or her. Holders of Class A Warrants or Class B Warrants registered in the name of a broker, dealer, bank, trust company or nominee should instruct such institutions to tender the Class A Warrants and/or Class B Warrants in accordance with the above procedure. See "Plan of Distribution."


Warrant Agent................... Jersey Transfer & Trust  Co.


Ticker Symbol (2)............... Units-DOMSU
                                 Common Stock - DOMS
                                 Class A Warrants - DOMSW
                                 Class B Warrants - DOMSZ

(1) Giving effect to the exercise of all of the outstanding Class A and Class B Warrants, of which there can be no assurance. Does not include
         (i) the issuance of 107,724 shares of Common Stock to Patterson Travis upon exercise of the Underwriters' Unit Purchase Option and 215,448 shares of Common Stock to Patterson Travis upon exercise of the Class A and Class B Warrants underlying the Units issuable upon exercise of Underwriters' Unit Purchase Option (ii) 400,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under the Company's 1994 Stock Incentive Plan (the "Stock Plan"); and (iii) 100,000 shares of Common Stock reserved for issuance upon exercise of Stock Options granted under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Company has been advised that the Underwriter has not determined if and when it will exercise the Warrants underlying the Unit Purchase Option.

(2) The Company's securities are listed on the NASD Electronic Bulletin Board, an inter-dealer, over-the-counter market.



                        SUMMARY OF FINANCIAL INFORMATION

         The summary financial information set forth below has been summarized from the Company's financial statements included elsewhere in this Prospectus and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                         Fifty-two weeks                   For the Thirty-Nine
                                             Ended                              Weeks Ended
                            December 31, 1995    January 1, 1995   September 29, 1996    October 1, 1995

INCOME STATEMENT DATA:

Revenues                        $ 17,172,389       $ 12,458,809       $ 16,535,409        $ 12,342,571
Cost of Sales                     13,378,482          9,406,524         12,151,861           9,184,074
Operating Expenses                 3,480,812          2,938,541          4,687,244           2,886,959
Operating Income (loss)              313,095            113,744           (303,696)            271,538
Net Income (loss)                    353,379            153,022           (244,482)            323,348
Earnings (loss) per share                .06                .03               (.04)                .05
Weighted Average Shares
Outstanding                        6,165,558          4,708,365          6,727,324           6,000,889

BALANCE SHEET DATA:

                                                                                       As of
                                                                      September 29, 1996  December 31, 1995

Working Capital......................................................        2,022,467    2,875,644
Total Assets ........................................................       12,068,382       12,193,901
Total Liabilities ...................................................        5,195,541        5,093,497
Shareholders Equity .................................................        6,872,841        7,100,404



                                  RISK FACTORS

         An Investment in the Common Stock offered hereby is speculative and involves a high degree of risk, including, but not necessarily limited to, the risk factors described below. Prior to investing in the Common Stock, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

         Potential Loss of Exclusive Development Rights. The Company's business plan is dependent on its exclusive development rights under the Master Agreement. The Master Agreement requires that the Company have opened and operating a minimum number of Domino's Stores in accordance with a specified yearly schedule. In addition, at least 24 of the Domino's Stores to be opened by December 31, 1997 must be Company-owned. The Company had open 127 stores as of December 31, 1996, 11 of which were Company-owned. There can be no assurance that the Company will be successful in opening the number of Domino's Stores required, or that new Domino's Stores opened by the Company or its franchisees will be operated profitably. Furthermore, there can be no assurance that the Company will be able to renew the Master Agreement beyond December 31, 2003. If the Master Agreement is not renewed, the Company would lose its exclusive development rights. See "Business - Relationship with Domino's."

         The Commissary. Currently, the Commissary supplies substantially all of the required food and beverage products to Domino's Stores in the Territory. However, under European Community law and applicable provisions of the standard Domino's Franchise Agreement used in the Territory, franchisees have the right to request approval from the Company of alternate suppliers of required products (other than the Domino's proprietary pizza spice mix). The Company's approval to such requests may not be unreasonably withheld. There can be no assurance that the Company will be able to maintain the current pricing of its Commissary products or to dissuade franchisees from seeking alternate suppliers. Either of these circumstances could have a material adverse effect on the Company. See "Business-Purchasing; Commissary Operations."

         Fast-Food Industry and Competition. The fast-food industry is highly competitive with respect to price, service, location and food quality, and is affected by changes in consumer tastes, as well as national, regional and local economic conditions and demographic trends. The

Company and its franchisees compete with a wide variety of restaurants in the fast-food industry, including those that offer dine-in, carry-out and delivery service. These competitors include international, national and regional chains, franchisees of other restaurant chains as well as locally operated restaurants. Many competitors have been in existence longer and have a more established market presence and substantially greater financial, marketing and other resources than the Company and its franchisees. The Company faces direct competition for home delivery and carry-out pizza in the Territory from Pizza Hut and Perfect Pizza, both of which are larger and/or have greater financial resources than the Company. There is also a large number of small independent pizza store operators that offer delivery and carry-out services. There can be no assurance that the Company will be able to compete successfully. The Company also competes for qualified franchisees with many other business concepts, including international, national and regional restaurant chains such as McDonalds, Kentucky Fried Chicken and Burger King. The Territory also has a broad range of stores, pubs and other food service establishments that offer more traditional fare.

         Liability in Connection with Providing Delivery Service. A risk to the Company, as with other companies which offer delivery services, is the potential for claims resulting from traffic accidents involving its delivery personnel. Domino's Pizza Inc. was held liable in 1993 in connection with a traffic accident involving one of its franchisee's delivery drivers. Although, that judgment was rendered by a United States court, there can be no assurance that a court in the Territory would not find the Company liable for substantial damages if one of its drivers or one of its franchisee's drivers is involved in an accident.

         Operations in a Foreign Country. The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risks), any of which could have a significant impact on the Company's operations. See "Taxation in the United Kingdom" and "Government Regulation."

         Need for Additional Financing. The Company believes that any proceeds from the exercise of Warrants, together with cash generated from operations, will be sufficient to open the required number of Domino's Stores under the Master Agreement through December 1997 and support the Company's anticipated operations through that time. If the Company's plans change or its assumptions or estimates prove to be inaccurate, the Company may require additional funds (by additional equity or debt financing, bank loans or other financing) to sustain its expansion and growth or, if any such funds are unavailable, the Company will have to reduce its operations to a level consistent with its available funding, in which event the Company may not be able to meet its development quota and may lose it exclusive development rights. See "Potential Loss of Exclusive Development Rights." Such financing, if obtainable at all, may be on terms significantly adverse to the Company's present stockholders and persons who purchase stock in this Offering, in terms of dilution of book value, dividend preferences, liquidation preferences, or other factors. The Company has no commitments for any additional financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Taxation in the United Kingdom. The Company's U.K. operating subsidiary, ("DP Group"), previously a wholly-owned subsidiary of Tuskpride, is subject to U.K. corporation tax on its profits. The Company has used and expects DP Group to be able to continue to use the tax loss carry-forwards previously held by Tuskpride and carried over to DP Group to offset some of its future tax payments. However, there can be no guarantee that DP Group will be able to continue to use the carry-forward tax losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Government Regulation. Currently, the Company's operations are subject to the laws and regulations of the United Kingdom, Northern Ireland, the Republic of Ireland and the European Community, including such laws and regulations relating to antitrust and trade regulation. The failure by the Company to comply with these laws may cause the Company to be unable to enforce its franchise agreements with franchisees. The Company and its franchisees are also subject to U.K. government and local laws and regulations generally. Store operations are subject to health, sanitation, employment and safety standards imposed by the European, national and local authorities. These regulations and any new laws or regulations could have a significant financial impact on the operation of Company-owned and franchised stores. See "Business - Government Regulation."

         Concentration of Ownership. Approximately 69.86% of the Company's outstanding Common Stock is owned by Crescent Capital, Inc. ("Crescent"). As of the date of this Prospectus, the only business of Crescent is holding the Company's securities. Woodland Limited Partnership ("Woodland"), a partnership controlled by certain members of Colin Halpern's family, has voting control of Crescent and therefore has effective control of Crescent and the Company. As a result, Mr. Halpern's family will be able to elect the Company's entire Board of Directors, determine the vote on any matter submitted for shareholder approval (including increasing the Company's authorized capital stock and authorizing any merger, sale of assets or dissolution of the Company), and generally direct the affairs of the Company. See "The Company-Structure." Crescent, the Company's majority stockholder, or its pledgees, donees, transferees or other successors in interest, is on whose behalf 2,000,000 shares are being registered in the Concurrent Offering. See "Concurrent Registration of Common Stock." If all the shares offered in the Concurrent Offering are sold, approximately 40% of the Company's outstanding stock will be owned by Crescent. If all the shares offered in the Concurrent Offering are sold and all the Class A Warrants and Class B Warrants are exercised, approximately 30% of the Company's outstanding stock will be owned by Crescent.

         Conflicts of Interest. Crescent may enter into development agreements or master franchise agreements with franchisors for the rights to own, operate and franchise various restaurant concepts, other than pizza stores, in the Territory and possibly other foreign countries. The Company anticipates that it will share certain administrative services and associated expenses with Crescent, and its related companies, in the future. Although the Company intends that all transactions or arrangements with Crescent, or any related companies, will be on terms that are no less favorable than could be obtained from unaffiliated third parties, there can be no assurance that any future transaction or arrangement between the Company and Crescent, or any company related to Crescent, will be advantageous to the Company, that conflicts of interest will not arise with respect to such transactions or arrangements, or that if such conflicts arise, they will be resolved in a manner favorable to the Company.

         Arbitrary Exercise Price of the Warrants. The exercise prices and other terms of the Class A Warrants and Class B Warrants were determined by negotiations between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, book value or financial condition, or any other objective criteria of value.

         Mr. Judah Wernick, a registered representative associated with the IPO Underwriter, owns less than 1% of the outstanding stock of Crescent. Until July, 1994, Mr. Wernick was the sole officer and director of Crescent and was responsible for negotiating the transaction by which Woodland became the majority shareholder of Crescent. Presently, Mr. Wernick's only affiliation with Crescent is as a shareholder. Mr. Wernick will receive no compensation in connection with this Offering other than amount received through his association with the Underwriter. See "Certain Transactions."

         Broad Discretion in Application of Proceeds. The net proceeds realized by the Company upon the exercise of the Warrants, if any, will be used for working capital and general corporate purposes. The Company has not received any firm commitments for the exercise of the Warrants. To the extent the Company receives any proceeds therefrom, the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

         Immediate Dilution. On September 29, 1996, the Company had a net tangible book value of $6,753,014 or $1.00 per share. Based on the exercise prices of the Class A Warrants and the Class B Warrants of $5.00 and $10.00 respectively, assuming the exercise of all of the Class A Warrants and Class B Warrants, of which there can be no assurance, a holder of a Class A Warrant will experience immediate and substantial dilution of approximately $2.57 share (51%) and a holder of a Class B Warrant will experience immediate and substantial dilution of approximately $7.57 per share (76%), in that the exercise price of each of the Class A Warrants and Class B Warrants exceeds the net tangible book value per share of the Company by such amount after giving effect to the exercise of all of such Warrants. To the extent that fewer than all of the Class A and Class B Warrants are exercised, such dilution will increase proportionately. See "Dilution" and "Plan of Distribution."

         Lack of Public Market. There has been no regular public trading market for the Company's securities. The Company previously filed an application to list the Units, Common Stock and Warrants on NASDAQ, however, such application was denied, subject to appeal. The stated reason for the rejection was an outstanding SEC investigative order dated December 8, 1992 relating to Crescent, the Company's majority shareholder. The investigation of Crescent was initiated prior to the time current management became affiliated with Crescent. To date, no actions have been brought against Crescent or, insofar as the Company is aware, its previous management. During 1995, Crescent completed an exchange offer whereby it offered to exchange its Class A and Class B redeemable Common Stock Purchase Warrants, issued as part of an investment unit in its initial public offering in March 1992, for Class A Stock of Crescent. Any warrants not exchanged expired on September 25, 1995. Crescent initiated the exchange offer to eliminate the warrants and the potential volatility in the market for the common stock the warrants could cause. The Company believes that the actions taken to date by Crescent with respect to its warrants, make it more likely that it will be successful in the future in getting its securities approved for listing on NASDAQ. Although the Company intends to continue to pursue listing of

Company will be successful in its efforts, and that even if the Company is successful, there can be no assurance that a regular trading market for its securities will develop or that, if developed, it will be sustained. The Company's Units, Common Stock and Warrants are listed on the NASD Electronic Bulletin Board. The NASD Electronic Bulletin Board is an unorganized inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ National Market, and quotes for stocks traded on the NASDAQ Electronic Bulletin Board are not listed in the financial sections of newspaper as are those for the NASDAQ National Market. Prices for securities traded solely on the NASDAQ Electronic Bulletin Board may be difficult to obtain. Accordingly, purchasers of the Common Stock may be unable to resell the securities herein at or near their offering price or at any price.

         Potential Effect of Penny Stock Rules on Liquidity of Shares. If the Company's securities are not on NASDAQ or certain other national securities exchanges and the resale price thereof falls below $5.00, then resales of such securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities. If the Company's securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this Offering to sell their securities in the secondary market.

         Necessity of Current Prospectus; Blue Sky Restrictions on Exercise of Warrants. The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is a then current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration Statement filed with the Commission, and only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company has agreed to use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so and holders of Warrants who reside in states where the Company has failed to qualify its Common Stock will not be able to exercise their Warrants. Prior to the effectiveness of this Prospectus, the Company does not have a current prospectus. Accordingly, the Warrants may be deprived of any value if the Company is unable to effect a current prospectus covering the Common Stock issuable upon the exercise of the Warrants pursuant to an effective registration statement or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of Warrants reside.

         The Company currently has outstanding 1,077,324 Class A Warrants 1,077,324 Class B Warrants. This Prospectus may be utilized by exercising Warrant holders through , assuming that the Company has filed post-effective amendments to such Registration Statement describing all substantial changes to the Company's business, operations and prospectus.

         Loss of Warrants through Redemption. The Warrants are redeemable by the Company for $.01 per Warrant upon 30 days prior written notice, provided that the average closing price or bid price of the Common Stock for 10 consecutive business days equals or exceeds $10.00 per share for the Class A Warrants and $15.00 per share for the Class B Warrants. Redemption of the Warrants by the Company could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so. For example, holders either may have to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. In the event of the exercise of a substantial number of Warrants offered as part of the Units within a reasonably short period of time after the right to exercise commences, the resulting increase in the number of shares of Common Stock in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities - Warrants."

         Underwriter's Unit Purchase Option. The Company has granted to the Underwriter, as partial consideration for services rendered in the Company's initial public offering, options to purchase up to 107,732 Units (the "Option Units") at an exercise price of $8.25 per Unit. An exercise of the Option Units, which may be effected at any time, either in whole or in part, through September 9, 1999, may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Option Units is sold in the public market, it may adversely affect the market price of the Company's Common Stock. See "Dilution."


                                   THE COMPANY

         General

         The Company has the exclusive right to own, operate and franchise Domino's Stores in the Territory. The Company also has the exclusive right to open and operate a Domino's Commissary for all Domino's Stores in the Territory. The Company intends to conduct all of its purchasing, distribution and major food supply and preparation operations at or from the Commissary. As of December 31, 1996, there were 127 Domino's Stores in operation in the Territory; 116 were franchised and 11 were Company-owned. The Commissary provides food supplies to virtually all of the Domino's Stores in the Territory. The Company is the fourth largest Domino's franchisee outside the United States and the largest Domino's franchisee in Europe.

         IFS's objective is to move forward from being one of the leading pizza delivery chains in the Territory to becoming the dominant brand in the marketplace. To accomplish these objectives,

IFS has developed a strategy designed to achieve high levels of customer satisfaction and repeat business, as well as to enhance recognition of the Domino's name and concept in the Territory. The key elements of IFS's strategy include:

         High Quality Menu. Domino's Stores offer a menu of high quality pizzas. Pizzas are prepared using fresh dough, real mozzarella cheese, a propriety mix of tomato sauce and spices and other high quality ingredients and toppings. Other menu items include garlic bread, cole slaw, ice cream and soft drinks. IFS intends to expand its menu in a limited way by offering salads and specialty pizzas in order to increase market penetration and the average revenue per order.

         Efficient Operating System. IFS believes that its operating and distribution systems, store layout and designated delivery areas result in lower operating cost, improved food quality and higher customer service. IFS's Commissary and distribution system take advantage of volume purchasing of food and supplies and provides consistency and efficiencies of scale in dough production. This eliminates the need for each store to order food from third party vendors and commit substantial labor and other resources to dough production.

         Targeted Marketing. IFS's marketing programs target the delivery area of each store, making extensive use of coupons, leaflets and direct mail promotions. IFS also uses radio to advertise its product and name. The local marketing efforts include more effective involvement with community oriented activities with sports teams, schools and other organizations. IFS is implementing an in-store computer system that will better enable it to track customer preferences and target its marketing based on these preferences. IFS works closely with franchisees on local marketing efforts.

         New Store Locations. IFS believes that the location of a Domino's Store is an essential element of success. IFS intends to focus its development of the Territory on store locations which are strategically located in areas that satisfy IFS's demographic criteria. IFS will in the near term seek locations for Domino's Stores in larger cities and college towns.

         Training and Development. IFS operates a training program for store personnel and franchisees to improve store operations and the management of each franchisee's business. IFS is revising the standard Domino's training program to make it more appropriate and relevant to operations in the Territory.

         Franchise System. IFS is committed to developing a strong franchise system by attracting experienced operators and business people who adhere to IFS's high standards. To ensure consistent food quality, each franchisee must purchase all food and supplies from IFS or its approved suppliers. IFS devotes significant resources to providing its franchisees with assistance in marketing, site selection, store design and employee training.

Structure

         International Franchise Systems, Inc. was incorporated in Delaware on October 22, 1993. On December 29, 1993, Woodland and Crescent entered into a Loan and Stock Exchange Agreement pursuant to which Crescent loaned $400,000 to the Company (which at the time was wholly-owned by Woodland) and Crescent agreed to exchange 315,000 shares of its Class A Common Stock and 2,000,000 shares of its Class B Common Stock for equal amounts of the Class A Common Stock and Class B Common Stock of the Company. On June 30, 1994, the Company became a wholly-owned subsidiary of Crescent as the result of the completion of the stock exchange between Crescent and Woodland. Crescent is a public company as the result of a public offering of 80,000 shares that commenced in November, 1991. In September, 1995, Crescent issued an additional 87,402 shares of Class A Common Stock in exchange for 874,024 each of A Warrants and B Warrants and an additional 38,400 shares upon the exercise of Warrants by certain Warrantholders of the Company. The remaining Warrants expired on September 25, 1995. Woodland owns 315,000 shares of the 507,402 outstanding shares of Class A Common Stock of Crescent ("Class A Stock"). 25,000 shares of the outstanding Class A Stock are owned by Judah Wernick. See "Risk Factors - Determination of Offering Price," "Certain Transactions". Woodland also owns 2,000,000 shares of Class B Common Stock of Crescent ("Class B Stock"). The Class B Stock is convertible on a one for one basis for Class A Stock and otherwise has the same rights, including voting rights, as the Class A Stock. As a result, Woodland controls over 92% of the voting shares of Crescent. On July 25, 1994, the Company renamed its Class A Common Stock as "Common Stock" and reclassified each share of Class B Common Stock into one share of Common Stock of the Company. In addition, the Company issued 2,385,000 shares of Common Stock to Crescent in exchange for the receipt, as a capital contribution, of $250,000 of the $400,000 note payable to Crescent under the Loan and Stock Exchange Agreement.

         As a result of the capital structure of the Company and Crescent, Woodland currently has voting control of the Company and, consequently, is able to elect the Company's entire Board of Directors, determine the vote on any matter submitted for shareholder approval (including increasing the Company's authorized capital stock and authorizing any merger, sale of assets or dissolution of the Company) and generally direct the affairs of the Company. 2,000,000 of the Shares of Common Stock owned by Crescent are being registered for sale in the Concurrent Offering. If all of the shares registered in the Concurrent Offering are sold, Crescent will no longer have voting control of the Company. See "Concurrent Offering."

         The Company operates its business in the Territory primarily through DP Group. The Company conducts its real estate operations through DP Realty, a wholly-owned subsidiary of DP Group and conducts its company-owned store operations through DPGS Limited, another wholly-owned subsidiary of DP Group. Unless the context indicates otherwise, references herein to the Company include all of its operating subsidiaries.

         In the United States, the Company's executive offices are located at 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817 and its telephone number is (301) 897-4870. In the Territory, the Company's executive offices are located at Unit 10, Maryland Road, Tongwell Milton Keynes, MK15 8HF and its telephone number is 011-44-908-618222.

                                 USE OF PROCEEDS


         Neither holders of the Class A Warrants nor Class B Warrants are obligated to exercise their Warrants and there can be no assurance that Warrant holders will choose to exercise all or any of the Warrants. It is unlikely that the holders of the Class A Warrants or Class B Warrants will exercise the Warrant unless the market price of the Common Stock exceeds the exercise price of the Warrants ($5.00 in the case of the Class A Warrants and $10.00 in the case of Class B Warrants). On December 31, 1996, the closing sale price of the Company's Common Stock as reported on the NASDAQ Electronic Bulletin Board was $.625.

         In the event that all of the outstanding Class A Warrants are exercised, the net proceeds to the Company would be approximately $4,936,690 after deducting expenses payable by the Company (not including the proceeds to be derived by the Company upon exercise of the Underwriter's Unit Purchase Option).

         In the event that all of the outstanding Class B Warrants were exercised the net proceeds to the Company upon exercise of the Class B Warrants would be approximately $9,911,381 assuming that all the costs attendant to this offering have been deducted from the anticipated proceeds to be derived upon exercise of the Class A Warrants.

         There can be no assurance as to what percentage, if any, of the Class A Warrants or Class B Warrants will be exercised. The Company intends to apply the net proceeds of $14,848,071 (assuming all of the Class A Warrants and Class B Warrants are exercised following the completion of this offering) for working capital and general corporate purposes.

         In the event the Underwriters' Unit Purchase Option is exercised in its entirety, the Company would receive proceeds of $888,789 (107,732 Underwriters' Units at $8.25 per Unit). The Company intends to allocate any proceeds it may receive upon exercise of all or any portion of the Underwriters' Unit Purchase Option to working capital.

                           PRICE RANGE OF COMMON STOCK


         The Company's Common Stock is part of a Unit which includes one share of Common Stock and one Class A Common Stock Purchase Warrant and one Class B Common Stock Purchase Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock through December 31, 1996 at $5.00 per share. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock through December 9, 1999 at $10.00 per share. The Company's Units, Common Stock, and Class A and Class B Warrants are listed on the NASDAQ Electronic Bulletin Board, an inter-dealer, over-the-counter market under the symbols DOMSU, DOMS, DOMSW and DOMSZ, respectively.

         The high and low bid prices of the Units and Common Stock, as reported by NASDAQ were as follows:

          Units                                                1995

                                                  High                      Low
First Quarter
  (beginning January 11, 1995)                  $ 6 1/4                    $5 3/4
Second Quarter                                    6 3/8                     5 1/2
Third Quarter                                     7                         5 1/8
Fourth Quarter                                    6 1/2                       7/8


                                                               1996
First Quarter                                   $ 1 1/4                    $  1/2
Second Quarter                                    1 1/8                       5/8
Third Quarter                                     1 7/16                      5/8
Fourth Quarter                                    1 1/4                       1/2

Common Stock                                                  1995

                                                  High                      Low
Second Quarter
  (beginning June 23, 1995)                       $ 5                       $5
Third Quarter                                       6 1/8                    5
Fourth Quarter                                      6 1/8                      3/4


                                                              1996

First Quarter                                     $ 1 1/4                   $  1/2
Second Quarter                                      1 1/4                      1/2
Third Quarter                                       1 7/16                     5/8
Fourth Quarter                                      1 1/4                      1/2

         These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         There is no available trading information with respect to the Company's Warrants.

         As of December 31, 1996, there were 75 holders of record of the Company's Common Stock. The Company believes that there are approximately 4,275 beneficial owners of the Company's Common Stock.


                                 DIVIDEND POLICY

         The Company has never paid cash or other dividends and does not expect to pay any cash or other dividends in the foreseeable future with respect to its Common Stock. Future dividend policy will depend upon the Company's earning, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. See "Description of Securities" and "Use of Proceeds."

                                    DILUTION

         The difference between the exercise price of the Warrants and the adjusted net tangible book value per share of Common Stock after this offering, assuming exercise for cash of all Warrants (including Warrants held by certain affiliates of the Company), Underwriter's Warrants and Warrants included therein, constitutes the dilution to investors in this offering. Net tangible book value per share on any given date is determined by dividing the net tangible book value (total tangible assets less total liabilities) of the Company on such date by the number of shares of Common Stock outstanding on such date.

         At September 29, 1996, the Company had a net tangible book value of $6,753,014 or $1.00 per share, based upon 6,727,324 shares of Common Stock outstanding, without giving effect to the exercise of any of the Class A Warrants, Class B Warrants, or the Unit Purchase Option. Net tangible book value per share represents the amount of the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the exercise of all of the Class A Warrants and Class B Warrants (at exercises prices of $5.00 and $10.00, respectively), and assuming no exercise of the Underwriter's Unit Purchase Option and the underlying Class A and Class B Warrants, the pro forma net tangible value of the Company at September 29, 1996 would have been $21,601,085 or $2.43 per share. This represents an additional increase in such net tangible book value of $1.43 share to present stockholders and an immediate dilution in net tangible book value of $2.57 and $7.57 to persons exercising the Class A Warrants and Class B Warrants, respectively. To the extent that fewer than all of the Class A Warrants and Class B Warrants are exercised, such dilution will increase proportionately. Dilution per share represents the difference between the exercise price of a Warrant and the pro forma net tangible book value of the Company after the exercise of the Warrants.

         The following table illustrates the dilution which exercising Class A and Class B Warrant holders will incur and the benefit to current stockholders as result of this offering:


                                           Class A     Class B
                                          Warrants     Warrants

Exercise price per share                  $   5.00    $   10.00

    Net tangible book value
    at September 29, 1996 before
    exercise of Class A Warrants
    or Class B Warrants                       1.00         1.00

    Increase per share attributable
    to the net proceeds
    from the exercise of all of
    the Class A Warrants and Class
    B Warrants(1)                             1.43         1.43

Pro Forma net tangible book value
    per share after exercise                 2.43          2.43
                                         --------      --------

Dilution of net tangible book
    value per share                      $   2.57      $   7.57
                                         ========      ========

(1) Assumes the exercise of all of the Class A Warrants and Class B Warrants, and assumes no exercise of the Underwriter's Unit Purchase Option and the underlying Class A and Class B Warrants.


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company (1) at September 29, 1996, and (2) as adjusted to give effect to the exercise of the Class A Warrants and Class B Warrants and the application of the net proceeds therefrom assuming no exercise of the Underwriter's Unit Purchase Option.

                                                      Actual         As Adjusted
Stockholders' Equity
      $.01 Par Value,
      Common Stock - 19,000,000 Shares
      Authorized and 6,727,324 Shares Issued
      and Outstanding;  and 8,881,972 Shares
      Issued and Outstanding, as Adjusted          $    67,273       $    88,820

      Preferred Stock - $.01 Par
      Value, 1,000,000 Shares
      Authorized and No Shares
      Issued and Outstanding                                --                --

      Additional Paid-In Capital                     6,489,611        21,316,135

      Retained Earnings                                267,416           267,416

      Foreign Currency Translation
       Adjustment                                       48,541            48,541
                                                   -----------       -----------

Total Stockholders' Equity                         $ 6,872,841       $21,720,912
                                                   ===========       ===========

                             SELECTED FINANCIAL DATA

         The selected financial information set forth below has been summarized from the Company's financial statements included elsewhere in this Prospectus and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                         Fifty-two weeks                      For the Thirty-Nine
                                             Ended                                 Weeks Ended
                             December 31, 1995   January 1, 1995     September 29, 1996    October 1, 1995

INCOME STATEMENT DATA:
Revenues                        $ 17,172,389       $ 12,458,809        $ 16,535,409        $ 12,342,571
Cost of Sales                     13,378,482          9,406,524          12,151,861           9,184,074
Operating Expenses                 3,480,812          2,938,541           4,687,244           2,886,959
Operating Income (loss)              313,095            113,744            (303,696)            271,538
Net Income (loss)                                       153,022            (244,482)            323,348
Earnings (loss) per share                .06                .03                (.04)                .05
Weighted Average Shares
Outstanding                        6,165,558          4,708,365           6,727,324           6,000,889

BALANCE SHEET DATA:
                                        As  of
                      September 29, 1996     December 31, 1995
Working Capital ...        2,022,467             2,875,644
Total Assets ......       12,068,382            12,193,901
Total Liabilities .        5,195,541             5,093,497
Shareholders Equity        6,872,841             7,100,404



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         Company's Purchase of Domino's Operations in the Territory. The Company was incorporated on October 22, 1993. Tuskpride, a wholly-owned subsidiary of Domino's, was incorporated in England in March 1985. Tuskpride formed Domino's Pizza Group Limited ("DP Group") as a wholly-owned subsidiary on December 15, 1993 in connection with a reorganization of companies under Domino's control.

         On December 20, 1993, "DP Group" entered into an Asset Purchase Agreement with Tuskpride pursuant to which DP Group acquired Tuskpride's existing Domino's operations in the Territory and assumed all of Tuskpride's disclosed liabilities, other than real estate leases for Domino's Stores. The assets acquired included the rights as subfranchisor to 77 franchise agreements for Domino's Stores, assets relating to the operation of the Commissary and assets relating to the existing franchise operation. DP Group recorded the acquired assets and liabilities at Tuskpride's basis. As consideration for the acquisition, DP Group gave Tuskpride a promissory note in the amount of $550,000. This note was paid on January 17, 1995 upon the completion of the Company's initial public offering.

         On December 29, 1993, DP Group entered into the Master Agreement with Domino's (the parent corporation of Tuskpride) pursuant to which DP Group obtained the exclusive right to own, operate and franchise Domino's Stores in the Territory. The Master Agreement requires DP Group to pay Domino's an initial franchise fee of $900,000, $250,000 of which was paid upon signing of the Master Agreement and $300,000 of which was repaid on January 17, 1995 upon completion of the Company's initial public offering. The balance of $350,000 is payable in 12 quarterly installments commencing in March 1995. Also on December 29, 1993, DP Group entered in the Commissary Agreement with Domino's which gave DP Group the right to operate a commissary for Domino's Stores in the Territory.

         On December 30, 1993, the Company purchased all of the stock of DP Group from Tuskpride for (pound)1,000 ($1,500) and DP Realty, a wholly-owned subsidiary of DP Group, paid Tuskpride $50,000 for the rights to the leases and subleases for certain Domino's Stores. Neither Domino's nor Tuskpride is an affiliate of IFS.

         The acquisition of the DP Group stock has been accounted for using the purchase method of accounting. The Company acquired the assets of DP Group (through the acquisition of DP Group stock) at their fair market value and at the same time acquired liabilities with a value equal to the value of the assets. The purchase price of the DP Group stock was determined through negotiation between the Company and Tuskpride and was set at a nominal value due to the amount of the liabilities assumed in comparison to the value of the assets acquired.

         DP Group has the exclusive right to own, operate and franchise Domino's Stores in the Territory. On the date the Company acquired DP Group, its assets included the exclusive right to own, operate and franchise Domino's Stores in the Territory, the rights as subfranchisor to 77 franchise agreements for Domino's Stores, assets relating to the operation of the Commissary and assets relating to the existing franchise operation. DP Group's $550,000 promissory note payable to Tuskpride for the acquisition of the assets was assumed by IFS and paid in full on January 17, 1995. The Company also assumed DP Group's obligation to pay to Domino's the $650,000 portion of the initial franchise fee due under the Master Agreement that had not yet been paid.

         On June 30, 1994 the Company became a wholly-owned subsidiary of Crescent Capital, Inc. as the result of a share exchange between Crescent and Woodland. Woodland owns 92% of the voting stock of Crescent. Upon consummation of the Company's initial public offering, Crescent owned 81.35% of the Company's outstanding stock. Currently Crescent owns approximately 70% of the Company's outstanding stock. See "Concurrent Registration" and "Selling Stockholder."

         As of December 31, 1996, the Company has open and operating 127 Domino's Stores in the Territory, 116 of which were franchised and 11 of which were owned by IFS.

Results of Operations

         The following table sets forth selected quarterly financial information for the first three quarters of fiscal year 1996. This information is derived from unaudited financial statements of the Company and includes, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair statement of the results for such periods. The operating results for any quarter are not necessarily indicative of results for any future period.

                                   First             Second             Third
                                  Quarter            Quarter            Quarter

Revenues                        $ 4,817,461        $ 5,663,046       $ 6,018,267
Cost of Sales                     3,280,550          4,095,853         4,352,063
Operating Expenses                2,030,422          1,590,632         1,490,942
Operating Income (loss)            (493,511)            14,553           175,262
Net Income (loss)                  (498,837)            56,685           197,670
Earnings (loss) per share       $      (.07)       $       .01       $       .03
Weighted Average Shares
  Outstanding                     6,727,324          6,727,324         6,727,324

Comparison of the thirteen week period July 1, 1996 to September 29, 1996 and July 3, 1995 to October 1, 1995

         The financial information below has been summarized from the Company's financial statements included elsewhere in this Prospectus and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                        For the Thirteen Weeks
                                July 1, 1996            July 3, 1995
                                      to                    to
                               September 29,1993      October 1, 1995

Revenues                           $6,018,267          $4,576,462
Cost of Sales                       4,352,063           3,407,618
Operating Expenses                  1,490,942           1,070,880
Operating Income (loss)               175,262              97,964
Net Income (loss)                     197,670             110,951
Earnings (loss) per share          $      .03          $      .02
Weighted Average Shares
  Outstanding                       6,727,324           6,252,324

         Income for the 1996 thirteen week period was higher than the same period of 1995 due to the opening of new stores, a12% increase in existing store sales and income from the Haagen Dazs ice cream line of business. The Company opened six new franchise stores in the period. To date, the Company has opened a net of eleven new stores for the year.

         During 1995, the Company purchased three Haagen Dazs ice cream parlors. This business is seasonal and management believes that cold weather has an adverse impact on these stores' profitability. In September, the Company sold one Haagen Dazs parlor back to the Master Franchisor in the UK. The Company is attempting to divest the two other Haagen Dazs units before the end of the year. The ice cream business is influenced by cold weather and the Company anticipates losses from these two units in the fourth quarter.

         During the second quarter, the Company suspended operations and the development of the Pizzazz restaurant concept, a sit-down restaurant concept developed by Domino's for which the Company had the rights to open up to ten restaurants during a two year period. The Company opened its Pizzazz restaurant at the end of December, 1995. The Company had an agreement with a third party to sub-lease the property and assets. The Company was unsuccessful in obtaining the landlord's consent to such sub-lease. As a result, the Company incurred rental and associated expenses on the unit during the third quarter of $41,245. This loss has been included in the Company's income results. The Company has entered into negotiations with another potential sub-lessee that it believes will be acceptable to the landlord. The Company hopes to have the transaction finalized by the end of the year although there are no assurances that the sublease will be finalized or that the landlord will approve the sublease. Therefore, the Company expects to incur similar costs in the fourth quarter on this property.

Revenue
         Total revenue for the 13 week period was $6,018,267, an increase of $1,441,805 (32%) against the same period of 1995. The main constituents of this increase arose from sales at Company owned stores which increased by $823,706, royalty income, which increased by $62,822 and commissary sales, which increased by $493,350. Rental income also increased by $43,486 and other income decreased by $94,704.

         The increase in comparative sales at Company owned stores resulted primarily from the three Haagen Dazs units which were operated by the Company for only one month in the same period last year. The increase in royalty income and commissary sales resulted almost entirely from the increase in system wide sales.

Cost and Expenses
         The Company's cost of sales as a percentage of total revenue decreased by 2.1% against the same period of the previous year. However, total cost of sales expenditures increased by $944,445. The cost of sales as a percentage of commissary sales declined by 4.1% from the same period of the previous year because of improved pricing and better margins. The cost of sales as a percentage of Company owned store sales increased by 2.5% because of higher food costs and lower margins for the Haagen Dazs units as compared to the Company-owned Domino's stores. The royalty payable to Domino's increased from the prior year by 6.7%.

         Administrative and corporate increased by 1.6% ($378,817) versus the same period of the previous year. Expenses increased as a result of Haagen Dazs ($189,075), headcount additions to support the franchisees, and general costs for franchise development and shareholder support.

Income
         An operating profit of $175,262 was attained in the period against operating profit of $97,964 in the comparable period in 1995. This increase in profitability resulted from higher gross margins of $497,360 which offset higher administrative and corporate store costs of $420,062.

         Comparison of the thirty-nine week period January 1, 1996 to September 29, 1996 and January 2, 1995 to October 1, 1995

Revenue
         Total revenue for the period was $16,535,409, an increase of $4,192,838 (34%) against the same period in 1995. The main constituents of this increase arose from sales at Company owned stores, which increased by $2,059,631, royalty income, which increased by $541,356 and commissary sales, which increased by $1,392,991.

The increase in sales at Company owned stores resulted primarily from the addition of three Haagen Dazs stores which contributed $1,401,568 and the increased number of stores in operation during this period against 1996. The increase in royalty income and commissary sales resulted almost entirely from the increase in system wide sales.

Costs and Expenses
         The Company's cost of sales as a percentage of total revenue decreased by .8% against the same period of 1995. The cost of sales as a percentage of commissary sales declined by 1% from the same period of the previous year. The cost of sales as a percentage of Company owned store sales decreased by 1.8%. The royalty percentage payable to Domino's increased from the prior year by 6.7%. The Company believes that these decreases were the result of greater efficiencies achieved by the Company as a result of increased volume.

Administrative and corporate store expenses as a percentage of total revenue increased by 2.3% against the same period of the previous year. This increase is reflective of the growth of the company to support the franchisees increased costs of corporate stores including Haagen Dazs ($978,644) and personnel and shareholder support costs at the Corporate headquarters.

Income
         An operating profit of $175,262 was attained in the period against operating profit of $97,964 in the comparable period in 1995. This decrease in profitability resulted primarily from the operating losses at and closure of the Pizzazz Restaurant ($442,231) and higher administrative and corporate store costs which offset higher gross margins.

Exchange Rates
         The weighted exchange rate for the thirty-nine week period ended September 29, 1996 ($1.5383 per British pound sterling) was approximately 3% lower than the exchange rate during the comparable period in 1995 ($1.5882 per British pound sterling). This difference has the effect of reducing the Company's results by approximately 3% when expressed in U.S. dollars.

Liquidity and Capital Resources
         At September 29, 1996 the Company's working capital of $2,022,467 has been reduced by $853,177 from the end of the Company's last fiscal year. The Company's trade receivable have increased by $616,943 from the end of the year in addition to an increase in computer loans to franchisees for $116,371. The Company's receivable from related parties has decreased by $557,199 and inventories and other receivable have decreased by $461,028. The Company's current liabilities have increased as a result of increased commissary purchases. The Company believes that its working capital will be sufficient to satisfy its obligations over the next twelve months.

Fiscal Year 1995 Compared to Fiscal Year 1994
         The Company showed considerable improvement in 1995 versus 1994 as earnings improved from $153,022 to $353,379. These improvements reflect the increasing brand recognition and brand acceptance of Domino's products and the enhanced interest in franchise opportunities.

         The operating income for the core business of delivery stores and the commissary was $793,301, an improvement of $304,590 from 1994. The Company's Haagen Dazs stores incurred an operating loss of $32,674 for the four months they were owned by the Company. The Pizzazz restaurant opened on December 19, 1995 and did not recognize operating income.

         Income from the Company's Haagen Dazs line of business is seasonal. Prolonged cold weather resulted lower sales and less coverage of fixed store costs. As mentioned, the Company experienced losses in the fourth quarter and anticipates losses in the first quarter. The Company intends to take steps before the next cold weather season to try to reduce the seasonal impact on store sale.

         The Pizzazz restaurant was opened at the end of December 1995. Although the restaurant is a Domino's concept, the Company did not receive assistance from Domino's regarding store site selection, store design, menu designs, recipes, training or other items necessary to open the restaurant. The Company anticipates that it will incur losses in the first quarter of 1996, in part as a result of the post-holiday season, but also because of the need to define the concept and establish a menu/price that is favorable to customer draw.

         Both lines of business will impact the short term profitability of the Company and distort quarter to quarter net income comparisons.

Exchange Rate Variance From 1994 to 1995
         In preparing the financial information set forth below, it was necessary to convert results of operations in the Territory from British pounds to U.S. dollars. The exchange rate used in 1994 was 1.5232. For 1995, the exchange rate used was 1.5827. Consequently, solely as the result of the difference in currency exchange rates, the financial information for 1995 expressed in U.S. dollars will be inflated by approximately 3.9% when compared to the financial information for 1994 expressed U.S. dollars.

                                         US DOLLARS

                                   1995                1994

Royalty Income                 $ 2,376,305          $ 1,857,405
Franchise Fees                     251,649              146,227
Corporate Store Sales            2,970,709            1,588,483
Commissary Sales                 9,930,206            7,289,289

Total Revenues                 $16,761,031          $12,272,529
                               ===========          ===========

Other Income                       411,358              186,280
                               -----------          -----------

Total Revenues                 $17,172,389          $12,458,809
                               ===========          ===========

Interest Income                $   122,839          $    60,470
                               ===========          ===========

Revenues
         As of December 31, 1995, there were 103 Domino's Stores in operation, 93 of which were franchised and 10 of which were company-owned. Sales in U.S. dollars of all Domino's Stores in the Territory, net of value added tax, increased approximately 23% to $42.3 million in 1995 from $34.3 million in 1994. The average weekly sales of all Domino's Stores in the Territory increased by approximately 10% from average weekly sales in 1994.

         The Company's total revenue increased 38% to $17,172,389 in 1995 from $12,458,809 in 1994.

         There are several reasons for this increase in revenue. First, there was a 28% increase in royalty income, from $1,857,405 in 1994 to $2,376,305 in 1995 as the result of the increase in system-wide sales described above and an increase in the number of stores operating from 91 at the end of 1994 to 103 at the end of 1995.

         Second, as of the end of 1995, the Company was operating 10 stores compared to six at the beginning of the year. This increase in the number of Company-owned stores resulted in an increase in revenues from Company-owned stores to $2,970,709 in 1995 from $1,588,483 in 1994.

         Third, commissary sales increased by 36% in 1995 to $9,930,206 from $7,289,289 in 1994. This increase resulted from an increase in system-wide product sales and the improvement in the quality, consistency and competitiveness of commissary supplies to franchisees.

         Fourth, income arising from the sales of Corporate Stores and Franchise Fees increased 72% from $146,227 in 1994 to $251,649 in 1995. This is attributed to the incremental increase in new store openings in 1995.

         Fifth, the exchange rate variance of approximately 3.9% between 1995 and 1994 enhances the increase in all revenues by the Company because almost all of this revenue is received by the Company in UK sterling. This exchange rate variation resulted in an increase of $653,681.

         Lastly, the increases in income outlined above were partly offset by a drop in income from property, by 11% from $1,391,125 in 1994 to $1,232,162 in 1995. This decrease was due to the timing of the acquisition in December 1993. In 1994, the Company recognized four quarters of property income, plus it recognized the last quarter of 1993. Consequently, the Company had five quarters of income in 1994. The true annual-to-annual comparison shows property income was up by 11%.

         Interest income was $122,839 in 1995 and $60,470 in 1994. The most significant element of this income relates to accrued interest which became due on delinquent payments from franchisees. Interest on bank deposits formed the other constituent of the interest income.

Costs and Expenses
         The Company's cost of sales incurred in connection with commissary, equipment, corporate owned stores, rental property and franchise fees increased from $9,406,524 in 1994 to $13,378,482 in 1995. These numbers include operating expenses incurred in connection with sales of food, supplies (such as pizza boxes, napkins and sales slips) and equipment to franchisees.

         Administrative expenses were $2,938,541 for 1994 and $3,480,812 in 1995. These expenses include salaries, property rent and taxes and depreciation.

         Interest expense was $21,192 in 1994 and $82,555 in 1995. This interest expense is due almost exclusively to the interest accrued on loans from National Westminster Bank, the proceeds of which were used to finance the purchase of Company-owned stores and commissary equipment.

         The Company had an operating profit of $313,095 in 1995 as compared to $113,744 in 1994. With the addition of net interest income, the Company generated an overall net profit of $353,379 for 1995 against a net profit of $153,022 for 1994.

                       This Page Intentionally Left Blank

Liquidity and Capital Resources
         The Company's total current assets were $7,274,990 on December 31, 1995 and $7,701,421 on January 1, 1995, a decrease of $426,431 or 6%. This was mainly attributable to the purchase of fixed assets and other capital costs of $2,386,348 and loans to related parties of $1,583,557. The Company experienced an increase in trade and other receivables of $841,266, increased inventories by $75,620, and increases in prepaid expenses and accrued income, deposits and other amounts due rose by $402,616. The increase in trade receivables reflected both the increased number of stores and average store sales, the establishment of store development loans and a substantial reduction of the bad debt allowance of $279,135.

         The Company's total current liabilities were $4,399,346 on December 31, 1995 and $5,232,094 on January 1, 1995, a decrease of $892,748 or 17%. This decrease resulted primarily from the reduction of notes payable of $446,354, increasing the repayment to Domino's of $850,000, an increase of $627,827 in trade accounts payable and a $422,129 decrease in accrued expenses. Additionally, certain assets were acquired under capital leases which gave rise to a liability of $95,891 at January 1, 1996.

         The following chart represents the net funds raised and/or used in operating, financing and investment activities for both periods since inception:

                                               January 1, 1995      January 2, 1994
                                                     to                    to
                                              December 31, 1995     January 1, 1995

Net cash used in operating activities          $  (466,388)          $   244,074
Cash used in investing activities              $(4,196,045)          $  (956,013)
Cash provided by financing activities          $   694,623           $ 4,532,473

         During the fiscal year ended December 31, 1995, the Company expended $466,388 from operating activities. It had net income of $353,379 offset by increases in trade and other accounts receivable ($841,266), increases in inventories ($75,620), increases in other assets, prepaid expenses and accrued income ($126,479). This was offset by increases in trade accounts payable $627,827 and other payables of $117,191 and a decrease in accrued expenses of $422,129.

         Cash used in investing activities of $4,196,045 is primarily attributable to the expenses the Company incurred in connection with the opening of company-owned Domino's Stores, expenses incurred for motor vehicles and expenses incurred in re-equipping the commissary and for the office computer system.

         Cash provided by financing activities during the fiscal year ended December 31, 1995 was $694,623, representing the proceeds of a loan to Domino's Pizza Group from National Westminster Bank and $1,733,569 in proceeds from the stock offering. Repayments of long term debt totaled $1,446,354.

         The Company has a month-to-month lease for its U.S. office. DP Group has its principal place of business in Milton Keynes, England and leases 77 Domino's store properties. Estimated annual lease payments for each of the next five years range between approximately $1,611,728 to

$1,788,723, and are approximately $14,000,000 for all of the years combined subsequent to 2000. These lease payments are offset by subleases of Domino's store properties to franchisees.

         The Company has lease obligations under capital leases as of December 31, 1995 for the next five years ranging from $1,865 to $203,020. The net present value of the lease payments is $390,764.

         The Company's anticipated debt payment through December 31, 1996 will be approximately $267,693. In the following four years, annual principal payments are expected to be approximately $268,000, $115,000, $63,000 and $46,000.

         The Company believes that cash flow generated from operations and the net proceeds of its initial public offering will be sufficient to meet its current long-term debt obligation of $759,157 as well as additional obligations. Company is not obligated to open any more Company-owned stores by December, 1996 under the Master Agreement. In addition, the Company believes that anticipated revenues will be sufficient to meet long-term liquidity needs. However, if the Company's plans change or its assumptions or estimates prove to be inaccurate, the Company may require additional funds to achieve increased sales or, if such funds are unavailable, the Company will have to reduce its operations to a level consistent with its available funding.

Inflation
         The primary inflationary factor affecting the Company's operations is the cost of food. As the cost of food has increased, the Company has historically been able to offset these increases through economies of scale and improved operating procedures, although there is no assurance that such offsets will continue. To date, inflation has not had a material effect on the Company's operations.


                                    BUSINESS

Introduction
         In December 1993, International Franchise Systems, Inc. acquired the United Kingdom subsidiary of the U.S.-based parent company of Domino's Pizza, Inc., which included existing operations, the rights as subfranchisor to 77 franchise agreements for Domino's pizza stores ("Domino's Stores"), assets relating to the operation of a fresh pizza dough production facility and wholesale supply business (the "Commissary") and assets relating to the existing franchise operation. As of December 31, 1996, there were 127 Domino's Stores in operation in the United Kingdom (the "Territory"), 116 of which were franchised and 11 of which were owned by IFS.

The Commissary provides food supplies to virtually all Domino's Stores in the Territory. IFS is the fourth largest Domino's franchisee outside the United States and the largest Domino's franchisee in Europe.

         Domino's Stores in the Territory sell pizzas which are made primarily of fresh ingredients. The Commissary supplies Domino's Stores with fresh dough (not frozen), real mozzarella cheese, a proprietary mix of tomato sauce and spices and high quality fresh toppings. IFS has expanded their existing commissary facility with additional capacity and state-of-the-art food handling equipment. IFS plans to establish a new commissary, near its current facility in Milton Keynes, England, which will have greater capacity and the state-of-the-art food handling equipment from the existing commissary. IFS believes that this commissary will help IFS ensure that its high standards of quality and freshness are maintained as it expands in the Territory.

Business Objectives and Strategy

         IFS's objective is to move forward from being one of the leading pizza delivery chains in the Territory to becoming the dominant brand in the marketplace. To accomplish these objectives, IFS has developed a strategy designed to achieve high levels of customer satisfaction and repeat business, as well as to enhance recognition of the Domino's name and concept in the Territory. The key elements of IFS's strategy include:

         High Quality Menu. Domino's Stores offer a menu of high quality pizzas. Pizzas are prepared using fresh dough, real mozzarella cheese, a propriety mix of tomato sauce and spices and other high quality ingredients and toppings. Other menu items include garlic bread, cole slaw, ice cream and soft drinks. IFS intends to expand its menu in a limited way by offering salads and specialty pizzas in order to increase market penetration and the average revenue per order.

         Efficient Operating System. IFS believes that its operating and distribution systems, store layout and designated delivery areas result in lower operating cost, improved food quality and higher customer service. IFS's Commissary and distribution system take advantage of volume purchasing of food and supplies and provides consistency and efficiencies of scale in dough production. This eliminates the need for each store to order food from third party vendors and commit substantial labor and other resources to dough production.

         Targeted Marketing. IFS's marketing programs target the delivery area of each store, making extensive use of coupons, leaflets and direct mail promotions. IFS also uses radio to advertise its product and name. The local marketing efforts include more effective involvement with community oriented activities with sports teams, schools and other organizations. IFS is implementing an in-store computer system that will better enable it to track customer preferences and target its marketing based on these preferences. IFS works closely with franchisees on local marketing efforts.

         New Store Locations. IFS believes that the location of a Domino's Store is an essential element of success. IFS intends to focus its development of the Territory on store locations which are strategically located in areas that satisfy IFS's demographic criteria. IFS will in the near term seek locations for Domino's Stores in larger cities and college towns.

         Training and Development. IFS operates a training program for store personnel and franchisees to improve store operations and the management of each franchisee's business. IFS is revising the standard Domino's training program to make it more appropriate and relevant to operations in the Territory.

         Franchise System. IFS is committed to developing a strong franchise system by attracting experienced operators and business people who adhere to IFS's high standards. To ensure consistent food quality, each franchisee must purchase all food and supplies from IFS or its approved suppliers. IFS devotes significant resources to providing its franchisees with assistance in marketing, site selection, store design and employee training.

The Domino's Store System

         Domino's opened its first store in 1960 and today is the world's leader in pizza delivery, with over 5200 company-owned and franchised stores as of December 31, 1995. It had system-wide revenues of approximately $2.6 billion for its fiscal year ended December 31, 1995.

         Domino's has developed a pizza store format and operating system which includes a recognized design, decor and color scheme for store buildings; uniforms for store personnel; signage; service format; quality and uniformity of products and services offered; procedures for inventory and management control; a delivery system; and Domino's trademarks (collectively, the "Domino's System"). All Domino's Stores are required to be operated in accordance with the Domino's System.

         Domino's Stores feature carryout services and delivery services to customers located within a prescribed service area. The service area for each Domino's Store is established to enable the store to deliver a pizza within 30 minutes of the customer's order. Domino's Stores offer a substantially similar core menu including various types of pizza and soft drinks. In the Territory, other menu items include cole slaw, garlic bread and ice cream. Pizza accounts for the most significant amount of system-wide sales. Prices for Domino's menu items are determined by the various operators of Domino's Stores and, accordingly, may vary throughout the Territory.

Relationship With Domino's

         Master Franchise Agreement. The ongoing relationship between IFS and Domino's is governed principally by the Master Agreement. The Master Agreement requires that during the initial term, IFS shall have opened and operating a minimum number of Domino's Stores in accordance with the following yearly schedule:

Year                 Additional               Total                      Non-                         Minimum
Ended                 Delivery              Delivery                  Traditional                      Total
12/31                  Stores                Stores                    Stores(2)                       Stores
1997                     24                    149                         27                           176
1998                     22                    171                         38                           209
1999                     24                    195                         51                           246
2000                     25                    220                         66                           286
2001                     25(1)                 245                         66                           311
2002                     25(1)                 270                         66                           336
2003                     25(1)                 300                         66                           366

(1) These are non-binding target amounts of stores to be built. Actual growth requirements for these years are to be reviewed in the year 2000 and mutually agreed upon.

(2) These are non-traditional Domino's Pizza Stores, which include stores that do not provide delivery service. IFS's obligation to satisfy this schedule is contingent on the cooperation of third parties and the approval of each non-traditional store by Domino's. To date, IFS has opened two non-traditional Domino's Stores, each of which is located inside a Total gas station convenience store.

         Ten of the delivery stores opened by December 31, 1996 must be owned by IFS. A mutual review of the yearly schedule is to take place at the end of 2000. If IFS does not meet the development schedule, Domino's may terminate IFS's exclusive right to operate and franchise additional Domino's Stores in the Territory. As of December 31, 1996, IFS owned 11 stores.

         If IFS is in compliance with the Master Agreement at the expiration of the Initial Term, IFS will have the option to extend its exclusive development rights for an additional 10-year period, provided IFS and Domino's agree to a minimum development schedule for the renewal term. If after expiration of the Initial Term (or any renewal term), IFS fails to exercise its option to renew its exclusive development rights, or the parties are unable to agree to a minimum development schedule for the renewal term, then IFS would continue to have the right to operate its then-existing Company-owned Domino's Stores and to maintain and continue its rights and obligations, and act as subfranchisor, with respect to all then existing franchised Domino's Stores. In such event, IFS would generally have no further right to operate or grant franchises for additional Domino's Stores and Domino's would have the right to proceed (or the right to grant a third party the right to proceed) with further development of the Territory, subject to territorial rights granted under then existing franchise agreements.

         IFS is required to pay Domino's a one-time store opening fee for each new Domino's Store, whether Company-owned or franchised. IFS has and expects to pass the cost through to the franchisees in the case of franchised stores. In addition, IFS must pay to Domino's a monthly royalty fee equal to a certain percentage of each Domino's Store's gross sales. This royalty fee is payable to Domino's irrespective of the profitability of IFS or the Domino's Store, and irrespective of IFS's ability to collect royalties from franchisees. This royalty fee escalates each year until it reaches a maximum of 3% in 2003. IFS's payments to Domino's are to be made in U.S. dollars.

         The Master Agreement is not assignable by IFS without Domino's consent. In addition, the agreement prohibits DP Group and Colin and Gail Halpern (as indirect controlling shareholders of DP Group) from transferring control of IFS without Domino's prior written consent. For the term of the Master Franchise Agreement, DP Group and Colin and Gail Halpern are restricted from having an interest in, being employed by, advising or assisting another business in the pizza or pizza store business.

         Under certain circumstances of default by IFS under the Master Agreement, Domino's has the right to terminate the Master Agreement. If the Master Agreement is terminated, IFS would be subject to a one-year non-competition covenant in the delivery, carryout or sit-down pizza business and Domino's would have the right (but not the obligation) to purchase, at the then-current fair market value, all of IFS's rights and interests as the subfranchisor of Domino's Stores and all of the assets of each Domino's Store owned by IFS. The fair market value would be determined by mutual agreement of IFS and Domino's, or in the absence of such agreement by an appraiser. Under certain circumstances of default by Domino's under the Master Agreement, IFS has the right to terminate the agreement and continue as an independent pizza operation, including the operation of the Commissary.

         Commissary Agreement. Pursuant to the agreement with Domino's relating to the Commissary ("Commissary Agreement"), Domino's has agreed to provide IFS, on an ongoing basis, all information and materials necessary to make IFS familiar with the methods used to operate and manage a Domino's Commissary. IFS must maintain the confidentiality of such information and, subject to limited exceptions, cannot use it in any other business. The Commissary Agreement has a term co-extensive with the Master Agreement and termination and default provisions and restrictions on transfers substantially similar to those contained in the Master Agreement.

Store Locations

         As of December 31, 1996, IFS has opened and is operating 127 Domino's Stores in the Territory, 36 of which are located in greater London, one in Northern Ireland and two in the Republic of Ireland, with the remainder of the stores located throughout the United Kingdom.

Expansion

         IFS believes that the location of a Domino's Store is an essential element of success. Therefore, IFS focuses its development of the Territory on store locations which are strategically located within targeted areas. The site selection process involves an evaluation of a variety of factors, including demographics (such as population density); specific site characteristics (such as visibility, accessibility and traffic volume); proximity to activity centers (such as office or retail shopping districts and apartment, hotel and office complexes); competition in the area; construction or renovation costs, and lease terms and conditions. IFS will inspect and approve proposed sites for each Domino's Store prior to the execution of a franchise agreement or lease.

All sites are subject to the approval of Domino's and the store must generally be approved by the local planning board, which approval can take approximately six months.

         To promote restaurant growth and increase the presence of Domino's in the Territory, the Company has established a successful Dealer Development Program whereby experienced and talented franchisees who lack start-up capital can enter into the Domino's system with financial support from the Company. For those who qualify, a good faith payment of $7,500 is made by the franchisee while the Company invests the remaining capital to build and equip the restaurant. The franchisee then operates the restaurant with full responsibility for operations, marketing and financial management. The Company will sell the unit to the franchisee once the remaining capital can be raised.

         A highly innovative move was undertaken by the Company in June of 1995 with the opening of the first Domino's franchise within a gas station convenience store. Signing an exclusive agreement with Total Oil Great Britain, a subsidiary of the multinational Total Oil, the Company has generated additional product awareness by providing a phone-in/pick-up service to customers in areas where delivery is not normally offered. The test marketing period for the call-in service is concluding and the Company is in the process of negotiating a development agreement with Total Oil for the opening of additional units. Currently there are five Domino's franchises with these service stations. The Company anticipates opening three additional units during 1996.

         The Company has also entered into a similar arrangement with Alldays, a British convenience Store Company, to establish Domino's delivery stores on the premises of Alldays Stores. The Company currently is test marketing this service in three Alldays Stores.

Menu

         Domino's Stores offer a substantially similar core menu including high-quality pizza, garlic bread and soft drinks. Other menu items include cole slaw and ice cream. IFS also continuously test-markets pizzas with specialty toppings and adds those items to the regular menu if they prove popular. Pizza accounts for approximately 85% of Domino's Stores' sales in the Territory. Prices for Domino's menu items are determined by franchisees and, accordingly, may vary throughout the Territory.

Store Design

         A typical Domino's Store in the Territory ranges from 800 to 1,200 square feet and is designed to facilitate a smooth flow of food orders through the store. The layout includes specific areas for order taking and pizza preparation resulting in simplified operations, increased efficiency, and improved consistency and quality of food products. The interior of each store has a red and blue color scheme and includes a bright menu board and carryout customer area. The exterior typically includes a Domino's sign with the Domino's logo. The design for a Domino's Store must comply with specified Domino's standards and specifications which are flexible enough to allow a store to be configured to fit a wide variety of building shapes and sizes, thereby increasing the number of suitable locations.

         IFS currently estimates that once the site has been made available, approximately 60-90 days is required to open a Domino's Store. IFS currently estimates the cost of opening a Domino's Store to be between (pound)90,000 ($140,000) and (pound)120,000 ($185,000), including leasehold improvements, furniture, fixtures, equipment and opening inventories, but excluding lease payments and the franchise fee. Such estimates vary depending on the size of the proposed store and the extent of required leasehold improvements.

Delivery Service

         On average, approximately 85% of the sales made by stores in the Territory are delivered. A delivery area is designed for each store to enable the store to deliver a pizza within approximately 30 minutes of the time an order is placed, taking into consideration the least favorable driving conditions and strict compliance with all laws, regulations and rules of the road and due care and caution in the operation of delivery vehicles. Deliveries throughout the Territory are generally made on mopeds owned by the franchisee and driven by store employees. IFS provides training to franchisees on safe driving and moped safety.

Store Operations

         Store Personnel. A typical Domino's Store employs a store manager, an assistant manager and approximately 14 hourly employees, most of whom work part-time. The manager is responsible for the day-to-day operation of the store and for the maintenance of operating standards. IFS and franchisees seek to hire experienced store managers and staff and motivate and retain them by providing opportunities for advancement and performance-based financial incentives.

         Reporting and Oversight. Franchisees provide IFS with weekly reports containing certain information including the amount of royalty sales, the number of pizzas of various sizes sold and the number of pizzas that were late (pizzas are considered late if removed from the oven more than 21 minutes after an order is taken).

         IFS maintains financial, accounting and management controls for its Domino's Stores through the use of centralized accounting systems, detailed budgets and computerized management information systems, including an accounting system that provides each Domino's Store's daily sales, expenses and cash position. IFS anticipates that it will utilize the support and assistance of Domino's in developing and implementing these control systems. IFS has tested various computer systems to record and report sales and operating information. It has selected and begun installing such a system in Domino's Stores. The Company has a computer staff which installs and trains franchisees in the use of these in-store computers. The Company has also formed a user group of franchisees to facilitate feedback and to discuss new developments.

Franchise Program

         General. IFS believes that the success of the Domino's System, together with the relatively low initial capital investment per Domino's Store, will allow IFS to attract franchisees with significant business experience. IFS considers its franchisees to be a vital part of its continued growth. There can be no assurance that IFS will be able to attract a sufficient number of qualified franchisees to meet the development schedule in the Master Agreement.

         Approval. Franchisees are approved on the basis of the applicant's business background, restaurant operating experience and financial resources.

         Franchise Agreements. Each franchisee must comply strictly with the Domino's System and its standards, specifications and procedures. The franchise agreement sets forth various requirements regarding signage, equipment, menu, service, hygiene, hours of operation and communications.

         Under IFS's current standard franchise agreement, the franchisee is required to pay, at the time of signing the franchise agreement, a non-refundable fee of either (pound)8,000 ($12,260) or (pound)18,000 ($27,585), depending upon whether the franchisee is an existing franchisee or a new franchisee of Domino's Stores. Generally, a franchise agreement is executed when a franchisee secures a location. IFS's current standard franchise agreement provides for a term of 10 years (with one ten-year renewal option) and payment to IFS of a royalty fee of 5.5% of sales. The franchise agreements give IFS the right to terminate a franchisee for a variety of reasons, including a franchisee's failure to make payments when due or failure to adhere to IFS's policies and standards.

         Franchise Store Development. IFS furnishes each franchisee with assistance in selecting sites and developing stores. IFS provides its franchisees with the physical specifications for typical stores. IFS will generally present store locations to franchisees for their approval and franchisees must obtain Company approval of their store design. Each location is selected on the basis of accessibility and visibility of the site and targeted demographic factors, including population, density, income, age and traffic pattern. IFS assists in the design and planning of each store and assists the franchisee in acquiring the equipment needed for each location at competitive prices for the franchisees.

         Franchise Training and Support. Every franchisee is required to have a principal operator approved by IFS who satisfactorily completes IFS's training program. Each manager of a franchised store is also required to complete IFS's training program. Multi-unit franchisees are encouraged to hire a full-time training coordinator to train new employees for their stores. IFS maintains constant communication with its franchisees, relaying operating and marketing information and new ideas between IFS and franchisees.

         Franchise Operations. All franchisees are required to operate their Domino's Stores in compliance with IFS's policies, standards and specifications, including matters such as menu, ingredients, materials, supplies, services, fixtures, furnishings, decor and signs. Each franchisee has full discretion to determine the prices to be charged to its customers.

         Franchisee Advisory Group. IFS has instituted a Franchisee Advisory Group for the purpose of assisting IFS with the development of new ideas. The Franchisee Advisory Group is composed of up to eight members, all of whom are required to be franchisees of IFS. The members serve at the discretion of IFS and advise IFS on matters such as store design and menu, operation, marketing, safety and competition in local markets.

Purchasing; Commissary Operations

         Domino's and IFS set quality standards for all products used in Domino's Stores in the Territory. IFS provides fresh dough and substantially all of the other food products and supplies to franchisees through its Commissary. In order to ensure product quality and consistency, all stores are required to make all purchases through the Commissary or from suppliers approved by Domino's and IFS.

         IFS operates its dough production and wholesale food commissary in Milton Keynes. IFS plans to open a new, expanded commissary in the Milton Keynes vicinity. This facility will replace IFS's existing commissary. IFS operates the Commissary as a separate profit center. The Commissary negotiates purchase contracts for virtually all of the ingredients and supplies used in a Domino's Store. When possible, IFS enters into one year, fixed price contracts for products purchased for the Commissary. Certain products, such as mushrooms, are purchased at market prices due to the volatile nature of the prices of those products. The Commissary accepts bulk shipments of products and assembles the products in multi-portion containers for delivery to the stores. The Commissary produces pizza dough which it delivers fresh to the stores.

         Virtually every store orders products through the Commissary on a regular basis and is billed for their purchases. The Commissary also employs an individual who is responsible for quality control and quality assurance and an employee who is responsible for distribution. Products are delivered to stores on a daily basis in refrigerated trucks that are owned or leased by IFS.

         All of the equipment, counters and smallwares needed to open and operate a Domino's Store can be purchased from IFS. IFS also provides layout and design services and recommends contractors, signage installers and telephone systems to its franchisees. Although not required to do so, substantially all of IFS's franchisees purchase most of their equipment from IFS or specified suppliers.

Advertising and Promotion

         The franchise agreement provides that each franchisee must contribute a monthly advertising and promotion fee of 4% of its royalty sales to a fund administered by IFS to be used for advertising, sales promotion and public relations. IFS is responsible for using the proceeds of the advertising fund to develop and implement advertising and promotional plans, materials and activities on behalf of the Domino's Stores in the Territory. All advertising, promotional plans, materials and activities are subject to Domino's approval.

         IFS's principal method of promotion is through leaflets which are distributed to the homes and places of business within each store's service area. These leaflets generally announce promotional prices, new menu items or include special coupons. The leaflets are generally designed by IFS and can be customized by each store. The customizing is facilitated through the use of a single print shop which provides printing services to IFS and the franchisees. IFS also uses local radio and cable television for advertising.

         IFS has started to install an in-store computer system in the franchisee stores. This system provides data which enables IFS to better track information such as location of customers, the frequency with which each customer orders and the response to a particular coupon or other promotion. IFS believes the system will enable IFS to do better target marketing, improve the effectiveness of its marketing and reduce the cost of its marketing effort.

Trademarks

         IFS is authorized to use such trademarks, service marks and such other marks as Domino's may authorize from time to time for use in connection with Domino's Stores (collectively, the "Domino's Trademarks"). Domino's has represented to IFS that to the best of its knowledge, Domino's owns all of the rights, title and interests to the Domino's Trademarks used by IFS. Any events or conditions that negatively affect the Domino's Trademarks could have a material adverse effect on IFS.

Foreign Currency and Exchange

         IFS converts United States dollars, as needed, into British Pounds for use in the Territory. Revenues from operations in the Territory will be maintained in pound-denominated accounts, although they may be freely converted into foreign currencies, at then-current official exchange rates, for purposes of paying for foreign goods, payment of royalties and for repatriation of profits. IFS anticipates that it will leave a substantial portion of the profits of its operation, if any, in the Territory for use in its business. There are presently no limitations on IFS's ability to repatriate profits. The exact amount of profits, if any, that IFS repatriates at a given time will depend on, among other factors, IFS's financial condition, results of operations and capital requirements. IFS will be subject to risks from exchange rate fluctuations. IFS may seek to limit its exposure to the risk of currency fluctuations by engaging in hedging or other transactions.

United States and United Kingdom Income Taxes

         Pursuant to United States tax laws, if IFS's subsidiaries organized under the laws of the United Kingdom are not engaged in business in the United States, such subsidiaries will not be subject to United States taxation. Any earnings of these United Kingdom subsidiaries, when paid to IFS (or, in certain cases, deemed paid, even though not distributed, under certain technical provisions of the Internal Revenue Code), would be included by IFS for United States Federal income tax purposes. However, IFS would receive a credit against Federal income tax liability that otherwise would result from any deemed or actual distributions from its United Kingdom subsidiaries, for any United Kingdom corporate taxes paid by such United Kingdom subsidiaries on these distributions, as well as for any United Kingdom dividend and royalty withholding taxes imposed directly on IFS. Because the United Kingdom corporation tax rate (presently 35 percent of taxable income) is the same as the United States corporate tax rate, IFS does not anticipate being subject to significant United States Federal income tax on either distributed or undistributed earnings of its United Kingdom subsidiaries.

         Under United Kingdom tax law, when a United Kingdom corporation pays a dividend to a shareholder, it must also pay an advance corporate tax (referred to herein as "ACT") with respect to that dividend. The ACT is presently set at 25% of the net amount of the dividends paid (which is equivalent to 20% of the sum of the dividend plus the ACT). The paying corporation can normally apply the ACT it pays with respect to dividends paid by it in any accounting period as a credit against its corporation tax liability for the accounting period. To the extent that the ACT cannot be fully applied as such a credit, any unapplied amount may be carried back six years or carried forward indefinitely.

         Under the combined effect of current U.K. tax law and the current U.S.-U.K. Tax Treaty relating to income and capital gains taxes, if IFS's U.K. subsidiary pays it a dividend, IFS will receive in addition to the dividend a tax credit equal to one-half of the ACT paid by the subsidiary with respect to that dividend. Subject to a U.K. withholding tax calculated as a percentage of the aggregate of the dividend received and such tax credit, which the treaty limits, in the case of a dividend paid to a U.S. corporation holding not less than 10% of the subsidiary's voting stock, to no more than 5%.

Pizza Business in the U.K.; Competition

         Pizza has proved to be a particular success in the U.K. Although there are several large pizza operators in the U.K., the market is fragmented with well over 2,000 small units. The Company believes that the two largest operators in the Territory are Pizza Hut with approximately 100 stores and Perfect Pizza with approximately 200 stores dedicated to home delivery. Pizza Hut is jointly owned by PepsiCo and Whitbread.

         IFS also competes for qualified franchisees with many other business concepts, including international, national and regional restaurant chains such as McDonalds, Kentucky Fried Chicken and Burger King. There can be no assurance that IFS will be able to attract a sufficient number of qualified franchisees to satisfy its obligations under the Master Agreement.

Employees

         As of February 7, 1997, IFS employed 172 persons of whom 104 were store employees, 38 were corporate personnel and 30 were employed in IFS's Commissary and distribution center. Most store employees work part-time and are paid on an hourly basis. None of IFS's employees is covered by a collective bargaining agreement.

Government Regulation

         IFS is subject to various British, European and local laws affecting its business. Each of IFS's stores is subject to licensing and regulation by a number of governmental authorities, which include health, safety, sanitation, building and fire agencies in the municipality in which the store is located. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the opening of a new store in a particular area. The Commissary and distribution facility are licensed and subject to regulation by national and local health and fire codes, and the operation of its trucks is subject to certain regulations. IFS is also subject to environmental regulations, but these have not had a material effect on IFS's operations.

         IFS is subject to British and European Community regulation that regulate the franchiser-franchisee relationship. These regulations limit, among other things, the duration and scope of non-competition provisions, exclusive territories and restrictions on sources of supply.

         IFS's store operations are also subject to British, European Community and local laws governing such matters as wages, working conditions, citizenship requirements and overtime. Significant numbers of IFS's hourly personnel are paid at rates related to the minimum wage and, accordingly, further increases in the minimum wage could increase IFS's labor costs. New European Community regulations could materially increase IFS's and franchisees' cost of operations.

Properties

         In the Territory, IFS maintains its place of business at Unit 10, Maryland Road, Tongwell, Milton Keynes in the U.K. The leased space is approximately 20,000 square feet and houses both DP Group's administrative offices and the Commissary.

         DP Realty Limited, a wholly-owned subsidiary of DP Group, has a total of 88 leases. DP Realty Limited enters the lease on new properties as a service for the franchisees to achieve longer rent obligations. The Company then subleases the store space to the franchisee. This practice allows the Company to ensure the franchisee maintains the image of the brand. DP Realty Limited obtains a markup on the sublease to cover the administrative costs. The Company currently subleases 79 of the 88 properties to franchisees. The revenues generated from the subleases in 1995 were $1,232,162.

         The Company and IFS have a one-year lease for their U.S. office that expires on June 30, 1997 and is renewable on a month-to-month basis thereafter. The total rent payable by the Company and IFS during the term of the lease is approximately $7,400.

Legal Proceedings

         The Company is not a party to any litigation or governmental proceedings that management believes would result in judgments or fines that would have a material adverse effect on the Company.

                             PRINCIPAL STOCKHOLDERS

         The table below sets forth certain information, as of the date of this Prospectus, and as adjusted to reflect the sale of shares of Common Stock offered by this Prospectus, regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, and (iii) all directors and executive officers as a group. On September 29, 1996, there were 6,727,324 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.

                                        Amount and Nature of                Percent Beneficially   Percent Beneficially
Names and Addresses of                  Amount and Nature of                Owned Prior to         Owned Following the
Beneficial Owner(1)                     Beneficial Ownership(2)             Offering               Offering (3)

Crescent Capital, Inc.(4)(5)                    4,700,000                    69.86%                   52.92%

H. Michael Bush                                       -0-                        0%                       0%

Gerald Halpern                                        -0-                        0%                       0%

Colin Halpern                                         -0-                        0%                       0%

Melvin F. Lazar (6)                                10,000*                       *

Robert P. Flack (6)                                10,000*                       *

Kenneth R. Franklin (6)                             0,000*                       *                         *

Franklen M. Abelman (6)                            10,000*                       *                         *

All directors and officers
  as a group (6 persons)                           40,000*                       *                         *

----------------------

*    Less than 1%

                                       44


(1) The address of Crescent Capital Inc. and Messrs. Bush, Lazar, Flack, Franklin and Abelman and the Halperns is c/o International Franchise Systems, Inc., 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20877.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the date of this prospectus statement upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Prospectus have been exercised.

(3) Does not include (i) the issuance of 107,724 shares of Common Stock to Patterson Travis upon exercise of the Underwriter's Unit Purchase Option and 215,448 shares of Common Stock to Patterson Travis upon exercise of the class and Class B Warrants underlying the units issuable upon exercise of Underwriter's Unit Purchase Option.

(4) Woodland Limited Partnership, a limited partnership of which Woodland Group is the General Partner, owns approximately 92% of Crescent's issued and outstanding shares of Common Stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Ms. Nancy Gillon and one-third by Mrs. Gail Halpern. Gail Halpern is the wife of Colin Halpern. Jay Halpern and Nancy Gillon are the children of Gail and Colin Halpern. By reason of their indirect ownership of approximately 76% of the outstanding stock of Crescent, Mr. Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares owned by Crescent. However, Mr. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities. Crescent, or its pledgees, donees, transferees or other successors in interest, is on whose behalf 2,000,000 shares are being offered in the Concurrent Offering. If all the shares offered in the Concurrent Offering are sold, Crescent will own approximately 30.4% of the Common Stock outstanding. See "Concurrent Registration of Common Stock."

(5) On December 18, 1992, the SEC directed by Order that an investigation be made into possible violations of certain of the federal securities laws, including laws dealing with manipulation and false disclosure, by a number of named individuals and entities, with respect to the securities of seven issuers, including Crescent, and other unnamed issuers. The investigation of Crescent was initiated prior to the time current management became affiliated with Crescent. To date, no actions have been brought against Crescent or, insofar as the Company is aware, its previous management.

(6) Includes 10,000 Shares of Common Stock issuable upon exercise of options granted under the Company's Non-Employee Director Stock Option Plan.

                     CONCURRENT REGISTRATION OF COMMON STOCK

         Concurrently with this Offering, 2,000,000 shares of Common Stock (the "Selling Stockholders' Shares") have been registered by the Company under the Securities Act of 1933, as amended, on behalf of Crescent, the Company's majority stockholder, or its pledgees, donees, transferees or other successors in interest, pursuant to a Selling Stockholder Prospectus included within the Registration Statement of which this Prospectus forms a part. The Company will not receive any of the proceeds from the sale of the Selling Stockholder's Shares. It is anticipated that such shares will be offered and sold from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.





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                                       46

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                                       47

                                   MANAGEMENT

Directors and Executive Officers

         Officers and Directors are elected on an annual basis. The present terms for each director will expire at the next meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors. The directors and executive officers of the Company and their respectful positions are as follows:

          Name                                 Position

          H. Michael Bush                      Acting President/Chief Financial
                                               Officer and Secretary

          Gerald Halpern                       Executive Vice President, and
                                               Director

          Colin Halpern                        Chairman of the Board

          Melvin F. Lazar                      Director

          Robert Pace Flack                    Director

          Kenneth Ronald Franklin              Director

          Franklen Myles Abelman               Director


         H. Michael Bush has served as Chief Financial Officer and Secretary since joining the Company in November 1995. Since June 1996, Mr. Bush has also served as Acting President. Prior to joining the Company, Mr. Bush worked at Mobil Oil Corporation. He served at Mobil in various financial capacities from 1980 through November 1995, including Manager of Financial Analysis, Controls and Joint Venture Reporting and Senior Tax Planning Advisor. From 1976 through 1980, Mr. Bush worked at Unisys. Mr. Bush is a certified public accountant.

         Gerald Halpern, age 63, has served as Executive Vice President and Director of the Company since December 1993. Since April, 1991, he has served as Treasurer of Chinese Pompano, Inc., a fast food restaurant and delivery company, and is responsible for financial planning and development. Mr. Halpern served as Executive Vice President of Courter & Co., a mechanical contracting firm from 1988 to 1990. Mr. Halpern also served for 11 years as President of DRC Industries. Gerald Halpern and Colin Halpern are brothers.

         Colin Halpern, age 59, has served as Director of the Company since December 1993. From December 1993 through May 1996, he served as President of the Company. He also currently serves as President, Secretary, Treasurer and Director of Crescent Capital, Inc., Executive Vice President and Director of Lafayette Industries, Inc., a manufacturer of store fixtures, and President, Chief Executive Officer, and Chairman of the Board of Directors of NPS Technologies Group, Inc., an inactive company. He has held these positions since July 1994, January 1992 and August 1983, respectively. Crescent Capital, Inc., Lafayette Industries, Inc. and WPS Technologies Group, Inc. are Public Companies. Mr. Halpern also serves as a Director of Red Hot Concepts, a public company that operates certain restaurants in the United Kingdom and Australia. From 1985 to the present, Mr. Halpern has also served as the Chairman of Universal Service Corp. Mr. Halpern was formerly the President and Chief Executive Officer of DRC Industries, Inc., a company which, from November, 1975 through October, 1985, had a Budget Rent-A-Car master license agreement for the New York metropolitan area, including LaGuardia and John F.
Kennedy Airports.  Mr. Halpern is the brother of Gerald Halpern.

         In June 1991, the SEC sought and received, and NPS Technologies Group, Inc. ("NPS") consented to the entering of, an order against NPS and its officers and employees that required NPS to file certain periodic reports with the SEC that had not been timely filed and permanently restrained and enjoined NPS and such officers and employees from failing to file in proper form with the SEC accurate and complete reports required to be filed by NPS pursuant to the rules and regulations of the SEC. Mr. Halpern is the President and Director of NPS, which is currently inactive. Since June, 1991, certain of NPS' reports have not been timely filed by NPS and other reports have not been filed in proper form. The SEC has taken no further action against NPS or any of its officers and employees.

         Melvin F. Lazar, age 56, has been an outside Director of the Company since December 1993. Mr. Lazar is the founding partner of Lazar, Levine & Company, a New York City CPA firm which is in its twenty-sixth year of operation. Mr. Lazar received a Bachelor of Business Administration degree from The City College of New York in 1960. He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and is currently serving on the NYSSCPA Committee on Cooperation with Stock Exchanges and Investment Bankers as well as the Committee on Cooperation with Financial Media. Mr. Lazar has been licensed in the State of New York as a Certified Public Accountant since 1964. Mr. Lazar specializes in both litigation support services and assisting companies with merger and acquisition activities. He has assisted companies with funding requirements including venture, equity and debt financing and has serviced public and privately owned companies for over thirty years. He is also a director of Red Hot Concepts, Inc.

         Robert Pace Flack, age 58, has served as a director of the Company since February, 1995. Since December 1995, he has served as Chief Executive Officer, President and Director of Kona Restaurant Group, Inc., a Company in which Woodland, the majority stockholder of Crescent, has a 65.54 ownership interest. He is also currently serving as a management consultant for business development and for the food service industry as a director of Business Development Services, a private company. From June 1989 to December 1994, Mr. Flack has held several positions and most recently served as the President and Chief Executive Officer of Sonic Industries, a NASDAQ listed, fast service, drive-in restaurant chain with over 1,300 outlets, 90% of which are franchised.

He has served in senior management positions with several restaurant companies including El Chico Corporation (NASDAQ), Pizza Inn, Inc. (AMEX) and Village Kitchen Foods, Inc. Mr. Flack is a member of the National Restaurant Association and the International Franchise Association. Mr. Flack is also a director of Red Hot Concepts, Inc. and of Lincoln National Bank, Oklahoma.

         Kenneth Ronald Franklin, age 64, has served as a director of the Company since February 1995. For the past 15 years, Mr. Franklin has served as President of Franchise Developments, Inc., a consulting firm which assists start-up and existing franchisors, both public and privately owned, to structure, design and implement franchise programs. Mr. Franklin sits on the Board of Advisors of many of the companies for which he provides these services. Mr. Franklin has conducted seminars nationally and has been a featured speaker on franchising operations for numerous organizations including the International Franchise Association, Small Business Administration and Management Centre Europe. In the past, he has owned various franchised operations and currently is the owner of an Arby's franchise in St. Louis, Missouri. Mr. Franklin is a director of Safe Systems, Inc.

         Franklen Myles Abelman, age 54, has served as a director of the Company since February, 1995. Mr. Abelman is currently serving as Regional General Counsel for British American Tobacco. From 1992 through 1995, Mr. Abelman has served as an independent consultant in franchising, distribution and business development to entities involved in international development, particularly with respect to operations in the Far East, Europe and the Middle East. His clients include public and privately owned companies and franchise operations such as Roasters Corporation (for which he served as Vice President - International Development through 1995), Foodmaker, Carvel, Dairy Queen, Pepsico, Inc., Medvest and Brown and Williamson. From 1983 to 1992, Mr. Abelman was employed by Pepsico, Inc. and served as Vice President and General Counsel of Kentucky Fried Chicken International where he was responsible for managing the legal department and franchising operations of the Company's international division in 65 countries. Mr. Abelman is a director of Perfect Delivery, Inc. and of Foodco International, Ltd., both private companies. Mr. Abelman is also a director of Red Hot Concepts, Inc.

Director Compensation

         Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. No-Employee directors receive an annual fee of $5,000 and a fee of $1,000 per meeting. The Company reimburses each such Director for all reasonable expenses incurred by him in attending meetings. In addition, non-employee directors of the Company are eligible to participate in the Company's 1995 Non-Employee Stock Option Plan, pursuant to which each non-employee director is automatically granted, on the first business day following the day of each annual meeting of stockholders of the Company, an option to purchase 10,000 shares of Common Stock.

         In July, 1995, Messrs. Lazar, Franklin and Abelman were issued options to purchase 10,000 shares each at an exercise price of $6.50 per share pursuant to the Company's 1995 Non-Employee Director Stock Option Plan. The options are exercisable from July, 1996 through July 2005. In July 1996, Messrs. Lazar, Franklin and Abelman were issued options to purchase 10,000 shares each at an exercise price of $_________ per share pursuant to the Company's 1995 Non-Employee Director Stock Option Plan. The options are exerciseable from _____ through ______________.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the aggregate cash compensation to be paid by the Company on an annualized basis for the fifty-two weeks ended December 31, 1995 to those executive officers whose salary and bonus exceeded $100,000 and the Chief Executive Officer.

                                                                                                Long-Term Compensation
                                      Annual Compensation                                             Awards

Name and                                                           Other Annual      Restricted      Securities     All Other
Principal                            Salary          Bonus        Compensation(1)       Stock        Underlying    Compensation
Position                 Year         ($)             ($)               ($)          Award(s)($)     Options(#)        ($)

Colin Halpern            1996        96,000            0                 0                 0              0             0
Chairman                 1995        96,000            0             56,043(1)                            0             0

Gerald Halpern           1996        72,000            0                 0                 0              0             0
Executive Vice           1995        72,000            0             34,814                0              0             0
President

H. Michael Bush          1996       100,000          20,000              0                 0              0             0
Acting President

         (1) For Colin Halpern, includes $20,691 car allowance and $32,760 housing allowance. For Gerald Halpern, includes $19,214 car allowance and $15,600 housing allowance. Where no amount is given, the dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

         (2) The named executive officer's total annual salary and bonus did not exceed $100,000.


Stock Option Grants

         H. Michael Bush was granted an Incentive Stock Option for 15,000 shares at $1.25 per share as of March 8, 1996.

Stock Option and Incentive Plan

         In order to attract, retain and motivate employees (including officers) and directors who perform substantial services for or on behalf of the Company, the Company adopted the Stock Option and Incentive Plan (the "Stock Plan" or the "Plan").

         Pursuant to the Stock Plan, officers and key employees of the Company are eligible to receive awards of stock options (with or without limited stock appreciation rights) and directors are eligible to receive awards of non-qualified stock options (with or without limited stock appreciation rights). Options granted under the Stock Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQSOs"). Limited Stock Appreciation Rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs) at any time during its term.

         The Company has reserved 400,000 shares of the Common Stock for issuance of awards under the Stock Plan (subject to anti-dilution and similar adjustments). During the duration of the plan the maximum number of shares as to which stock options may be granted under the plan to any eligible person is 15% of the aggregate number of shares which may be issued under the plan. There are additional limitations as to the number of ISOs granted which become exercisable for the first time in any one calendar year.

         The Stock Plan is administered by a committee (the "Committee"), established by the Company's Board of Directors, the composition of which will at all times satisfy the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Stock Plan, the Committee determines the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Committee also determines the terms, provisions and kind of consideration payable (if any), with respect to awards. In addition, the Committee has sole discretionary authority to interpret the Stock Plan and to adopt rules and regulations related thereto. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Committee shall take into account the contribution to the management, growth and/or profitability of the business of the Company by the respective persons and such other factors as the Committee shall deem relevant.

         An option may be granted on such terms and conditions as the Committee may approve, and generally may be exercised for a period of up to 10 years from the date of grant. Generally, options will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Stock Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to "Ten Percent Stockholders" (as defined in the Stock Plan). The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price or by a combination thereof.

         An option shall be exercisable at such time or times as the Committee, in its discretion, shall determine, except that no stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a "Ten Percent Employee", as defined in the Stock Plan) from the date of the grant. The Stock Plan contains special rules governing the time of exercise in the case of death, disability or other termination of employment and also provides for acceleration of the exercisability of options upon certain events involving a change in control of the Company.

         The Company's Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, unless approved by the holders of a majority of the issued and outstanding securities of the Company entitled to vote, to the extent required by the Securities Exchange Act of 1934, as amended, no such change may (i) materially increase the aggregate number of shares as to which options may be granted under the Plan (except for adjustments provided for in the Plan to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares),
(ii) materially increase the benefits accruing to optionees, or (iii) materially modify the requirements as to eligibility for participation in the Plan. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee.


Personal Liability and Indemnification of Directors

         The Company's Articles of Incorporation and Bylaws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indmenity of directors and other persons. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

         Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the Company does not currently maintain a liability insurance policy for the benefit of its directors although the Company may attempt to acquire such insurance in the future. The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. Although no directors have resigned or have threatened to resign as a result of the Company's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

         The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violation of the federal securities laws.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or behalf of the Company (i.e., shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the Company does not currently provide such insurance to its directors, and there is no guarantee that the Company will provide such insurance to its directors in the near future although the Company may attempt to obtain such insurance.

         These provisions diminish the rights of action previously available to shareholders. They do so by eliminating a theory upon which most claims for damages against a director of the Company may be maintained by shareholders on their own behalf and on behalf of the Company and afford indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. In addition, the Company does not presently have directors liability insurance and there is no assurance that the Company will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions. Consequently, the Company may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the Company is forced to bear the costs for indemnification, the value of the Company's stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is contrary to public policy and, therefore, is unenforceable.

Employment Agreements

         Mr. Colin Halpern served as President of the Company pursuant to an employment agreement which commenced as of August 1, 1994 and ended on January 31, 1996. Mr. Halpern continues to receive an annual salary of $96,000 and an annual car and housing allowance of approximately $21,000 and $33,000 respectively.

         Mr. Bush has been Acting President of the Company since June 1996. Mr. Bush receives an annual salary of $100,000 payable in equal monthly installments.

         The Company has not entered into a Employment Agreement with Mr. Gerald Halpern effective August 1, 1994. Mr. Halpern receives a base annual salary of $72,000 payable in equal monthly installments. The employment agreement provides for salary increases and bonuses as the Board of Directors of the Company shall determine. The employment agreement also contains a covenant not to compete that extends for a period of one year after termination. Pursuant to the employment agreement, Mr. Halpern is required to devote such portion of his business time as may be reasonably required by the Company's Board of Directors.


                              CERTAIN TRANSACTIONS

Transactions with Affiliates

         The Company has entered into several transactions with affiliates. The Company believes that the terms of the transactions with affiliates are on terms at least as favorable as could have been obtained from unaffiliated third parties. The Company will require that in the future, transactions with affiliates will continue to be made on terms the Company believes are at least as favorable as those obtainable from unaffiliated third parties.


Woodland Limited Partnership

         Woodland Limited Partnership ("Woodland") is a partnership controlled by members of Mr. Colin Halpern's family. Woodland owns approximately 92% of the outstanding voting stock of Crescent, the holder of approximately 70% of the voting stock of the Company. See "Concurrent Registration of Common Stock." Mr. Halpern is the President and sole director of Crescent. Through its ownership of the stock of Crescent, Woodland is able to control the election of directors and any other matter submitted for shareholder approval.


Advances to Crescent Capital, Inc.

         The Company has advanced funds from time to time to Crescent. As of December 31, 1995 the total amount due to the Company from Crescent for funds advanced was $1,369,261. The funds were advanced on a short-term basis and are non-interest bearing. As of September 29, 1996, Crescent owed $1,109,697 to the Company.

Advances to Red Hot Concepts, Inc.

         Red Hot Concepts, Inc. ("Red Hot"), a company controlled by Woodland, has the right to develop certain restaurant concepts in the United Kingdom. Mr. Halpern is the President of Red Hot. The Company has advanced funds from time to time on behalf of Red Hot. As of December 31, 1995 and 1994, the total amount due to the Company from Red Hot for funds advanced was $183,635 and $60,011 respectively. The funds were advanced on a short-term basis and are non-interest bearing. As of September 29, 1996, no funds were due to the Company by Red Hot.


Advances to Colin Halpern

         The Company has advanced funds from time to time to Mr. Halpern.



                            DESCRIPTION OF SECURITIES

Common Stock


         The Company is authorized to issue 19,000,000 shares of Common Stock, $.01 par value per share, of which 6,727,324 are issued and outstanding as of September 29, 1996. The holders of Common stock have no preemptive and other subscription rights and the Common Stock has no redemption, sinking fund or conversion provisions. There are presently no plans to pay dividends with respect to the shares of Common Stock. Upon liquidation, dissolution or winding-up of the Company, after payment of creditors and the holders of any senior securities of the Company, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments.

         Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. All of the shares of Common Stock currently issued and outstanding are, and the shares of Common Stock to be issued upon consummation of this offering, when paid for in accordance with the terms hereof, will be, fully paid and nonassessable.

Warrants

         As of the date of this Prospectus, the Company has 1,077,324 Class A Warrants and 1,077,324 Class B Warrants outstanding.

Class A Warrants

         Each Class A Warrant entitles the holder to purchase on (1) share of Common Stock at a price of $5.00 per share until June 30, 1997. Each Class A Warrant is redeemable by the Company for $.01 per Warrant, at any time, upon thirty (30) days prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ QTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $10.00 per share for any ten
(10) trading days within a period of thirty (30) consecutive trading days ending within five (5) days prior to the date of the notice of redemption. Upon thirty
(30) days written notice to all holders of Class A Warrants, the Company shall have the right, subject to compliance with Rule 13e-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13e-4, along with appropriate suspension of Warrant exercises, and a post-effective amendment to this Registration Statement, to reduce the exercise price and/or extend the term of the Class A Warrants.

Class B Warrants

         Each Class B Warrant entitled the holder to purchase one (1) share of Common Stock at a price of $10.00 per share for a period of five (5) years which commenced December 9, 1994. Each Class B Warrant is redeemable by the Company for $.-01 per Warrant, at any time, upon thirty (30) days prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $15.00 per share for any ten (10) trading days within a period of thirty (30) consecutive trading days ending within five (5) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holder of Class B Warrants, the Company shall have the right, subject to compliance with Rule 13e-4, along with appropriate suspension of Warrant exercises, and a post-effective amendment to this Registration Statement under the Securities Exchange Act of 1934 and the filing of Schedule 13e-4, to reduce the exercise price and/or extend the term of the Class B Warrants.


                        SHARES AVAILABLE FOR FUTURE SALE
Rule 144

         A significant number of shares of Common Stock currently outstanding are, and the shares of Common Stock issued upon the exercise of stock options currently outstanding may be "restricted securities" as that term is defined in Rule 144 promulgated under the securities Act and may, under certain circumstances, be sold without registration pursuant to Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the 1933 Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person that is not an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements.

         The holder(s) of the Unit Purchase Option has certain demand registration rights with respect to the securities underlying such option. Additionally, shares of Common Stock purchased on exercise of the Class A and Class B Warrants or the Unit Purchase Option may be tradeable without restriction and qualification requirements. The sale or availability for sale of substantial amounts of Common Stock and/or Warrants in the public market subsequent to this Offering pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The availability of Rules 144 to the holders of restricted securities would be conditioned upon, among other factors, the availability of certain public information concerning the Company.

         No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the Common stock pursuant to Rule 144 may adversely affect the market price of the Common Stock or the Warrants.


                              PLAN OF DISTRIBUTION

The securities offered hereby are being offered directly by the Company pursuant to the terms hereof. No underwriter is being utilized in connection with this offering.

         The Company has agreed to pay to Patterson Travis a fee of eight percent (8%) upon the exercise of each Warrant provided that (i) the market price of the Company's shares of Common Stock on the date the Warrant is exercised is greater than the Warrant exercise price; (ii) the exercised of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"); (iii) the Warrant was not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the sale and exercise of the Warrants; (v) soliciting the exercise is not in violation of Rule 10-b-6 under the Securities Exchange Act of 1934 ("Exchange Act") and (vi) solicitation of the exercise is in compliance with the NASD (Notice to Member 81-389 September 22, 1991)).

Warrant Agent

         The Warrant Agent for the offering is Jersey Transfer & Trust Company. All deliveries and correspondence sent to the Warrant Agent relating to the offering should be directed to the following address:

                    Jersey Transfer and Trust Co.
                    201 Bloomfield Avenue
                    P.O. Box 36
                    Verona, NJ 07044



                                  LEGAL MATTERS

         The legality of the securities offered and certain legal matters relating to the Offering hereby will be passed upon for the Company by Reed Smith Shaw & McClay. Jay L. Halpern, an associate with Reed Smith Shaw & McClay, is a shareholder of Woodland Group Corporation, the General Partner of Woodland Limited Partnership. Woodland Limited Partnership owns approximately 92% of the outstanding stock of Crescent.


                                     EXPERTS

         The financial statements of the Company as of January 2, 1994, January 1, 1995 and December 31, 1995 included in this Prospectus have been audited by Moore Stephens, P.C., independent certified public accountants, whose report has been included herein in reliance upon the authority of such accounting firm as experts in accounting and auditing.

INTERNATIONAL FRANCHISE SYSTEM, INC.
INDEX


Independent Auditor's Report.................................................F-1

Consolidated Balance Sheet at December 31, 1995........................F-2..F-3

Consolidated Statements of Operations for the fifty-two weeks ended
December 31, 1995 and January 1, 1995.......................................F-4

Consolidated Statements of Stockholders' Equity for the
period January 2, 1994 to December 31, 1995 ................................F-5

Consolidated Statements of Cash Flows for the fifty-two weeks ended
December 31, 1995 and January 1, 1995 .................................F-6  F-7

Notes to Consolidated Financial Statements ...........................F-8  F-17


Independent Auditor's Report ..............................................F-18

Consolidated Balance Sheet as of January 2, 1994 ....................F-19  F-20

Consolidated Statement of Operations for the period December 30, 1993 to January 2, 1994 ........................................................F-21

Consolidated Statement of Shareholders' Equity s of January 2, 1994 ...... F-22

Consolidated Statement of Cash Flows for the period ended
December 30, 1993 to January 2, 1994 ................................F-23  F-24

Notes to Consolidated Financial Statements ..........................F-25  F-32


Condensed Consolidated Balance Sheet as of September 29, 1996
[Unaudited] .........................................................F-33  F-34

Condensed Consolidated Statements of Operations
for the three month periods July 1, 1996 to September 29, 1996 and July 3, 1995 to October 1, 1995 and for the
nine month periods January 1, 1996 to September 29, 1996 and
January 2, 1995 to October 1, 1995 [Unaudited] ............................F-35

Condensed Consolidated Statement of Stockholders' Equity
for the nine month period January 1, 1996 to
September 29, 1996 [Unaudited] ............................................F-36

Condensed Consolidated Statements of Cash Flows for the
nine month periods January 1, 1996 to September 29, 1996
and January 2, 1995 to October 1, 1995 [Unaudited] ........................F-37

Notes to Condensed Consolidated Financial Statements ......................F-38

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of International Franchise Systems, Inc.


     We have audited the accompanying consolidated balance sheet of International Franchise Systems, Inc. and its subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two fifty-two week periods ended December 31, 1995 and January 1, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Franchise Systems, Inc. and its subsidiaries as of December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two fifty-two week periods ended December 31, 1995 and January 1, 1995, in conformity with generally accepted accounting principles.




                                                 MOORE STEPHENS, P.C.
                                              Certified Public Accountants.

Cranford, New Jersey
March 25, 1996

INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1995.
--------------------------------------------------------------------------------

Assets:
Current Assets:
   Cash and Cash Equivalents                                       $   839,915
   Cash - Restricted                                                   200,000
   Trade Accounts Receivable [Net of Allowance of $199,183]          1,697,548
   Other Receivables                                                   565,708
   Franchisee Loans                                                    696,917
   Inventories                                                         621,408
   Prepaid Expenses and Accrued Income                                 469,116
   Due from Officer                                                    134,151
   Due from Related Parties                                          1,666,896
   Deposits                                                            383,331
                                                                   -----------

   Total Current Assets                                              7,274,990

Property and Equipment:
   Equipment, Office Fixtures and Furnishings                        1,752,927
   Equipment and Motor Vehicles Under Capital Leases                   508,869
   Leasehold Improvements                                              861,294
   Motor Vehicles                                                      292,646
                                                                   -----------

   Total - At Cost                                                   3,415,736
                                                                   -----------

   Accumulated Depreciation:
     Equipment, Office Fixtures and Furnishings                        311,514
     Equipment and Motor Vehicles Under Capital Leases                  75,813
     Leasehold Improvements                                             71,446
     Motor Vehicles                                                    223,296
                                                                   -----------

     Total Accumulated Depreciation                                    682,069

   Property and Equipment - Net                                      2,733,667
                                                                   -----------

Other Assets:
   Master Franchise Agreement - Net                                    936,000
   Consulting Agreements - Net                                         827,707
   Rights to Store Leases - Net                                         83,359
   Store Franchise Agreement - Net                                      75,273
   Store Development Costs - Net                                       104,419
   Start-up Costs - Net                                                146,916
   Goodwill - Net                                                       11,570
                                                                   -----------

   Total Other Assets                                                2,185,244
                                                                   -----------

   Total Assets                                                    $12,193,901
                                                                   ===========


The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1995.
--------------------------------------------------------------------------------


Liabilities and Stockholders' Equity:
Current Liabilities:
   Trade Accounts Payable                                               $ 3,109,445
   Accrued Expenses                                                         574,534
   Other Payables and Accrued Interest                                      259,597
   Obligations Under Capital Leases                                         188,077
   Current Portion of Long-Term Debt                                        267,693
                                                                        -----------

   Total Current Liabilities                                              4,399,346
                                                                        -----------

Long-Term Liabilities:
   Long-Term Debt                                                           491,464
   Obligations Under Capital Leases                                         202,687
                                                                        -----------

   Total Long-Term Liabilities                                              694,151
                                                                        -----------

Commitments and Contingencies                                                    --
                                                                        -----------

Stockholders' Equity:
   $.01 Par Value, Preferred Stock, 1,000,000 Shares Authorized,
     No Shares Issued and Outstanding                                            --

   $.01 Par Value, Common Stock - 19,000,000 Shares
     Authorized and 6,727,324 Shares Issued and Outstanding                  67,273

   Additional Paid-in Capital                                             6,489,611

   Retained Earnings                                                        511,898

   Cumulative Foreign Currency Translation Adjustment                        31,622
                                                                        -----------

   Total Stockholders' Equity                                             7,100,404
                                                                        -----------

   Total Liabilities and Stockholders' Equity                           $12,193,901
                                                                        ===========




The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                 Fifty-two weeks ended
                                            December 31,          January 1,
                                              1 9 9 5               1 9 9 5
Revenue:
   Sales by Company-Owned Stores           $  2,970,709         $  1,588,483
   Commissary Sales                           9,930,206            7,289,289
   Royalty Sales                              2,376,305            1,857,405
   Rental Income                              1,232,162            1,391,125
   Franchise Fees                               251,649              146,227
   Other Operating Income                       411,358              186,280
                                           ------------         ------------

   Total Revenue                             17,172,389           12,458,809
                                           ------------         ------------

Cost of Sales:
   Company-Owned Stores                       1,997,917            1,290,438
   Food, Packaging and Distribution           9,517,104            6,584,997
   Rental Operations                          1,161,510            1,346,559
   Other Operating Expenses                     701,951              184,530
                                           ------------         ------------

   Total Cost of Sales                       13,378,482            9,406,524
                                           ------------         ------------

   Gross Margin                               3,793,907            3,052,285

Administrative Expenses                       3,480,812            2,938,541
                                           ------------         ------------

   Operating Income                             313,095              113,744
                                           ------------         ------------

Other Income [Expense]:
   Interest Income                              122,839               60,470
   Interest Expense                             (82,555)             (21,192)
                                           ------------         ------------

   Total Other Income                            40,284               39,278
                                           ------------         ------------

   Income Before Income Taxes                   353,379              153,022

Income Taxes                                         --                   --
                                           ------------         ------------

   Net Income                              $    353,379         $    153,022
                                           ============         ============

Earnings Per Share                         $        .06         $        .03
                                           ============         ============

Weighted Average Number of
    Shares Outstanding                        6,165,558            4,708,365
                                           ============         ============


The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                          Cumulative
                                                                                           Foreign
                                       Common Stock           Additional                   Currency          Note         Total
                                  Number of                     Paid-in       Retained    Translation     Receivable   Stockholders'
                                   Shares        Amount         Capital       Earnings    Adjustments      For Stock      Equity

Balance - January 2, 1994         2,315,000   $ 1,503,150    $     6,850    $     5,497   $       968    $(1,500,000)   $    16,465

  Issuance of Common Stock
    to Crescent Capital, Inc.     2,385,000        23,850        226,150             --            --             --        250,000
  Assignment of Note
    Receivable for Stock to
    Crescent Capital, Inc. and
    Renaming and Reclassing
    Class A Common Stock
    and Class B Common
    Stock into Common Stock
    Par Value $.01                       --    (1,480,000)       (20,000)            --            --      1,500,000             --
  Sale of Common Stock to
    Public [Net of Offering
    Costs of $883,673]            1,017,681        10,177      3,609,388             --            --             --      3,619,565
  Foreign Currency
    Translation Adjustment               --            --             --             --        49,736             --         49,736
  Net Income for the
    fifty-two weeks
    ended January 1, 1995                --            --             --        153,022            --             --        153,022
                                -----------   -----------    -----------    -----------   -----------    -----------    -----------

  Balance - January 1,
    1995                          5,717,681        57,177      3,822,388        158,519        50,704             --      4,088,788

  Sale of Common Stock to
    Public [Net of Offering
    Costs of $44,855]                59,643           596        176,554             --            --             --        177,150
  Issuance of Common
    Stock                           237,500         2,375        347,625             --            --             --        350,000
  Issuance of Common
    Stock                           237,500         2,375        472,625             --            --             --        475,000
  Issuance of Common
    Stock                           475,000         4,750      1,895,250             --            --             --      1,900,000
  Additional Offering Costs
    in Connection with Sale
    of Stock to Public                   --            --       (224,831)            --            --             --       (224,831)
  Foreign Currency
    Translation Adjustment               --            --             --             --       (19,082)            --        (19,082)
  Net Income for the
    fifty-two weeks ended
    December 31, 1995                    --            --             --        353,379            --             --        353,379
                                -----------   -----------    -----------    -----------   -----------    -----------    -----------

  Balance - December 31,
    1995                          6,727,324   $    67,273    $ 6,489,611    $   511,898   $    31,622    $        --    $ 7,100,404
                                ===========   ===========    ===========    ===========   ===========    ===========    ===========

Foreign Currency Translation

The functional currency for the Company's foreign operations is the British pound sterling. The translation from British pound sterling into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are included in stockholders' equity. Equity transactions denominated in British pound sterling have been translated into U.S. dollars using the effective rate of exchange at date of issuance.

The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                 Fifty-two weeks ended
                                                              December 31,     January 1,
                                                                1 9 9 5         1 9 9 5
Operating Activities:
   Net Income                                                 $   353,379    $   153,022
   Adjustments to Reconcile Net Income to
     Net Cash [Used for] Provided by Operating Activities:
     Depreciation and Amortization                                562,030        292,495
     Bad Debts                                                   (279,135)      (207,050)
     [Gain] Loss on Disposal of Property and Equipment             (6,049)        25,038

   Changes in Assets and Liabilities:
     [Increase] Decrease in:
       Trade Accounts and Other Receivables                      (841,266)      (793,257)
       Inventories                                                (75,620)      (280,811)
       Prepaid Expenses and Accrued Income                       (126,479)      (812,523)
       Other Assets                                              (376,137)       (14,034)

     Increase [Decrease] in:
       Trade Accounts Payable                                     627,827      1,220,472
       Accrued Expenses                                          (422,129)       478,179
       Other Payables and Accrued Interest                        117,191        182,543
                                                              -----------    -----------

   Net Cash - Operating Activities                               (466,388)       244,074
                                                              -----------    -----------

Investing Activities:
   Purchase of Property and Equipment and Capitalized Costs    (2,386,348)      (892,524)
   Proceeds on Disposal of Property and Equipment                  67,600         39,763
   Advances to Officer                                            (93,740)       (40,411)
   Advances to Related Parties                                 (1,583,557)       (62,841)
   Increase in Restricted Cash                                   (200,000)            --
                                                              -----------    -----------

   Net Cash - Investing Activities                             (4,196,045)      (956,013)
                                                              -----------    -----------

Financing Activities:
   Proceeds in Escrow from Sale of Common Stock                        --      4,503,238
   Proceeds from Sale of Common Stock                           1,733,569             --
   Proceeds from Long-Term Debt                                   503,299        114,241
   Repayment of Long-Term Debt                                 (1,446,354)       (54,553)
   Capital lease Payments                                         (95,891)       (30,453)
                                                              -----------    -----------

   Net Cash - Financing Activities                                694,623      4,532,473
                                                              -----------    -----------

Effect of Exchange Rate Changes on Cash                            (5,499)        34,011
                                                              -----------    -----------

   Net [Decrease] Increase in Cash and Cash Equivalents        (3,973,309)     3,854,545

Cash and Cash Equivalents - Beginning of Periods                4,813,224        958,679
                                                              -----------    -----------

   Cash and Cash Equivalents - End of Periods                 $   839,915    $ 4,813,224
                                                              ===========    ===========


The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                      Fifty-two weeks ended
                                                                     December 31,  January 1,
                                                                       1 9 9 5       1 9 9 5
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the periods for:
     Interest                                                       $   152,755   $     9,110
     Taxes                                                          $        --   $        --

Supplemental Disclosures of Non-Cash Investing and Financing:
   Assignment of Note Receivable for Common Stock to Crescent       $        --   $(1,500,000)
   Issuance of 950,000 Shares in Connection Consulting Agreements   $   943,750   $        --
   Equipment Under Capital Lease                                    $   303,236   $        --


The Accompanying Notes are an Integral Part of These Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


[1] Organization and Business

Corporate Structure - International Franchise Systems, Inc. ["IFS"] was incorporated in Delaware on October 22, 1993. IFS owns 100% of the stock of Domino's Pizza Group Limited ["DP Group"], a United Kingdom corporation headquartered in Milton Keynes, England. DP Group owns 100% of the stock of DP Realty Limited ["DP Realty"], DPGS Limited ["DPGS"] and Livebait Limited ["Livebait"], each a United Kingdom corporation with headquarters at Milton Keynes, England.

IFS is a subsidiary of Crescent Capital, Inc. ["Crescent"], a publicly-held corporation.

Description and Nature of Business - The principal purpose of IFS and its wholly-owned subsidiaries [collectively referred to as the "Company"] is to be a holding company for the exclusive right to own, operate and franchise Domino's Pizza Stores in the U.K., Northern Ireland and the Republic of Ireland [the "Territory"]. The Company's multi-national operations include the ownership and operation of Domino's Pizza Stores, the sale of commissary food products, supplies and equipment to franchisees and the development of new franchises. Additionally, the Company is engaged in the Haagen Dazs ice cream parlor business and has opened a "Pizzazz" restaurant which sells Domino's pizzas and pastas in a traditional restaurant. As of December 31, 1995, there were 103 stores operating, 93 of which were franchised and 10 were Company-owned. As of January 1, 1995, there were 91 stores operating, 85 of which were franchised and 6 were Company-owned.

[2] Summary of Significant Accounting Policies

Prior Year Data - Certain prior year data has been reclassified to conform to the December 31, 1995 presentation.

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

Accounts Receivable - Substantially all accounts receivable are due from franchisees for commissary and equipment purchases and royalties. Credit is extended based on an evaluation of the franchisee's financial condition. The Company has a security interest in the franchise stores and their assets as collateral. The Company considers their accounts receivable to be fully secured.

Inventories - Inventories, which consist primarily of food products and equipment for resale to franchises, are stated at the lower of cost, determined by the first-in, first-out basis or market value.

Property and Equipment and Depreciation - Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the improvements.

Master Franchise Agreement - The Master Franchise Agreement ["MFA"] is stated at cost which includes associated professional costs. One-third of the cost of the MFA has been allocated to the exclusive development rights under the MFA and is being amortized over a ten-year period. The remaining two-thirds of the cost of the MFA has been allocated to the right to operate as sub-franchisor in the Territory and is being amortized over a twenty-year period. Amortization expense for the fifty-two weeks ended December 31, 1995 and January 1, 1995 is $72,000 and $72,000, respectively [See Note 11A].

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #2
--------------------------------------------------------------------------------


[2] Summary of Significant Accounting Policies [Continued]

Consulting Agreements - The Company has entered into various consulting agreements which are amortized over the life of the agreements. Amortization expense for the fifty-two weeks ended December 31, 1995 and January 1, 1995 was $116,043 and $-0-, respectively.

Rights to Store Leases - The rights to store leases are stated at cost and are being amortized over a ten-year period [the average length of the remaining term under the leases] under the straight-line method. Amortization expense for the fifty-two weeks ended December 31, 1995 and January 1, 1995 is $5,000 and $5,000, respectively.

Store Franchise Agreement - The Store Franchise Agreement represents the cost of the franchise fees paid for corporate-owned stores. The cost of the franchise fees range from $4,650 to $12,400 per store. These costs are amortized over the term of the franchise agreements, which is ten years. Amortization expense for the fifty-two weeks ended December 31,1995 and January 1, 1995 is $2,874 and $-0-, respectively.

Store Development Costs - Store development costs, which represent certain expenses incurred before a new facility opens, including design and construction costs, are amortized on a straight-line basis over three years. Amortization expense for the fifty-two weeks ended December 31, 1995 and January 1, 1995 is $14,140 and $3,535, respectively.

Start-up Costs - Start-up costs related to the opening of company-owned stores, which primarily include labor, are capitalized. These costs are amortized over a two year period. Amortization for the fifty-two weeks ended December 31, 1995 and 1994 was $9,469 and $-0-, respectively.

Goodwill - Goodwill represents the excess of the price paid for a corporate store over the fair value attributed to the assets acquired, and is being amortized using the straight-line method over ten years. Amortization expense for the fifty-two weeks ended December 31, 1995 and January 1, 1995 is $851 and $-0-, respectively.

Revenue Recognition - Revenue from commissary sales and company-owned store sales is recognized upon shipment of products. Franchise fees consist of initial franchise fees which are recognized in income when the Company has substantially completed its obligations under the franchise agreement. This generally occurs upon the opening of a franchise location at which time the Company has completed its obligation to assist with the location and design of the new store and the training of staff. Royalty income is earned on sales by franchisees and is recognized as revenue when the related sales are made. Rental income, which consists of rent paid under subleases [See Note 5] is recognized ratably over the lease period.

Advertising Expenses - The Company is paid a fee of 4% of royalty sales by franchisees, which amount must be spent on the franchise's behalf for various advertising programs. The Company believes that the fees should not be included in revenue because they are required to expend the fees collected on behalf of franchisees.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #3
--------------------------------------------------------------------------------



[2] Summary of Significant Accounting Policies [Continued]

Concentrations of Credit Risk

[A] Cash - The Company currently has approximately $472,000 on deposit at National Westminster Bank, Plc, a U.K. bank. The U.K. does not have federal insurance on balances maintained in banks. The Company also currently maintains deposits with a financial institution in the United States that are $477,816 in excess of the maximum amounts insured by the Federal Depository Insurance Corporation. At December 31, 1995, the Company had pledged $200,000 as collateral for a letter of credit issued on behalf of a related party. The Company was released from this pledge in 1996. This cash is reflected as restricted on the balance sheet.

[B] Receivables - The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

Earnings Per Share - Earnings per share of common stock is based on the weighted average number of common shares outstanding for the period presented. Common stock equivalents are included in the computation when their effect is considered dilutive.

Foreign Currency Translation - Balance sheet amounts denominated in British pound sterling have been translated into U.S. dollars using the year end rate of exchange. Operational results denominated in British pound sterling have been translated into U.S. dollars using the average yearly rate of exchange. Equity transactions denominated in British pound sterling have been translated into U.S. dollars using the effective rate of exchange at date of issuance.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3] Other Assets

Other assets, at December 31, 1995, consists of the following:

                                                                          Accumulated
                                                                          Amortization
                                                        Cost           December 31, 1995           Net
Master Franchise Agreement                         $     1,080,000     $       144,000    $        936,000
Consulting Agreements                              $       943,750     $       116,043    $        827,707
Rights to Store Leases                             $        93,359     $        10,000    $         83,359
Store Franchise Agreement                          $        78,147     $         2,874    $         75,273
Store Development                                  $       122,094     $        17,675    $        104,419
Start-up Costs                                     $       156,385     $         9,469    $        146,916
Goodwill                                           $        12,421     $           851    $         11,570

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #4
--------------------------------------------------------------------------------

[4] Long-Term Debt

Long-term debt consists of the following:
                                                              December 31,
                                                                 1 9 9 5
Note Payable to Domino's Pizza International,
   Inc. for the Master Franchise Agreement                     $233,333
Loans Payable to National Westminster Bank                      525,824
                                                               --------

Total                                                           759,157
Less:  Current Portion                                          267,693
                                                               --------

   Long-Term                                                   $491,464
                                                               ========

The note payable to Domino's Pizza International, Inc. for the master franchise agreement was originally for $650,000 of which $300,000 was paid on January 17, 1995 and $350,000 is payable in installments of approximately $29,000 for twelve consecutive quarters beginning on January 1, 1995. Interest at the rate of 8% per annum payable on the installment dates. Installment payments of approximately $117,000 were made as of December 31, 1995.

The Company has various loans payable to National Westminster Bank ["NatWest"] of $525,824 at December 31, 1995. The loans are payable over terms of 3 to 5 years in aggregate monthly installments of approximately $12,500. Interest on one loan is 9.75% per annum while the other loans bear interest at the bank's base rate plus 3%. The bank's base rate at December 31, 1995 was 6.75%. The obligations to NatWest are secured by all of the assets of DP Group and DPGS. Additionally, the President of the Company has personally guaranteed these obligations to a maximum of approximately $39,000.

The following are maturities of long-term debt for each of the next five years:

December 31,
    1996                                            $       267,693
    1997                                                    267,693
    1998                                                    114,795
    1999                                                     63,040
    2000                                                     45,936
                                                    ---------------

    Total                                           $       759,157
    -----                                           ===============

[5] Leases

The Company is the lessee of motor vehicles and equipment under capital leases expiring in various years through 2000. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets held under capital leases is included in depreciation expense.

Following is a summary of property held under capital leases:

                                                          1 9 9 5

Equipment and Motor Vehicles                         $        508,869
Less:  Accumulated Depreciation                               (75,813)
                                                     ----------------

   Total                                             $        433,056
                                                     ================

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #5
--------------------------------------------------------------------------------


[5] Leases [Continued]

Minimum future lease payments under capital leases as of December 31, 1995 for each of the next five years and in the aggregate are:

Year Ended
December 31,                                                 Amount

    1996                                               $       203,020
    1997                                                       184,512
    1998                                                        34,736
    1999                                                         3,465
    2000                                                         1,865
    Subsequent to 2000                                              --
                                                       ---------------

    Total Minimum Lease Payments                               427,598
    Less:  Amount Representing Interest                        (36,824)

    Present Value of Net Minimum Lease Payment         $       390,764
                                                       ===============

Interest rates on capitalized leases vary from 3% to 8% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

The Company has a one-year operating lease for its U.S. office that expires on June 30, 1996.

The Company leases land and buildings, office equipment and motor vehicles under operating leases expiring in various years through 2016.

The Company leases store properties directly, through DP Realty, and then subleases the properties to franchisees. At December 31, 1995, the Company had operating leases for approximately 77 stores with periods ranging from 10 to 42 years, of which 74 were also subject to subleases to the franchisees. The subleases are for an initial ten year period, consistent with the franchise period, with a subsequent ten year renewal period. Total minimum future rental income, as shown below, from subleases to be received in the future under non-cancelable subleases assumes the subleases are for the initial ten year period only, although the Company believes that the franchises will exercise the renewal option on substantially all subleases.

Minimum future rental payments and sublease rental income under non-cancelable operating leases and subleases, respectively, having remaining terms in excess of one year as of December 31, 1995 for each of the next five years and in the aggregate are as follows:

                                             Operating
Year ending                                    Leases           Subleases
December 31,
    1996                                  $     1,788,723  $      1,627,378
    1997                                        1,743,477         1,726,006
    1998                                        1,714,420         1,726,006
    1999                                        1,680,834         1,719,554
    2000                                        1,611,728         1,692,314
    Subsequent to 2000                         13,843,064         8,081,611
                                          ---------------  ----------------

    Total Minimum Future Rentals          $    22,382,246  $     16,572,869
                                          ===============  ================

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #6
--------------------------------------------------------------------------------


[5] Leases [Continued]

Rent expense for the fifty-two weeks ended December 31, 1995 and January 1, 1995 was $1,734,697 and $1,432,242, respectively. The rental income received on subleases for the fifty-two week ended December 31, 1995 and 1994 was $1,232,162 and $1,391,125, respectively.

[6] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards ["SFAS"] No. 107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet classifications as of December 31, 1995:

                                                 Carrying           Fair
                                                  Amount            Value

Long-Term Debt                             $        491,464  $       491,464
                                           ================  ===============

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, trade receivables and trade payables and related party and officer advances, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of long-term debt is estimated based on discounting expected cash flows at current rates at which the Company could borrow funds with similar remaining maturities.

[7] Related Party Transactions

Woodland Limited Partnership ["Woodland"] is a partnership controlled by members of Mr. Colin Halpern's family. Mr. Halpern is the Chairman of the Board, Chief Executive Officer and President of the Company. At December 31, 1995, $114,000 was due from Woodland for funds advanced by the Company. These funds are to be repaid on a short-term basis and are non-interest bearing.

Woodland was the holder of 315,000 shares of Class A Common Stock of the Company. In connection with the issuance of 2,000,000 shares of Class B Common Stock, the Company accepted a note receivable for $1,500,000 from Woodland at 8% per annum. As a result of the recapitalization of IFS, this note receivable was transferred to Crescent [See Notes 1 and 9].

Pursuant to the terms of a Loan and Exchange of Stock Agreement [the "Agreement"], dated as of December 29, 1993, by and among IFS, Crescent and Woodland, these parties to the agreement were obligated to enter into an exchange of stock [the "Exchange"] whereby Woodland would exchange all of the issued and outstanding securities of IFS, consisting of 315,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock for 315,000 shares of Crescent's Class A Common Stock and 2,000,000 shares of Crescent's Class B Convertible Common Stock. The exchange was completed on June 30, 1994.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #7
--------------------------------------------------------------------------------


[7] Related Party Transactions [Continued]

Pursuant to the terms of the Agreement, IFS received $400,000 from Crescent to be repaid upon the later of (i) ninety [90] days from December 29, 1993, or (ii) in the event the Exchange did not occur, ninety [90] days after the Exchange was last scheduled to occur. Interest was to accrue at a rate of 8% per annum; however, no interest was accrued for the first forty-five [45] days of the loan, provided the loan was paid in its entirety on or prior to the 45th day following the stock purchase closing date. The loan was secured by (i) a pledge by IFS of all of the issued and outstanding stock of DP Group, a wholly-owned subsidiary, and (ii) a pledge by Woodland of all of the issued and outstanding stock of IFS. Upon issuance of the shares to Crescent on July 25, 1994, Crescent contributed $250,000 of its note receivable from the Company as a capital contribution to the Company [See Note 9].

As of December 31, 1995, Crescent owns 4,700,000 shares, or approximately 70%, of IFS's outstanding stock. As a result of the capital structures of the Company and Crescent, Woodland has indirect voting control of the Company and, consequently, can elect the Company's entire Board of Directors, determine the vote on any matter submitted for shareholder approval [including increasing the Company's authorized capital stock and authorizing any merger, sale of assets or dissolution of the Company], and, generally, direct the affairs of the Company.

The Company has advanced funds to Crescent. These funds are to be paid on a short-term basis and are non-interest bearing. At December 31, 1995, the total amount due to the Company from Crescent was $1,369,261. In February 1996, $850,000 was repaid.

The Company has advanced funds to Red Hot Concepts, Inc. and its subsidiaries ["Red Hot"]. Mr. Halpern is the President of Red Hot. At December 31, 1995, the total amount due to the Company for funds advanced is $183,635. These funds are to be repaid on a short-term basis and are non-interest bearing. The Company charges a management fee to Red Hot for administrative services. For the fifty-two weeks ended December 31, 1995 and January 1, 1994, this management fee was $36,000 and $-0-, respectively. The Company has also pledged funds as collateral for a letter of credit issued on behalf of Red Hot. The Company was released from this pledge in 1996 [See Notes 2 and 11E].

The Company has advanced funds to Mr. Halpern. At December 31, 1995, the total amount due to the Company is $134,151. In February, $75,000 was repaid. This amount is being offset through reimbursements due to Mr. Halpern.

[8] Provision for Income Taxes

Pursuant to United States tax laws, if the Company's subsidiaries organized under the laws of the United Kingdom are not engaged in business in the United States, profits of such subsidiaries will not be subject to United States taxation, until distributed as dividends. However, the Company would receive a credit against federal income tax liability that would otherwise result from any distributions from its subsidiaries for any United Kingdom corporate taxes paid by its United Kingdom subsidiaries on these distributions, as well as for any United Kingdom dividend and royalty withholding taxes imposed directly on the Company.

The Company has approximately $1,120,000 of net operating losses, which can be used to offset future United Kingdom taxable income arising in the same trade. Under the United Kingdom tax provisions, there is no time limit for the utilization of net operating losses. No deferred tax asset has been established as the United Kingdom Inland Revenue have yet to agree to the amount of the losses carried forward, and realization of any deferred tax asset cannot be determined at December 31, 1995.

IFS files an unconsolidated United States federal income tax return. There is no income tax provision due to a net loss carryforward by IFS. At December 31, 1995, IFS had a deferred tax asset, attributable to their United States net operating loss, of approximately $163,000 which was offset by a valuation allowance of approximately $163,000, related to this asset.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8
--------------------------------------------------------------------------------

[9] Stock Transactions

On July 25, 1994, the Company renamed its Class A Common Stock, par value $.01 per share to Common Stock, and reclassified each share of the class of Class B Common Stock, par value $.75, into one share of Common Stock of the Company. In addition, the Company issued 2,385,000 shares of Common Stock to Crescent and assigned the note receivable from Woodland in the amount of $1,500,000 to Crescent in exchange for the receipt, as a capital contribution, of $250,000 of a $400,000 note payable due Crescent in connection with the Loan and Exchange of Stock Agreement [See Note 7].

On December 30, 1994, the Company completed the first phase of the initial public offering [the "Offering"] of its common stock. The Company sold 1,017,681 units, each unit consisting of one share of common stock and two common stock purchase warrants, at an initial public offering price of $5 per unit. Net proceeds from the Offering [after deducting the underwriting discounts of $585,167 and expenses of $883,673] were $3,619,565. On January 17, 1995, the
Company sold an additional 59,643 units. Net proceeds from these additional units [after deducting the underwriting discounts of $76,210 and expenses of $44,855] were $177,150. Additional costs relating to the Offering of $224,831 were paid during 1995 reducing paid-in capital.

As of December 31, 1995, there were 1,077,324 Class A warrants and 1,077,324 Class B warrants outstanding. Holders of each Class A warrant are entitled to purchase one share of common stock at $5.00 per share for a period of eighteen months commencing September 1994. Holders of each Class B warrant are entitled to purchase one share of common stock at $10.00 per share for a period of five years commencing December 1994. No warrants were exercised during the fifty-two week periods ended December 31, 1995 or January 1, 1995.

On May 12, 1995, the Company issued 237,500 shares of common stock valued at $350,000 in connection with entering a four year consulting agreement [See Note 11D].

On June 5, 1995, the Company issued 237,500 shares of common stock valued at $475,000 in connection with entering a five year consulting agreement [See Note 11D].

During October 1995, the Company issued 475,000 shares of common stock valued at $1,900,000 in connection with entering a five year consulting agreement [See
Note 11D]. The Company received proceeds of $1,781,250 in connection with this transaction.

[10] Foreign Operations

During the fifty-two week periods ended December 31, 1995 and January 1, 1995, earnings from the Company's foreign subsidiaries totaled $721,909 and $368,969, respectively. A summary of financial information for the Company's foreign operations as of December 31, 1995 is as follows:

Assets                                               $      8,578,405

Liabilities                                          $      4,820,922

Company's Investment in Foreign Subsidiaries         $      1,981,016

[11] Commitments and Contingencies

[A] Master Franchise Agreement - The relationship between the Company and Domino's Pizza International, Inc. ["Domino's"] is governed principally by the MFA. The MFA requires that during the 10-year period ending December 2003, the Company shall open and operate a minimum number of Domino's pizza stores in accordance with a yearly schedule. A mutual review of the yearly development schedule is to take place at the end of 1999. If the Company does not meet the development schedule, Domino's may terminate the Company's exclusive right to operate and franchise additional Domino's stores in the Territory.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #9
--------------------------------------------------------------------------------



[11] Commitments and Contingencies [Continued]

[A] Master Franchise Agreement [Continued] - If the Company is in compliance with the MFA at the expiration of the initial term, the Company will have the option to extend its exclusive development rights for an additional 10-year period, provided the Company and Domino's agree to a minimum development schedule for the renewal term. If after expiration of the initial term [or any renewal term], the Company fails to exercise its option to renew its exclusive development rights, or the parties are unable to agree to a minimum development schedule for the renewal term, then the Company would continue to have the right to operate its then existing Company-owned Domino's Stores and to maintain and continue its rights and obligations, and act as subfranchisor, with respect to all then existing franchised Domino's Stores. The Company would generally have no further right to operate or grant franchises for additional Domino's Stores and Domino's would have the right to proceed [or the right to grant a third party the right to proceed] with further development of the Territory, subject to territorial rights granted under then-existing franchise agreements.

The Company is required to pay Domino's a one-time store opening fee for each new Domino's Store, whether Company-owned or franchised. The Company expects to pass this cost through to the franchisees in the case of franchised stores. In addition, the Company must pay to Domino's a monthly royalty fee equal to a certain percentage of each Domino's Store's gross sales. This royalty fee is payable to Domino's irrespective of the profitability of the Company or the Domino's Store, and irrespective of the Company's ability to collect royalties from franchisees. The Company's payments to Domino's are to be made in United States dollars.

Under certain circumstances of default by the Company under the MFA, Domino's has the right to terminate the MFA. If the MFA is terminated, the Company would be subject to a one-year non-competition covenant in the delivery, carryout or sit-down pizza business and Domino's would have the right [but not the obligation] to purchase, at the then-current fair market value, all of the Company's rights and interests as the subfranchisor of Domino's Stores and all of the assets of each Domino's Store owned by the Company. The fair market value would be determined by mutual agreement of the Company and Domino's, or in the absence of such agreement by an appraiser. Under certain circumstances of default by Domino's under the MFA, the Company has the right to terminate the agreement and continue as an independent pizza operation, including the operation of the fresh pizza dough production facility and wholesale business [the "Commissary"].

[B] Store Lease Agreement - On December 30, 1993, DP Realty, a wholly-owned subsidiary of IFS, entered into a Store Lease Agreement with Domino's and Tuskpride Limited ["Tuskpride"], a predecessor of one of IFS's subsidiaries, and a Store Lease Trust Agreement with Tuskpride. Pursuant to these two agreements, DP Realty has the right to require Tuskpride to transfer to DP Realty any or all of its rights as lessee under leases executed by Tuskpride and various landlords for substantially all of the Domino's Stores [the "Leases"], and any or all of its rights as sublessor under subleases executed by Tuskpride and franchisees for substantially all of the franchised Domino's Stores [the "Subleases"]. DP Realty paid Tuskpride $50,000 for the rights to the Store Leases and Store Subleases.

The Store Lease Agreement requires DP Realty to apply all money received under any of the subleases to the lessee's financial obligation under the corresponding leases. DP Group has guaranteed DP Realty's obligations under the Store Lease Agreement and DP Realty and DP Group have agreed to indemnify Domino's, but not Tuskpride, for any liability and costs it may incur in connection with these agreements. DP Realty was also obligated to use reasonable efforts to keep Tuskpride solvent through December 1995.

INTERNATIONAL FRANCHISE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #10
--------------------------------------------------------------------------------


[11] Commitments and Contingencies [Continued]

[C] Employment Agreement - In August 1994, the Company entered into an employment agreement with its President for a salary of $96,000 per year. The initial term of the agreement expired on January 31, 1996. The Company has entered into an extension of the agreement until December 31, 1997. The salary may be adjusted at the discretion of the Board's Compensation Committee depending on the Company's performance. There are no bonus or stock option awards.

[D] Consulting Agreements - In May, June and October 1995, the Company entered into three consulting agreements with terms of 4, 5 and 5 years respectively, issuing 950,000 shares of common stock as compensation for these agreements [See
Note 9]. Consulting expense of $943,750 will be amortized over the terms of these agreements. The Company will also be responsible for out-of-pocket expenses incurred and a monthly advisory fee. During the year ended December 31, 1995, the Company recognized $116,043 of consulting expense related to these agreements.

[E] Pledged Collateral - The Company has pledged $200,000 as collateral for a letter of credit issued on behalf of a related company. The Company was released from this pledge in 1996 [See Notes 2 and 7].

[F] Haagen Dazs Agreement - In August 1995, the Company entered into an agreement with an unrelated entity to purchase all of the assets and operating rights of three Haagen Dazs Restaurants for approximately $140,000. The purchase price was paid at the closing.

[12] Economic Dependency

Due to the nature of franchising and the Company's agreements with Domino's, the success of the Company is in part dependent upon the overall success of Domino's, including Domino's financial condition, management and marketing success, and the successful operation of stores opened by other franchisees.

[13] New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.



                               . . . . . . . . . .

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of International Franchise Systems, Inc.


     We have audited the accompanying consolidated balance sheet of International Franchise Systems, Inc. and Subsidiaries as of January 2, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period December 30, 1993 to January 2, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Franchise Systems, Inc. and Subsidiaries as of January 2, 1994, and the results of their operations and their cash flows for the period from December 30, 1993 to January 2, 1994 in conformity with generally accepted accounting principles.





                                                    MOORE STEPHENS
                                             Certified Public Accountants.

Cranford, New Jersey
April 26, 1994

             INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEET AS OF JANUARY 2, 1994

                                     ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents                        $   958,679
  Trade Accounts Receivable [Net of Allowance
    of $719,203]                                       932,023
  Inventories                                          249,110
  Prepaid Expenses and Accrued Income                  238,217
                                                   -----------
  TOTAL CURRENT ASSETS                             $ 2,378,029
                                                   -----------

PROPERTY AND EQUIPMENT:
  Motor Vehicles                                   $   235,616
  Equipment, Office Fixtures and Furnishings           397,143
                                                   -----------
  Totals - At Cost                                 $   632,759
                                                   -----------

  Accumulated Depreciation:
    Motor Vehicles                                 $  (200,028)
    Equipment, Office Fixtures and Furnishings        (413,489)
                                                   -----------
  Total Accumulated Depreciation                   $  (613,517)
                                                   -----------

    PROPERTY AND EQUIPMENT - NET                   $    19,242
                                                   -----------

PREPAID AND DEFERRED OFFERING COSTS                $    30,000
                                                   -----------

INTANGIBLE ASSETS:
  Master Franchise Agreement [Net of
    Amortization of $-0-]                          $   720,000
  Master Franchise Agreement
    [Net of Amortization of $-0-]                      360,000
  Rights to Store Leases [Net of
    Amortization of $-0-]                               50,000
                                                   -----------

TOTAL INTANGIBLE ASSETS                            $ 1,130,000
                                                   -----------

TOTAL ASSETS                                       $ 3,557,271
                                                   ===========


See Accompanying Notes to Consolidated Financial Statements.

             INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEET AS OF JANUARY 2, 1994

                      LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES:
  Trade Accounts Payable                         $ 1,191,078
  Accrued Expenses                                   493,909
  Other Payables                                     255,819
  Notes Payable - Current                          1,050,000
                                                 -----------
  TOTAL CURRENT LIABILITIES                      $ 2,990,806
                                                 -----------

NOTES PAYABLE - LONG-TERM                        $   550,000
                                                 -----------

COMMITMENTS AND CONTINGENCIES                    $        --
                                                 -----------

SHAREHOLDERS' EQUITY:
  $.01 Par Value, Class A Common Stock,
  500,000 Shares Authorized, 315,000 Shares
  Issued and Outstanding                         $     3,150

$.75 Par Value, Class B Voting, Convertible
  Common Stock, 2,000,000 Shares Authorized,
  Issued and Outstanding                           1,500,000
  Additional Paid-in Capital                           6,850
  Retained Earnings                                    5,497
  Cumulative Foreign Currency Translation
    Adjustment                                           968

Note Receivable for Stock                         (1,500,000)
                                                 -----------

TOTAL SHAREHOLDERS' EQUITY                       $    16,465
                                                 -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $ 3,557,271
                                                 ===========




See Accompanying Notes to Consolidated Financial Statements.

             INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD
                      DECEMBER 30, 1993 TO JANUARY 2, 1994




REVENUE:
  Commissary, Equipment and Other
    Sales to Franchisees                     $    55,696
  Royalty Sales                                   17,813
  National Advertising Levy                       12,405
                                             -----------

  TOTAL REVENUE                              $    85,914

COST OF SALES - COMMISSARY, EQUIPMENT
  AND OTHER SALES TO FRANCHISEES                 (74,967)
                                             -----------

    GROSS MARGIN                             $    10,947

DISTRIBUTION AND ADMINISTRATIVE EXPENSES          (9,130)
                                             -----------

  OPERATING INCOME                           $     1,817

INTEREST INCOME                                    3,680
                                             -----------
  NET INCOME                                 $     5,497
                                             ===========

  EARNINGS PER SHARE                         $        --
                                             ===========

  WEIGHTED AVERAGE NUMBER OF SHARES            4,700,000
                                             ===========



See Accompanying Notes to Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                                                                                   Cumulative
                                                                                    Foreign
                                               Additional                           Currency              Note           Total
                                   Common       Paid-in        Retained           Translation         Receivable      Shareholders'
                                   Stock        Capital        Earnings           Adjustments         for Stock          Equity

December 22, 1993, Issuance
 of 2,000,000 Shares of
 Class B Common Stock           $1,500,000     $       --     $       --      $      --           ($1,500,000)         $      --

December 22, 1993, Issuance
 of 315,000 Shares of
 Class A Common Stock                3,150          6,850             --             --                    --             10,000

Net Income for the Period
 December 30, 1993 to
 January 2, 1994                        --             --          5,497             --                    --              5,497

Foreign Currency
 Translation Adjustments                --             --             --            968                    --                968
                                ----------     ----------     ----------     ----------           -----------            -------
BALANCE - JANUARY 2, 1994       $1,503,150     $    6,850     $    5,497           $968           ($1,500,000)           $16,465

Net Income for the Period
 January 3, 1994 to
 July 3, 1994                           --             --        105,299             --                    --            105,299

Foreign Currency
 Translation Adjustments                --             --             --        (41,075)                   --            (41,075)
                                ----------     ----------     ----------     ----------           -----------            -------

BALANCE - JULY 3, 1994
[UNAUDITED]                     $1,503,150     $    6,850     $  110,796     $  (40,107)          ($1,500,000)           $80,689
                                ==========     ==========     ==========     ==========           ===========            =======

Foreign Currency Translation
The functional currency for the Company's foreign operations is the applicable local British currency. The translation from United Kingdom Sterling's into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are included in shareholders' equity.

See Accompanying Notes to Consolidated Financial Statements.

             INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD
                      DECEMBER 30, 1993 TO JANUARY 2, 1994


OPERATING ACTIVITIES:
  Net Income                                              $   5,497
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
    Depreciation and Amortization                             7,874
  Change in Assets and Liabilities:
    [Increase] in Trade Accounts Receivable                 (97,711)
    [Increase] Decrease in Inventories                      274,027
    [Increase] in Prepaid Expenses and Accrued Income      (573,225)
    [Decrease] Increase in Trade Accounts Payable           870,401
    [Decrease] in Accrued Expenses                          (22,767)
    [Decrease] Increase in Other Payables                   363,572
                                                          ---------

  NET CASH - OPERATING ACTIVITIES                         $ 827,668
                                                          ---------

INVESTING ACTIVITIES:  Investment in DP Group             $(381,480)
  Investment in Master Franchise Agreement                 (250,000)
  Investment in Rights to Store Leases and Subleases        (50,000)
                                                          ---------

    NET CASH - INVESTING ACTIVITIES                       $(681,480)
                                                          ---------

FINANCING ACTIVITIES:
  Proceeds from Issue of Stock                            $  10,000
  Proceeds from Loan                                        400,000
  Cash Acquired in Acquisition                              402,130
                                                          ---------

  NET CASH - FINANCING ACTIVITIES                         $ 812,130
                                                          ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                   $     361
                                                          ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS - Forward       $ 958,679

See Accompanying Notes to Consolidated Financial

             INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD

                      DECEMBER 30, 1993 TO JANUARY 2, 1994.



  NET INCREASE IN CASH AND
    CASH EQUIVALENTS - Forwarded                                 $  958,679

CASH AND CASH EQUIVALENTS - BEGINNING OF
  PERIODS                                                                --
                                                                 ----------

    CASH AND CASH EQUIVALENTS - END OF PERIODS                   $  958,679
                                                                 ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest Paid                                                  $       --
  Taxes Paid                                                     $       --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING:
  Investment in Master Franchise Agreement
    and Related Note                                             $  900,000
  Investment in Asset Purchase Agreement                         $  550,000
  Note Receivable in Connection with Stock Issuance              $1,500,000
  Note Payable in Connection with Purchase of Stock
    of Subsidiary                                                $    1,500


See Accompanying Notes to Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Corporate Structure - International Franchise Systems,Inc. ["IFS"] is a Delaware corporation with its principal offices located in Washington, D.C. IFS owns 100% of the stock of Domino's Pizza Group Limited ["DP Group"], a United Kingdom corporation headquartered in Milton Keynes, England. DP Group owns 100% of the stock of DP Realty Limited ["DP Realty"], and DPGS Limited, each a United Kingdom corporation with headquarters at Milton Keynes, England.

     The principal purpose of IFS is to be a holding company for the exclusive right to own, operate and franchise Domino's Pizza stores in the U.K., Northern Ireland and the Republic of Ireland.

     Nature of Business - IFS and its wholly-owned subsidiary DP Group [collectively referred to as the "Company"] were engaged in the activity of producing and distributing pizzas, commissary supplies to franchisees and the sale of franchises. A total of 77 franchised stores were operating at January 2, 1994.

     Change in Ownership and Reorganization - On December 20,1993, the assets and all disclosed liabilities of Domino's Pizza International [UK] Limited ["DPUK"] other than leases for Domino's stores, were transferred to DP Group, which was at that time a wholly-owned subsidiary of DPUK, for $550,000. This transfer was recorded at the predecessor's [DPUK] historical basis less normal depreciation, reserves and amortization. This amount is equal to the present fair value of the note payable of $550,000 which was given in exchange for those assets. In determining the allocation of the purchase price, which was equal to the fair value and the carrying value of the net assets, consideration was given to the estimated remaining useful lives of tangible fixed assets, there coverability of trade accounts receivable and provisions for future reorganization costs. These factors had been continuously evaluated by DPUK which resulted in the fair market value and the carrying value being equal as of the date of transfer.

     On December 29, 1993, a master franchise agreement ["MFA"] was entered into between DP Group and Domino's Pizza International, Inc. ["Domino's"] for a minimum of ten years from such date. DP Group acquired the MFA for $900,000, of which $250,000 was paid by DP Group to Domino's. DP Group borrowed the $250,000 for such payment from IFS. DP Group also incurred costs of $180,000 in acquiring the MFA. These costs were primarily professional fees. These costs have been added to the value of the MFA and are being amortized over the life of the MFA.

     On December 30, 1993 all of the outstanding shares of DP Group were acquired by IFS for $1,500. By acquiring the stock of DP Group, IFS acquired all of the assets of DP Group subject to all of its liabilities, including the notes payable to DPUK and Domino's. This transaction was accounted for under the purchase method of accounting. The total cost of the acquired assets was $1,500, which was equal to the purchase price of the DP Group stock. This approximates the net value of the assets acquired [$-0-]. The results of operations of the acquired entity are included in the accompanying financial statements since the date of acquisition.

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #2


[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     Change in Ownership and Reorganization [Continued] - The following breakdown represents the approximate amount of the assets received and liabilities assumed:


     Fixed Assets                         $   234,000
     Inventory                                316,000
     Accounts Receivable                      732,000
     Cash                                     402,000
     Master Franchise Agreement             1,080,000
     Total Assets                         $ 2,764,000
                                          -----------
          Accounts Payable                ($1,134,000)
                                          ===========

     Accrued Expenses                        (180,000)
     Note Payable to IFS                     (250,000)
     Note Payable to DPUK for Assets         (550,000)
     Note Payable to Domino's for MFA        (650,000)
                                          -----------
          Total Liabilities               ($2,764,000)
                                          ===========

     On December 30, 1993, following the acquisition of the DP Group stock by IFS, DP Realty paid $50,000 in cash to DPUK for the rights to the store leases and store subleases.

     The following summarized pro forma [unaudited] information assumes the purchase took place on January 3, 1993:

                                Year ended
                              January 2, 1994

          Revenues              $ 8,120,489
          Net [Loss]            $ 1,682,395

          [Loss] Per Share      $      (.39)


     On January 13, 1994, DP Group formed a wholly-owned subsidiary called DPGS Limited.

     Revenue Recognition - Revenue from Commissary, Equipment and other sales to franchisees is recognized upon shipment of products. Royalty Sales and National Advertising Levy revenue is recognized upon receipt of weekly sales reports indicating sales on which such fees are based. Initial franchise fees are recognized upon the opening of a new store.

     Cash Equivalents - The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

     Inventories - Inventories which consist primarily of raw materials, work in process and finished goods are stated at the lower of cost, determined by the first-in, first-out basis or market value.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #3


[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     Master Franchise Agreement - The Master Franchise Agreement ["MFA"] is stated at cost plus all associated professional costs. One-third of the cost of the MFA has been allocated to the exclusive development rights under the MFA and is being amortized over a ten year period. The remaining two-thirds of the cost of the MFA has been allocated to the right to operate as sub-franchisor in the Territory and is being amortized over a twenty-year period. This allocation is based on the estimate by the Company of the value of the fees it will receive as franchisor as the result of being able to open more new stores during the exclusive development period than it would otherwise be able to open if it had competition in opening new stores during that period. The Company believes that this allocation method is reasonable. Regardless of whether the Company has exclusive development rights under the MFA, it would continue to have development rights under the MFA, and it would continue to have the right to operate its then-existing Company-owned Domino's stores and to maintain and continue its rights and obligations as sub-franchisor for all then-existing Domino's stores.

     Rights to Store Leases - The Rights to Store Leases is stated at cost and is being amortized over a ten-year period [the average length of the remaining term under the leases] under the straight-line method.

     Prepaid and Deferred Offering Costs - Prepaid and deferred offering costs consist of costs incurred in relation to an anticipated public offering. If the offering is not consummated, such costs will be expensed and not recorded as a reduction of the net proceeds of the offering.

     Principles of Consolidation - The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     Earnings [Loss] Per Share - Earnings [loss] per share are computed based on the weighted average number of shares outstanding during the periods presented. Common stock equivalents are included in the calculation when they are dilutive.

     Concentration of Funds - The Company currently has a substantial amount of money on deposit at National Westminster Bank, Plc, a UK bank. The UK does not have federal insurance on balances maintained in banks.

     Foreign Currency Translation - Balance sheet amounts denominated in United Kingdom sterling have been translated into U.S. dollars using the year end rate of exchange. Operational results denominated in United Kingdom sterling have been translated into U.S. Dollars using the average annual rate of exchange.

[2] NEW AUTHORITATIVE PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued FAS No. 109, "Accounting for Income Taxes," FAS 107, "Disclosure about Fair Value of Financial Instruments," FAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions," FAS112, "Employers Accounting for Postemployment benefits" and FAS 115 "Accounting for Certain Investments in Debt and Equity Securities. "Adoption of the new statements are not expected to have a material impact on the Company's financial position or results of operations. The Company adopted FAS 109 on inception. Adoption was not material to the financial statements.

[3] RELATED PARTY TRANSACTIONS

     Woodland Limited Partnership ["Woodland"] is a partnership controlled by members of Mr. Colin Halpern's family. Mr. Halpern is the Chairman of the Board, Chief Executive Officer and President of the Company.

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #4

[3] RELATED PARTY TRANSACTIONS [CONTINUED]

     Woodland is the holder of 315,000 shares of Class A Common Stock of the Company. In connection with the issuance of 2,000,000 shares of Class B Common Stock, the Company accepted a note receivable for $1,500,000 from Woodland at 8% per annum. The entire balance of principal plus interest accrued thereon shall be payable on the date Woodland converts its 2,000,000 shares of Class B Common Stock into Class A Common Stock of the Company, which date shall not be later than January 1, 1999. Interest receivable was $2,960 and at January 2, 1994 and interest income was recognized for $2,960 for the period ended January 2, 1994.

     Pursuant to the terms of a Loan and Exchange of Stock Agreement [the "Agreement"] dated as of December 29, 1993, by and among IFS, Crescent Capital ["Crescent"], a public corporation, and Woodland, IFS received $400,000 from Crescent to be repaid upon the later of (i) ninety [90] days from December 29, 1993, or (ii) in the event the Exchange does not occur, ninety [90] days after the Exchange was last scheduled to occur. Interest shall accrue at a rate of 8% per annum; however, no interest shall accrue for the first forty-five [45] days of the loan, provided the loan is paid in its entirety on or prior to the 45th day following the stock purchase closing date. The loan is secured by (i) a pledge by IFS of all of the issued and outstanding stock of DP Group, its wholly-owned subsidiary, and (ii) a pledge by Woodland of all of the issued and outstanding stock of IFS [See Notes 9B and 9D].

     The Agreement also obligates IFS, Woodland, and Crescent to enter into an exchange of stock [the "Exchange"] whereby Woodland will exchange all of the issued and outstanding securities of IFS, consisting of 315,000 shares of Class A common stock and 2,000,000 shares of Class B common stock, a class of voting stock convertible on a 1-1 basis, for 315,000 shares of Crescent's Class A common stock and 2,000,000 shares of Crescent's Class B convertible common stock, [a class of stock to be authorized with full voting rights and which will be convertible into Class A Common Stock on a 1-1 basis]. The transaction contemplated by the Agreement was completed on June 30, 1994 and Crescent contributed $250,000 of its note from the Company on July 25, 1994 [See Note 9B].

     Upon consummation of the public offering, assuming the maximum number of units are sold, Crescent will own approximately 70% of the Company's outstanding stock. As a result of the capital structure of the Company and Crescent, Woodland will indirectly have voting control of the Company and, consequently, will be able to elect the Company's entire Board of Directors, determine the vote on any matter submitted for shareholder approval [including increasing the Company's authorized capital stock and authorizing any merger, sale of assets or dissolution of the Company] and generally direct the affairs of the Company.


[4] LONG-TERM DEBT

Long-term debt consists of the following:

                                                       January 2,
                                                         1 9 9 4
          Note Payable to Domino's Pizza
          International for the Master
          Franchise Agreement                           $  650,000
          Note Payable to Domino's
          Pizza
          International [UK] for purchase
          of Domino's Pizza Group Limited                  550,000
          Note Payable to Crescent
          Capital, Inc.
          per the Loan and Exchange of Stock
          Agreement                                        400,000
                                                        ----------
          Total                                         $1,600,000
          Less: Current Portion                          1,050,000
                                                        ----------
LONG-TERM                                               $  550,000
                                                        ==========

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #5



[4] LONG-TERM DEBT [CONTINUED]

     The following are maturities of long-term debt for each of the next five years:

             January 2,
               1995             $1,050,000
               1996                200,000
               1997                200,000
               1998                150,000
               1999                     --
                                ----------

               TOTAL            $1,600,000
                                ==========


     The note payable to Domino's for the master franchise agreement is $650,000. Pursuant to the terms of the note, $300,000 is payable on May 15, 1994 and shall not bear interest prior to the due date, and thereafter at the rate of 8% simple interest per annum and $350,000 is payable in installments of approximately $29,000 for twelve consecutive quarters beginning on January 1,1995, with simple interest at the rate of 8% per annum payable on the installment dates. Domino's subsequently agreed to defer its right under the MFA to receive $300,000 on May 15, 1994 until completion of this offering and in exchange the Company agreed to pay the full balance due under the note for the MFA upon completion of the offering if the maximum number of units are sold [See
Note 9C].

     The note payable to DPUK for the purchase of assets by DP Group is noninterest bearing and payable in installments of approximately $45,000 for twelve consecutive quarters beginning January 1, 1995 [See Notes 1 and 9C]. In exchange for Domino's agreement to defer the $300,000 payment due May 15, 1994 under the note for the MFA, the Company agreed to pay the full $550,000 due under the note for the purchase of the assets upon completion of the offering.

     The note payable to Crescent bears interest at 8% per annum, to be repaid 90 days after the stock exchange between Crescent and IFS. On July 25, 1994, Crescent contributed $250,000 of the note due from IFS [See Notes 1 and 9D].

     [5] COMMITMENTS The relationship between the Company and Domino's is governed principally by the Master Franchise Agreement [the "MFA"]. The MFA requires that during the first 10 year period ["Initial Term"], the Company shall have opened and operating a minimum number of Domino's pizza stores ["Domino's Stores"] in accordance with a yearly schedule.

     Ten of the 50 Domino's Stores required to be opened during the first three years of the MFA must be owned by the Company. A mutual review of the yearly schedule is to take place at the end of 1999. If the Company does not meet the development schedule, Domino's may terminate the Company's exclusive right to operate and franchise additional Domino's Stores in the United Kingdom, Northern Ireland and the Republic of Ireland [the "Territory"].

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #6


[5] COMMITMENTS [CONTINUED]

     If the Company is in compliance with the MFA at the expiration of the Initial Term, the Company will have the option to extend its exclusive development rights for an additional 10-year period, provided the Company and Domino's agree to a minimum development schedule for the renewal term. If after expiration of the Initial Term [or any renewal term], the Company fails to exercise its option to renew its exclusive development rights, or the parties are unable to agree to a minimum development schedule for the renewal term, then the Company would continue to have the right to operate its then existing Company-owned Domino's Stores and to maintain and continue its rights and obligations, and act as subfranchisor, with respect to all then existing franchised Domino's Stores. In such event, the Company would generally have no further right to operate or grant franchises for additional Domino's Store and Domino's would have the right to proceed [or the right to grant a third party the right to proceed] with further development of the Territory, subject to territorial rights granted under then-existing franchise agreements.

     The Company must obtain Domino's approval of each franchisee who will be operating a Domino's Store and each store location, whether operated by the Company or a franchisee. Domino's approval may not be unreasonably withheld or delayed, except that Domino's may withhold its approval without reason if there is any uncured default by the Company under the MFA.

     The Company is required to pay Domino's a one-time store opening fee for each new Domino's Store, whether Company-owned or franchised. The Company expects to pass this cost through to the franchisees in the case of franchised stores. In addition, the Company must pay to Domino's a monthly royalty fee equal to a certain percentage of each Domino's Store's gross sales. This royalty fee is payable to Domino's irrespective of the profitability of the Company or the Domino's Store, and irrespective of the Company's ability to collect royalties from franchisees. The Company's payments to Domino's are to be made in dollars.

     Under certain circumstances of default by the Company under the MFA, Domino's has the right to terminate the MFA. If the MFA is terminated, the Company would be subject to a one-year non-competition covenant in the delivery, carryout or sit-down pizza business and Domino's would have the right [but not the obligation] to purchase, at the then-current fair market value, all of the Company's rights and interests as the subfranchisor of Domino's Stores and all of the assets of each Domino's Store owned by the Company. The fair market value would be determined by mutual agreement of the Company and Domino's, or in the absence of such agreement by an appraiser. Under certain circumstances of default by Domino's under the MFA, the Company has the right to terminate the agreement and continue as an independent pizza operation, including the operation of the fresh pizza dough production facility and wholesale business [the "Commissary"].

     On December 30, 1993, DP Realty entered into a Store Lease Agreement with Domino's and DPUK and a Store Lease Trust Agreement with DPUK. Pursuant to these two agreements, DP Realty has the right to require DPUK to transfer to DP Realty any or all of its rights as lessee under leases executed by DPUK and various landlords for substantially all of the Domino's Stores [the "Leases"], and any or all of its rights as sublessor under subleases executed by DPUK and franchisees for substantially all of the franchised Domino's Stores [the "Subleases"]. DP Realty paid DPUK $50,000 for the rights to the Store Leases and Store Subleases.

     The Store Lease Agreement requires DP Realty to apply all money received under any of the subleases to the lessee's financial obligation under the corresponding Leases. DP Realty agreed to maintain sufficient funds to meet its obligations under the Store Lease Agreement [which expires on April 30, 1996] and to contribute $200,000 on or before April 30, 1994 to satisfy these obligations. DP Group has guaranteed DP Realty's obligations under the Store Lease Agreement and DP Realty and DP Group have agreed to indemnify Domino's, but not DPUK, for any liability and costs it may incur in connection with these agreements. DP Realty is also obligated to use reasonable efforts to keep DPUK solvent through December 1996.

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #7


[6] LEASES

     The Company has a one year operating lease for its U.S. office that expires on March 31, 1995.

     DP Group has its principal place of business in Milton Keynes, England. The property is subject to two operating leases with DPUK that expire in 2011 and 2010, respectively.

     Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of January 2, 1994 are as follows:

January 2,
     1995                              $   72,559
     1996                                  72,617
     1997                                  75,577
     1998                                  77,059
     1999                                  77,059
Subsequent to 1999                        924,706
                                       ----------

TOTAL MINIMUM FUTURE RENTALS           $1,299,577
                                       ==========

     Rent expense for the period December 30, 1993 to January 2, 1994 was
$3,398.

     Leases for 52 of the open stores and 13 of stores that have been closed are currently held by DPUK, a subsidiary of Domino's. DP Realty, the Company's subsidiary, has the right to act as agent for DPUK in renegotiating these leases [See also Note 5].Currently, 13 of the leases are for stores which are currently closed and 2 of the leases are for stores which the Company believes are not sufficiently profitable to continue operations in the long term. The Company intends to determine which closed stores can be re-franchised or operated as Company-owned stores and which should be abandoned. The Company intends to negotiate a mutual termination with landlords for the stores which have been or will be abandoned. DP Realty also has the right to require DPUK to transfer any and all of DPUK's right, title and interest as lessee in any lease DP Realty designates. A reserve of $200,000 was to be established by DP Group out of the proceeds to be received from IFS for use in connection with the renegotiation or termination of certain leases [Note 9E].

     Of the franchised stores in the Territory, 52 are subject to subleases from DP Realty or DPUK by the franchisee that operates the store. The remaining 30 stores are leased directly by the franchisee from the property owner or other lessee.

     The Company currently intends to lease store properties directly, through DP Realty, and then sublease the properties to franchisees. Allowing franchisees to lease properties directly would enable the Company to avoid liability for real estate costs if the franchisee fails to pay rent but by leasing the properties directly, the Company is able to exercise greater control over the franchisee and the property.

[7] ECONOMIC DEPENDENCY

     Due to the nature of franchising and the Company's agreements with Domino's, the success of the Company is in part dependent upon the overall success of Domino's and the Domino's System, including Domino's financial condition, management and marketing success and the successful operation of stores opened by other franchisees.

International Franchise Systems, Inc. and Subsidiaries
Notes to Consolidated Financial Statements, Sheet #8


[8] SUBSEQUENT EVENTS

     On January 13, 1994, DPGS, Limited, a wholly-owned subsidiary of DP Group, was formed for the purpose of conducting its store operations.

[9] SUBSEQUENT EVENTS [UNAUDITED]

     [A] Registration Statement - The Company has filed a registration statement to register 2,000,000 Units, each Unit consisting of one share of the Company's Common Stock and warrants to purchase two additional shares of Common Stock.

     [B] Loan and Exchange of Stock Agreement - On June 30,1994, the Company became a wholly-owned subsidiary of Crescent as a result of the share exchange between Crescent and Woodland pursuant to the Loan and Exchange of Stock Agreement [See Note 3 - Related Party Transactions].

     [C] Master Franchise Agreement - Domino's and the Company have reached an agreement in principal which provides that Domino's will defer its right under the MFA to receive $300,000 until completion of the offering described herein and in exchange the Company has agreed to pay the balance due under the MFA upon completion of the offering if the maximum number of units are sold. In addition, in exchange for Domino's agreement to defer the payment of $300,000 due May 15, 1994, the Company agreed to pay the full amount of the note payable to DPUK for the purchase of DP Group upon completion of this offering.

     [D] Note Payable to Crescent Capital, Inc. - On July 25,1994, the Company issued 2,385,000 shares of Common Stock to Crescent in exchange for the receipt of a capital contribution of$250,000 of the $400,000 note payable due Crescent per the Loan and Exchange of Stock Agreement. The remaining $150,000 due Crescent bears interest at the rate of 8% annum. The 2,385,000 shares of Common Stock are included in the Earnings Per Share calculation.

     [E] Store Lease Agreement - The Company has not set aside funds as required by the Store Lease Agreement to satisfy its obligation under the Store Lease Agreement. The Company has established a reserve of $200,000 on its books to reflect its obligation under the Store Lease Agreement. The Company has paid through July 3, 1994 $155,000 in satisfaction of obligations under this agreement. The balance of the reserve is reflected of the Company's balance sheet under "Other Payables." To the extent any additional obligations become due, the Company will pay such out of working capital.

     [F] Stock Transactions - On July 25, 1994, the Company renamed its Class A Common Stock, par value $.01 per share, Common Stock and reclassified each share of the class of Class B Common Stock, par value $.75 into one share of Common Stock of the Company. In addition, the Company issued 2,385,000 shares of Common Stock to Crescent and assigned the note receivable from Woodland in the amount of $1,500,000 to Crescent in exchange for the receipt, as a capital contribution, of $250,000 of the $400,000 note payable due Crescent per the Loan and Stock Exchange Agreement.



                              . . . . . . . . . .

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER  29, 1996.

ASSETS:
Current Assets:
                                               September 29,        December 31,
                                                   1996                 1995
  Cash and Cash Equivalents                    $   605,231          $ 1,039,915
  Trade Accounts Receivable - Net                2,314,491            1,697,548
  Franchisee Loans                                 813,288              696,917
  Other Receivables                                267,076              565,708
  Inventories                                      459,012              621,408
  Prepaid Expenses and Accrued Income              709,132              469,116
  Officer Loan Receivable                          123,726              134,151
  Due from Related Parties [D]                   1,109,697            1,666,896
  Deposits                                         292,669              383,331
                                               -----------          -----------

  Total Current Assets                           6,694,322            7,274,990
                                               -----------          -----------

Property and Equipment - Net                     3,432,261            2,733,667
                                               -----------          -----------

Other Assets:
  Master Franchise Agreement - Net                 882,000              936,000
  Rights to Store Leases - Net                      90,680               83,359
  Goodwill - Net                                    10,732               11,570
  Start-Up Costs - Net                             109,095              146,916
  Consulting Agreements - Net [C]                       --              827,707
  Store Franchise Agreement - Net                   59,008               75,273
  Store Development Costs - Net                     14,139              104,419
  Investment in Parent Company                     776,145                   --
                                               -----------          -----------

Total Other Assets                               1,941,799            2,185,244
                                               -----------          -----------

Total Assets                                   $12,068,382          $12,193,901
                                               -----------          -----------

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 29, 1996

Liabilities and Stockholders' Equity:
Current Liability:
                                               September 29,        December 31,
                                                   1996                 1995
  Trade Accounts Payable                       $ 2,592,349          $ 3,109,445
  Accrued Expenses                                 826,048              373,034
  Other Payables and Accrued Interest              240,700              157,741
  Obligations Under Capital Leases                 194,699              188,077
  Notes Payable - Short-Term                       299,107              267,693
  Other Taxes Payable                              518,952              303,356
                                               -----------          -----------
                                                 4,671,855            4,399,346
                                               -----------          -----------

  Total Current Liabilities
Long Term Liabilities:

  Notes Payable - Long Term                        434,474              491,464
  Obligations under Capital Lease                   89,212              202,687

  Total Long Term Liabilities                      523,686              694,151
                                               -----------          -----------

Commitments and Contingencies:                          --                   --
                                               -----------          -----------

Stockholders' Equity:
  $.01 Par Value, Preferred Stock,
  1,000,000 Shares Authorized,                          --                   --
  No Shares Issued and Outstanding

  $.01 Par Value, Common Stock
  - 19,000,000 Shares
  Authorized and 6,727,324
  Shares Issued and Outstanding                     67,273               67,273

  Additional Paid-in-Capital                     6,489,611            6,489,611

  Retained Earnings                                267,416              511,898

  Cumulative Foreign Currency
  Translation Adjustment                            48,541               31,622
                                               -----------          -----------

  Total Stockholders' Equity                     6,872,841            7,100,404
                                               -----------          -----------

  Total Liabilities
  and Stockholders' Equity                     $12,068,382          $12,193,901
                                               -----------          -----------

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
[UNAUDITED]

                                                    For the Thirteen Weeks                  For the Thirty-Nine Weeks
                                                July 1,               July 3,           January 1, 1996       January 2, 1995
                                               1996 to               1995 to                  to                     to
                                             September 29,           October 1,          September 29,            October 1,
                                                1996                   1995                  1996                    1995
Revenue:
  Sales by Company Owned Stores            $  1,578,453           $    754,747           $  4,051,699           $  1,992,068
  Commissary Sales                            3,039,451              2,546,101              8,520,528              7,127,537
  Franchise Fees                                151,934                 38,789                332,273                139,762
  Rental Income                                 341,987                298,501                965,345                907,266
  Royalty Sales                                 749,824                687,002              2,076,167              1,727,322
  Other Operating Income                        156,618                251,322                589,397                448,616
                                           ------------           ------------           ------------           ------------

  Total Revenue                               6,018,267              4,576,462             16,535,409             12,342,571
                                           ------------           ------------           ------------           ------------
Cost of Sales
  Company Owned Stores                        1,007,948                463,608              2,652,620              1,341,254
  Food and Packaging                          2,730,664              2,390,428              7,643,351              6,466,452
  Other Operating Expenses                      613,451                553,582              1,855,890              1,376,368
                                           ------------           ------------           ------------           ------------
Total Cost of Sales                           4,352,063              3,407,618             12,151,861              9,184,074
                                           ------------           ------------           ------------           ------------

Gross Margin                                  1,666,204              1,168,844              4,383,548              3,158,497
                                           ------------           ------------           ------------           ------------

Administrative Expenses                       1,449,697              1,070,880              4,245,013              2,886,959
Operating and Closing Costs
 of Pizzazz Restaurant
                                                 41,245                     --                442,231                     --
                                           ------------           ------------           ------------           ------------
Operating Income/(Loss)                         175,262                 97,964               (303,696)               271,538

Interest Income                                  47,276                 28,477                133,940                 98,672
Interest Expense                                (24,868)               (15,490)               (74,726)               (46,862)
                                           ------------           ------------           ------------           ------------
(Loss) Income Before Income Taxes               197,670                110,951               (244,482)               323,348

Income Taxes                                         --                     --                     --                     --
                                           ------------           ------------           ------------           ------------

Net Income/(Loss)                          $    197,670           $    110,951           $   (244,482)               323,348
                                           ------------           ------------           ------------           ------------

Earnings/(Loss) Per Share                  $       0.03           $       0.02           $      (0.04)          $       0.05
                                           ------------           ------------           ------------           ------------

Weighted Average Number
 of Shares Outstanding
                                              6,727,324              6,252,324              6,727,324              6,000,889
                                           ------------           ------------           ------------           ------------

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
[UNAUDITED]

                                                                                                       Cumulative
                                                                                                         Foreign
                                                 Common Stock            Additional                      Currency        Total
                                            Number of                      Paid-in       Retained       Translation   Stockholders'
                                             Shares         Amount         Capital       Earnings       Adjustments      Equity
Balance - December 31, 1995                  6,727,324         67,273      6,489,611        511,898         31,622       7,100,404
Foreign Currency Translation Adjustment             --             --             --             --          16,919         16,919
Net Loss for the period
January 1, 1996 to September 29, 1996               --             --             --       (244,482)             --       (244,482)
                                           -----------    -----------    -----------    -----------     -----------    -----------
Balance - September  29, 1996                6,727,324    $    67,273    $ 6,489,611    $   267,416     $    48,541    $ 6,872,841
                                           -----------    -----------    -----------    -----------     -----------    -----------

Foreign Currency Translation

The functional currency for the Company's foreign operations is the British pound sterling. The translation from the British pound sterling into U.S. dollars is performed for balance sheet accounts using the current exchange rate in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translations are included in stockholders' equity. Equity transactions are denominated in British Pound sterling have been translated into U.S. dollars using the effective rate of exchange at date of issuance.

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
[UNAUDITED]

                                                                                       For the Thirty-Nine Weeks
                                                                                      January 1,        January 2,
                                                                                       1996 to           1995 to
                                                                                    September 29,       October 1,
                                                                                        1996               1995
Net Cash - Operating Activities                                                     $   251,385       $(1,043,746)
                                                                                    -----------       -----------

Investing Activities:
  Purchase of Property, Equipment and Capitalized Costs                              (1,488,656)       (1,464,412)
  Proceeds on Disposal of Property and Equipment                                        445,338            52,944
  Repayment of Loan to Officer                                                               --               945
  Loan to Related Party                                                                 554,687          (510,280)
                                                                                    -----------       -----------
Net Cash - Investing Activities                                                        (488,631)       (1,920,803)
                                                                                    -----------       -----------

Financing Activities:
  Proceeds from Loan                                                                    184,596           373,645
  Payment of Debt                                                                      (380,226)       (1,439,231)
  Proceeds from Sale of Common Stock                                                         --           253,360

                                                                                    -----------       -----------
Net Cash - Financing Activities                                                        (195,630)         (812,226)
                                                                                    -----------       -----------

Effect of Exchange Rate Changes on Cash                                                  (1,808)           11,133

Net [Decrease] in Cash and Cash Equivalents                                            (434,684)       (3,765,642)

Cash and Cash Equivalents - Beginning of Periods                                      1,039,915         4,813,224
                                                                                    -----------       -----------
Cash and Cash Equivalents - End of Periods                                              605,231       $ 1,047,582
                                                                                    -----------       -----------

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest Paid                                                                   $   133,940       $    46,862
    Taxes Paid                                                                      $        --       $        --

Supplemental Disclosures of Non-Cash Financing and Investing Activities:
  Total offering costs during the period January 2, 1995 to July 2, 1995            $        --       $    76,210
  Exchange of Marketable Securities  and Assignment of Consulting Agreements        $   776,145       $        --
  Issuance of 475,000 shares of Common Stock in connection with two consulting
  agreements                                                                        $        --       $   825,000
  Fixed Assets acquired under Capital leases                                        $   248,295       $        --

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

INTERNATIONAL FRANCHISE SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
[UNAUDITED]

[A]  Significant Accounting Policies

     Significant accounting policies of INTERNATIONAL FRANCHISE SYSTEMS, INC. [the "Company"] are set forth in the Company's Form 10-KSB for the year ended December 31, 1995, as filed with the Securities and Exchange Commission.

[B]  Basis of Reporting

     The balance sheet as of September 29, 1996, the statements of operations for the period January 1, 1996 to September 29, 1996, and for the period January 2, 1995 to October 1, 1995, the statement of stockholders' equity for the period January 1, 1996 to September 29, 1996 and the statements of cash flows for the period January 1, 1996 to September 29, 1996 and for the period January 2, 1995 to October 1, 1995 have been prepared by the Company without audit. The accompanying interim condensed unaudited financials have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Form 10-QSB and Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of the Company, such statements include all adjustments [consisting only of normal recurring items] which are considered necessary for a fair presentation of the financial position of the Company at September 29, 1996, and the results of its operations and cash flows for the thirty-nine weeks then ended. It is suggested that these unaudited financial statements be read in conjunction with the financial statements and notes contained in the Company's Form 10-KSB for the year ended December 31, 1995.

     Certain reclassifications may have been made to the 1995 financial statements to conform to classification used in 1996.

[C]  Assignment Of Consulting Agreements

     The three consulting agreements entered into by the Company were assigned to Woodland Limited Partnership at their net book value on April 1, 1996.

[D]  Due from Related Parties

     Crescent Capital owns 4,700,000 share or approximately 70% of International Franchise Systems, Inc. outstanding stock. The Company has loaned funds to Crescent Capital of $1,109,697. These loans are interest bearing and principal and interest are now payable on or before December 29, 1996 (extended from September 29, 1996).

                              . . . . . . . . . .

         No dealer, salesman or any
other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company.
This Prospectus does not constitute an
offer to sell or a solicitation of an
offer to buy, by any person in any
jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


            TABLE OF CONTENTS



                                        Page
Prospectus Summary
The Company
The Offering
Summary of Financial Information
Risk Factors
The Company
Use of Proceeds
Price Range of Common Stock
Dividend Policy
Dilution
Capitalization
Selected Financial Data
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations
Business
Principal Stockholders
Concurrent Registration of
  Common Stock
Management
Executive Compensation
Certain Transactions
Description of Securities
Shares Available for
  Future Sale
Plan of Distribution
Legal Matters
Experts
Financial Statements

    2,154,648 Shares of Common Stock
         Underlying Class A and
            Class B Warrants

         INTERNATIONAL FRANCHISE
              SYSTEMS, INC.

               PROSPECTUS

          PATTERSON TRAVIS, INC.

             February, 1997

 [Alternate page for Selling Stockholder Prospectus]


PROSPECTUS

                      INTERNATIONAL FRANCHISE SYSTEMS, INC.


                        2,000,000 shares of Common Stock

         This Prospectus relates to the offer and sale from time to time of up to 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of International Franchise Systems, Inc. (the "Company") by the Company's majority stockholder (the "Selling Stockholder"), or by its pledgees, donees, transferees or other successors in interest.

         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholder, or by its pledgees, donees, transferees or other successors in interest. It is anticipated that such shares will be offered and sold from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. All costs, expenses and fees in connection with the registration of the shares offered by the Selling Stockholder or by its pledgees, donees, transferees or other successors in interest will be borne by the Company. Brokerage commissions, if any, attributable to the sale of such shares will be borne by the Selling Stockholder or by its pledgees, donees, transferees or other successors in interest. See "Selling Stockholder and Plan of Distribution."

         Shares of Common Stock offered hereby generally may be resold by the persons acquiring them without further registration under the Securities Act of 1933, subject to compliance with certain conditions. For further information on resales, see "Resales" in this Prospectus.

         Concurrently with this offering, the Company is offering (the "Company Offering"), pursuant to a separate prospectus included within the Registration Statement of which this Prospectus forms a part (the "Company Prospectus"), (i) up to 1,077,324 shares of Common Stock issuable upon exercise of 1,077,324 Class A Common Stock Purchase Warrants ("Class A Warrants") and, (ii) up to 1,077,324 shares of Common Stock issuable upon exercise of 1,077,324 Class B Common Stock Purchase Warrants ("Class B Warrants") issued in connection with the Company's initial public offering of securities (the "IPO"). An aggregate of 1,077,324 Class A Warrants and 1,077,324 Class B Warrants were issued in connection with the Company's "IPO" of Units consummated September 9, 1994. Each Unit consisted of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Company also issued to Patterson Travis, Inc., the sole underwriter of the IPO ("Patterson Travis" or the "Underwriter"), an option (the "Underwriter's Unit Purchase Option") to purchase 107,732 Units for a purchase price of $8.25 per unit. The Units included in the Underwriter's Unit Purchase Option and the underlying shares of Common Stock, Class A Warrants and Class B Warrants, and underlying shares of Common Stock, are also being offered as part of the Company offering.

               [Alternate page for Selling Stockholder Prospectus]

         The Company's Units, Common Stock and Warrants are listed on the NASDAQ Electronic Bulletin Board, an inter-dealer, over-the-counter market. Quotes for stock traded on the NASDAQ Electronic Bulletin Board are not listed in newspapers.

         On December 31, 1996 the closing sale prices for the Company's Common Stock was $.625.

                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
                    DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL
                                    DILUTION.
                    IN ADDITION, A SUBSTANTIAL PORTION OF THE
                  ASSETS OF THE COMPANY ARE LOCATED OUTSIDE THE
                                 UNITED STATES.
            SEE "RISK FACTORS" (COMMENCING ON PAGE 9) AND "DILUTION."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

The date of this Prospectus is February 10, 1997.

               [Alternate page for Selling Stockholder Prospectus]

                       This page intentionally left blank

               [Alternate page for Selling Stockholder Prospectus]

                                  THE OFFERING

Securities Offered..........................  2,000,000 shares of Common Stock which is being offered by the
                                              Company on behalf of the Selling
                                              Stockholder or by its pledgees,
                                              donees, transferees or other
                                              successors in interest.

Common Stock Outstanding
Before the Company Offering.................  6,727,324 shares

After the Company Offering..................  8,881,972 shares(1)

Use of Proceeds.............................  The Company will not receive any of the proceeds of this offering.

Risk Factors................................  The securities offered hereby are speculative and involve a high
                                              degree of risk and should not be
                                              purchased by investors who cannot
                                              afford the loss of their entire
                                              investment. See "Risk Factors."

Ticker Symbol (2)...........................  Units-DOMSU
                                              Common Stock - DOMS
                                              Class A Warrants - DOMSW
                                              Class B Warrants - DOMSZ

(1) Gives effect to the exercise of all of the outstanding Class A and Class B Warrants, of which there can be no assurance. Does not include
         (i) the issuance of 107,724 shares of Common Stock to Patterson Travis upon exercise of the Underwriters' Unit Purchase Option and 215,448 shares of Common Stock to Patterson Travis upon exercise of the Class A and Class B Warrants underlying the Units issuable upon exercise of Underwriters' Unit Purchase Option (ii) 400,000 shares of Common Stock reserved for issuance upon exercise of stock options granted under the Company's 1994 Stock Incentive Plan (the "Stock Plan"); and (iii) 100,000 shares of Common Stock reserved for issuance upon exercise of Stock Options granted under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Company has been advised that the Underwriter has not determined if and when it will exercise the Warrants underlying the Unit Purchase Option.

(2) The Company's securities are listed on the NASD Electronic Bulletin Board, an inter-dealer, over-the-counter market.

               [Alternate page for Selling Stockholder Prospectus]

                        SUMMARY OF FINANCIAL INFORMATION

         The summary financial information set forth below has been summarized from the Company's Financial Statements included elsewhere in this Prospectus and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                            Fifty-two weeks                               For the Thirty-Nine
                                                 Ended                                        Weeks Ended
                                December 31, 1995       January 1, 1995     September 29, 1996        October 1, 1995

INCOME STATEMENT DATA:
Revenues                           $ 17,172,389          $ 12,458,809          $ 16,535,409           $ 12,342,571
Cost of Sales                        13,378,482             9,406,524            12,151,861              9,184,074
Operating Expenses                    3,480,812             2,938,541             4,687,244              2,886,959
Operating Income (loss)                 313,095               113,744              (303,696)               271,538
Net Income (loss)                       353,379               153,022              (244,482)               323,348
Earnings (loss) per share                   .06                   .03                  (.04)                   .05
Weighted Average Shares
Outstanding                           6,165,558             4,708,365             6,727,324              6,000,889




BALANCE SHEET DATA:

                                                                         As of
                                                      September 29, 1996          December 31, 1995

  Working Capital.................................         2,022,467                   2,875,644
  Total Assets....................................        12,068,382                  12,193,901
  Total Liabilities...............................         5,195,541                   5,093,497
  Shareholders Equity.............................         6,872,841                   7,100,404

               [Alternate page for Selling Stockholder Prospectus]

                                  RISK FACTORS

         An Investment in the Common Stock offered hereby is speculative and involves a high degree of risk, including, but not necessarily limited to, the risk factors described below. Prior to investing in the Common Stock, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

         Potential Loss of Exclusive Development Rights. The Company's business plan is dependent on its exclusive development rights under the Master Agreement. The Master Agreement requires that the Company have opened and operating a minimum number of Domino's Stores in accordance with a specified yearly schedule. In addition, at least 24 of the Domino's Stores to be opened by December 31, 1997 must be Company-owned. The Company had open 127 stores as of December 31, 1996, 11 of which were Company-owned. There can be no assurance that the Company will be successful in opening the number of Domino's Stores required, or that new Domino's Stores opened by the Company or its franchisees will be operated profitably. Furthermore, there can be no assurance that the Company will be able to renew the Master Agreement beyond December 31, 2003. If the Master Agreement is not renewed, the Company would lose its exclusive development rights. See "Business - Relationship with Domino's."

         The Commissary. Currently, the Commissary supplies substantially all of the required food and beverage products to Domino's Stores in the Territory. However, under European Community law and applicable provisions of the standard Domino's Franchise Agreement used in the Territory, franchisees have the right to request approval from the Company of alternate suppliers of required products (other than the Domino's proprietary pizza spice mix). The Company's approval to such requests may not be unreasonably withheld. There can be no assurance that the Company will be able to maintain the current pricing of its Commissary products or to dissuade franchisees from seeking alternate suppliers. Either of these circumstances could have a material adverse effect on the Company. See "Business-Purchasing; Commissary Operations."

         Fast-Food Industry and Competition. The fast-food industry is highly competitive with respect to price, service, location and food quality, and is affected by changes in consumer tastes, as well as national, regional and local economic conditions and demographic trends. The Company and its franchisees compete with a wide variety of restaurants in the fast-food industry, including those that offer dine-in, carry-out and delivery service. These competitors include international, national and regional chains, franchisees of other restaurant chains as well as locally operated restaurants. Many competitors have been in existence longer and have a more established market presence and substantially greater financial, marketing and other resources than the Company and its franchisees. The Company faces direct competition for home delivery and carry-out pizza in the Territory from Pizza Hut and Perfect Pizza, both of which are larger and/or have greater financial resources than the Company. There is also a large number of small independent pizza store operators that offer delivery and carry-out services. There can be no assurance that the Company will be able to compete successfully. The Company also competes for qualified

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               [Alternate page for Selling Stockholder Prospectus]

franchisees with many other business concepts, including international, national and regional restaurant chains such as McDonalds, Kentucky Fried Chicken and Burger King. The Territory also has a broad range of stores, pubs and other food service establishments that offer more traditional fare.

         Liability in Connection with Providing Delivery Service. A risk to the Company, as with other companies which offer delivery services, is the potential for claims resulting from traffic accidents involving its delivery personnel. Domino's Pizza Inc. was recently held liable in connection with a traffic accident involving one of its franchisee's delivery drivers. Although, that judgment was rendered by a United States court, there can be no assurance that a court in the Territory would not find the Company liable for substantial damages if one of its drivers or one of its franchisee's drivers is involved in an accident.

         Operations in a Foreign Country. The Company is subject to numerous factors relating to conducting business in a foreign country (including, without limitation, economic, political and currency risks), any of which could have a significant impact on the Company's operations. See "Taxation in the United Kingdom" and "Government Regulation."

         Need for Additional Financing. The Company believes that any proceeds from the exercise of Warrants, together with cash generated from operations, will be sufficient to open the required number of Domino's Stores under the Master Agreement through December 1997 and support the Company's anticipated operations through that time. If the Company's plans change or its assumptions or estimates prove to be inaccurate, the Company may require additional funds (by additional equity or debt financing, bank loans or other financing) to sustain its expansion and growth or, if any such funds are unavailable, the Company will have to reduce its operations to a level consistent with its available funding, in which event the Company may not be able to meet its development quota and may lose it exclusive development rights. See "Potential Loss of Exclusive Development Rights." Such financing, if obtainable at all, may be on terms significantly adverse to the Company's present stockholders and persons who purchase stock in this Offering, in terms of dilution of book value, dividend preferences, liquidation preferences, or other factors. The Company has no commitments for any additional financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Dependence on Domino's. Due to the nature of franchising and the Company's agreements with Domino's, the success of the Company is in part dependent upon the overall success of Domino's and the Domino's operating system, including Domino's financial condition, management and marketing success and the successful operation of stores opened by other franchisees. If Domino's becomes unable to provide necessary support to the Company, such inability could have a materially adverse effect on the Company. See "Business-Relationship with Domino's."

         Taxation in the United Kingdom. The Company's U.K. operating subsidiary, ("DP Group"), previously a wholly-owned subsidiary of Tuskpride, will be subject to U.K. corporation

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tax on its profits. The Company expects DP Group to be able to use the tax loss carry-forwards previously held by Tuskpride and carried over to DP Group to offset some of its future tax payments. However, there can be no guarantee that DP Group will be able to use the carry-forward tax losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Government Regulation. Currently, the Company's operations are subject to the laws and regulations of the United Kingdom, Northern Ireland, the Republic of Ireland and the European Community, including such laws and regulations relating to antitrust and trade regulation. The failure by the Company to comply with these laws may cause the Company to be unable to enforce its franchise agreements with franchisees. The Company and its franchisees are also subject to U.K. government and local laws and regulations generally. Store operations are subject to health, sanitation, employment and safety standards imposed by the European, national and local authorities. These regulations and any new laws or regulations could have a significant financial impact on the operation of Company-owned and franchised stores. See "Business - Government Regulation."

Concentration of Ownership. Approximately 69.86% of the Company's outstanding Common Stock is currently owned by Crescent Capital, Inc. ("Crescent"). If all the shares offered hereby are sold, approximately 40% of Company's outstanding stock will be owned by Crescent. As of the date of this Prospectus, the only business of Crescent is the holding of Company's securities. Woodland Limited Partnership ("Woodland"), a partnership controlled by certain members of Colin Halpern's family, has voting control of Crescent and therefore has effective control of Crescent and the Company. As a result, Mr. Halpern's family will be able to elect the Company's entire Board of Directors, determine the vote on any matter submitted for shareholder approval (including increasing the Company's authorized capital stock and authorizing any merger, sale of assets or dissolution of the Company), and generally direct the affairs of the Company. See "The Company-Structure" and "Company Offering of Common Stock". If all of the Class A and Class B Warrants outstanding are exercised in the Company Offering, Crescent will own approximately 30% of the Company's outstanding stock.

         Conflicts of Interest. Crescent may enter into development agreements or master franchise agreements with franchisors for the rights to own, operate and franchise various restaurant concepts, other than pizza stores, in the Territory and possibly other foreign countries. The Company anticipates that it will share certain administrative services and associated expenses with Crescent, and its related companies, in the future. Although the Company intends that all transactions or arrangements with Crescent, or any related companies, will be on terms that are no less favorable than could be obtained from unaffiliated third parties, there can be no assurance that any future transaction or arrangement between the Company and Crescent, or any company related to Crescent, will be advantageous to the Company, that conflicts of interest will not arise with respect to such transactions or arrangements, or that if such conflicts arise, they will be resolved in a manner favorable to the Company.

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         Broad Discretion in Application of Proceeds. The net proceeds realized by the Company from the Company offering, if any, will be used for working capital and general corporate purposes. The Company has not received any firm commitments for the exercise of the Warrants. To the extent the Company receives any proceeds therefrom, the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

         Lack of Public Market. There has been no regular public trading market for the Company's securities. The Company previously filed an application to list the Units, Common Stock and Warrants on NASDAQ, however, such application was denied, subject to appeal. The stated reason for the rejection was an outstanding SEC investigative order dated December 8, 1992 relating to Crescent, the Company's majority shareholder. The investigation of Crescent was initiated prior to the time current management became affiliated with Crescent. To date, no actions have been brought against Crescent or, insofar as the Company is aware, its previous management. During 1995, Crescent completed an exchange offer whereby it offered to exchange its Class A and Class B redeemable Common Stock Purchase Warrants, issued as part of an investment unit in its initial public offering in March 1992, for Class A Stock of Crescent. Any warrants not exchanged expired on September 25, 1995. Crescent initiated the exchange offer to eliminate the warrants and the potential volatility in the market for the common stock the warrants could cause. The Company believes that the actions taken to date by Crescent with respect to its warrants, make it more likely that it will be successful in the future in getting its securities approved for listing on NASDAQ. Although the Company intends to continue to pursue listing of its securities on NASDAQ, there can be no assurance that the Company will be successful in its efforts, and that even if the Company is successful, there can be no assurance that a regular trading market for its securities will develop or that, if developed, it will be sustained. The Company's Units, Common Stock and Warrants are listed on the NASD Electronic Bulletin Board. The NASD Electronic Bulletin Board is an unorganized inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ National Market, and quotes for stocks traded on the NASDAQ Electronic Bulletin Board are not listed in the financial sections of newspaper as are those for the NASDAQ National Market. Prices for securities traded solely on the NASDAQ Electronic Bulletin Board may be difficult to obtain. Accordingly, purchasers of the Common Stock may be unable to resell the securities herein at or near their offering price or at any price.

         Potential Effect of Penny Stock Rules on Liquidity of Shares. If the Company's securities are not on NASDAQ or certain other national securities exchanges and the resale price thereof falls below $5.00, then resales of such securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer

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               [Alternate page for Selling Stockholder Prospectus]

quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities. If the Company's securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this Offering to sell their securities in the secondary market.



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                                   THE COMPANY

         General

         The Company has the exclusive right to own, operate and franchise Domino's Stores in the Territory. The Company also has the exclusive right to open and operate a supply Commissary for all Domino's Stores in the Territory. The Company intends to conduct all of its purchasing, distribution and major food supply and preparation operations at or from the Commissary. As of December 31, 1996, there were 127 Domino's Stores in operation in the Territory; 116 were franchised and 11 were Company-owned. The Commissary provides food supplies to virtually all of the Domino's Stores in the Territory. The Company is the fourth largest Domino's franchisee outside the United States and the largest Domino's franchisee in Europe.

         IFS's objective is to move forward from being one of the leading pizza delivery chains in the Territory to becoming the dominant brand in the marketplace. To accomplish these objectives, IFS has developed a strategy designed to achieve high levels of customer satisfaction and repeat business, as well as to enhance recognition of the Domino's name and concept in the Territory. The key elements of IFS's strategy include:

         High Quality Menu. Domino's Stores offer a menu of high quality pizzas. Pizzas are prepared using fresh dough, real mozzarella cheese, a propriety mix of tomato sauce and spices and other high quality ingredients and toppings. Other menu items include garlic bread, cole slaw, ice cream and soft drinks. IFS intends to expand its menu in a limited way by offering salads and specialty pizzas in order to increase market penetration and the average revenue per order.

         Efficient Operating System. IFS believes that its operating and distribution systems, store layout and designated delivery areas result in lower operating cost, improved food quality and higher customer service. IFS's Commissary and distribution system take advantage of volume purchasing of food and supplies and provides consistency and efficiencies of scale in dough production. This eliminates the need for each store to order food from third party vendors and commit substantial labor and other resources to dough production.

         Targeted Marketing. IFS's marketing programs target the delivery area of each store, making extensive use of coupons, leaflets and direct mail promotions. IFS also uses radio to advertise its product and name. The local marketing efforts include more effective involvement with community oriented activities with sports teams, schools and other organizations. IFS is implementing an in-store computer system that will better enable it to track customer preferences and target its marketing based on these preferences. IFS works closely with franchisees on local marketing efforts.

         New Store Locations. IFS believes that the location of a Domino's Store is an essential element of success. IFS intends to focus its development of the Territory on store locations which are strategically located in areas that satisfy IFS's demographic criteria. IFS will in the near term seek locations for Domino's Stores in larger cities and college towns.

               [Alternate page for Selling Stockholder Prospectus]

         Training and Development. IFS operates a training program for store personnel and franchisees to improve store operations and the management of each franchisee's business. IFS is revising the standard Domino's training program to make it more appropriate and relevant to operations in the Territory.

         Franchise System. IFS is committed to developing a strong franchise system by attracting experienced operators and business people who adhere to IFS's high standards. To ensure consistent food quality, each franchisee must purchase all food and supplies from IFS or its approved suppliers. IFS devotes significant resources to providing its franchisees with assistance in marketing, site selection, store design and employee training.

Structure

         The Company was incorporated in Delaware on October 22, 1993. On December 29, 1993, Woodland and Crescent entered into a Loan and Stock Exchange Agreement pursuant to which Crescent loaned $400,000 to the Company (which at the time was wholly-owned by Woodland) and Crescent agreed to exchange 315,000 shares of its Class A Common Stock and 2,000,000 shares of its Class B Common Stock for equal amounts of the Class A Common Stock and Class B Common Stock of the Company. On June 30, 1994, the Company became a wholly-owned subsidiary of Crescent as the result of the completion of the stock exchange between Crescent and Woodland. Crescent is a public company as the result of a public offering of 80,000 shares that commenced in November, 1991. In September, 1995, Crescent issued an additional 87,402 shares of Class A Common Stock in exchange for 874,024 each of A Warrants and B Warrants and an additional 38,400 shares upon the exercise of Warrants by certain Warrantholders of the Company. The remaining Warrants expired on September 25, 1995. Woodland owns 315,000 shares of the 507,402 outstanding shares of Class A Common Stock of Crescent ("Class A Stock"). 25,000 shares of the outstanding Class A Stock are owned by Judah Wernick. See "Risk Factors - Determination of Offering Price," "Certain Transactions". Woodland also owns 2,000,000 shares of Class B Common Stock of Crescent ("Class B Stock"). The Class B Stock is convertible on a one for one basis for Class A Stock and otherwise has the same rights, including voting rights, as the Class A Stock. As a result, Woodland controls over 92% of the voting shares of Crescent. On July 25, 1994, the Company renamed its Class A Common Stock as "Common Stock" and reclassified each share of Class B Common Stock into one share of Common Stock of the Company. In addition, the Company issued 2,385,000 shares of Common Stock to Crescent in exchange for the receipt, as a capital contribution, of $250,000 of the $400,000 note payable to Crescent under the Loan and Stock Exchange Agreement.

         As a result of the capital structure of the Company and Crescent, Woodland currently has voting control of the Company and, consequently, is able to elect the Company's entire Board of Directors, determine the vote on any matter submitted for shareholder approval (including increasing the Company's authorized capital stock and authorizing any merger, sale of assets or dissolution of the Company) and generally direct the affairs of the Company. 2,000,000 of the

               [Alternate page for Selling Stockholder Prospectus]

Shares of Common Stock owned by Crescent are being offered for sale in this Prospectus. If all of the shares offered hereby are sold, Crescent will no longer have voting control of the Company.

         The Company intends to operate its business in the Territory primarily through DP Group. The Company will conduct its real estate operations through DP Realty, a wholly-owned subsidiary of DP Group and will conduct its company-owned store operations through DPGS Limited, another wholly-owned subsidiary of DP Group. Unless the context indicates otherwise, references herein to the Company include all of its operating subsidiaries.

         In the United States, the Company's executive offices are located at 6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817 and its telephone number is (301) 897-4870. In the Territory, the Company's executive offices are located at Unit 10, Maryland Road, Tongwell Milton Keynes, MK15 8HF and its telephone number is 011-44-908-618222.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholder or by its pledgees, donees, transferees or other successors in interest. The proceeds, if any, received by the Company from the Company Offering, net of expenses of the Company Offering, will be $14, 848,070, assuming the issuance and sale of all securities (excluding the Underwriter's Warrants) being offered by the Company pursuant to the Company Prospectus. There can be no assurance as to the number of Warrants, if any, which will be exercised in connection with the Company Offering. Management anticipates that the net exercised in connection with the Company Offering. Management anticipates that the net proceeds of the Company Offering, if any, will be allocated to working capital and general corporate purposes.

         The proceeds allocated to working capital and general corporate purposes will be applied, to the extent necessary, to the Company's current operations.


                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is currently listed on the NASDAQ Electronic Bulletin Board, an inter-dealer, over-the-counter market under the symbol DOMS.

         The high and low bid prices of the Common Stock, as reported by NASDAQ were as follows:

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                                       19
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                                       21

               [Alternate page for Selling Stockholder Prospectus]

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company (1) at September 29, 1996, and (2) as adjusted to give effect to the exercise of the Class A Warrants and Class B Warrants and the application of the net proceeds therefrom assuming no exercise of the Underwriter's Unit Purchase Option.

                                                Actual              As Adjusted(1)

Stockholders' Equity
      $.01 Par Value,
      Common Stock - 19,000,000
      Shares Authorized and 6,727,324
      Shares Issued and Outstanding;           $    67,273          $    88,820
      and 8,881,972 Shares Issued and
      Outstanding, as Adjusted

      Preferred Stock - $.01 Par
      Value, 1,000,000 Shares
      Authorized and No Shares
      Issued and Outstanding                            --                   --

      Additional Paid-In Capital                 6,489,611           21,316,135

      Retained Earnings                            267,416              267,416

      Foreign Currency Translation
       Adjustment                                   48,541               48,541

Total Stockholders' Equity                     $ 6,872,841          $21,720,912
                                               ===========          ===========

(1) Gives effect to the sale in the Company Offering of 1,077,324 shares of Common Stock upon the exercise of outstanding Class A Warrants and 1,077,324 shares of Common Stock upon the exercise of outstanding Class B Warrants, resulting in net proceeds to the Company of $14,848,071 (after deducting expenses of the Company Offering.)

               [Alternate page for Selling Stockholder Prospectus]

                             PRINCIPAL STOCKHOLDERS
         The table below sets forth certain information, as of the date of this Prospectus, and as adjusted to reflect the sale by the Company of shares of Common Stock in the Company Offering, regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, and (iii) all directors and executive officers as a group. On September 30, 1996, there were 6,727,324 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.

                                                                                                 Percent Beneficially
                                   Percent  Beneficially
Names and Addresses of             Amount and Nature of              Owned Prior to              Owned Following
Beneficial Owner                   Beneficial Ownership(1)           Offering  and               Offering and Company
                                                                     Company Offering            Offering (2)

Crescent Capital, Inc.(3)(4)(5)         4,700,000                        69.86%                       30.40%
6701 Democracy Boulevard
Suite 300
Bethesda, MD  20817

H. Michael Bush                                                            -0-                          0%       0%

Gerald Halpern                                                             -0-                          0%       0%

Colin Halpern                                                              -0-                          0%       0%

Melvin F. Lazar (6)                      10,000                             *                            *

Robert P. Flack (6)                      10,000                             *                            *

Kenneth R. Franklin (6)                  10,000                             *                            *

Franklen M. Abelman (6)                  10,000                             *                            *

All directors and officers
  as a group (6 persons)                 40,000                             *                            *
----------------------

*    Less than 1%




               [Alternate page for Selling Stockholder Prospectus]

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the date of this prospectus statement upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this Prospectus have been exercised.

(2) Assumes the sale of (i) all 2,000,000 shares being offered hereby and (ii) the exercise of all outstanding Class A and Class B Warrants. Does not include (i) the issuance of 107,724 shares of Common Stock to Patterson Travis upon exercise of the Underwriter's Unit Purchase Option and 215,448 shares of Common Stock to Patterson Travis upon exercise of the class and Class B Warrants underlying the units issuable upon exercise of Underwriter's Unit Purchase Option.

(3) If none of the Warrants are exercised in the Company Offering, and all of the shares offered hereby are sold, Crescent will own 40.13% of the Common Stock outstanding.

(4) Woodland Limited Partnership, a limited partnership of which Woodland Group is the General Partner, owns approximately 92% of Crescent's issued and outstanding shares of Common Stock. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Ms. Nancy Gillon and one-third by Mrs. Gail Halpern. Gail Halpern is the wife of Colin Halpern. Jay Halpern and Nancy Gillon are the children of Gail and Colin Halpern. By reason of their indirect ownership of approximately 76% of the outstanding stock of Crescent, Mr. Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares owned by Crescent. However, Mr. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.

(5) On December 18, 1992, the SEC directed by Order that an investigation be made into possible violations of certain of the federal securities laws, including laws dealing with manipulation and false disclosure, by a number of named individuals and entities, with respect to the securities of seven issuers, including Crescent, and other unnamed issuers. The investigation of Crescent was initiated prior to the time current management became affiliated with Crescent. To date, no actions have been brought against Crescent or, insofar as the Company is aware, its previous management.

(6) Includes 10,000 Shares of Common Stock issuable upon exercise of options granted under the Company's Non-Employee Director Stock Option Plan.

               [Alternate page for Selling Stockholder Prospectus]

                  SELLING STOCKHOLDER AND PLAN OF DISTRIBUTION

         This Prospectus relates to the offer and sale by the Selling Stockholder, or by its pledgees, donees, transferees or other successors in interest of up to 2,000,000 shares of Common Stock (the "Selling Stockholder's Shares). The Company has agreed to register the public offering of the Selling Stockholder's Shares under the Securities Act concurrently with the Company Offering and to pay certain expenses in connection therewith. The Selling Stockholders shares have been included in the Registration Statement of which this Prospectus forms a part. The Company will not receive any of the proceeds from the sale of the Selling Stockholder's Shares by the Selling Stockholder.

         Crescent Capital, Inc., the Selling Stockholder, is currently the beneficial owner of 4,7000,000 shares of Common Stock. Assuming, all of the Selling Stockholder's Shares offered hereby are sold, Crescent will beneficially own 2,700,000 shares of Common Stock. See "Principal Stockholders" for additional information.

         The Selling Stockholder's Shares may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at the prices related to the then-current market price, or in negotiated transactions. The Selling Stockholder's Shares may be sold by one or more of the following methods, including without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (Corporate) ordinary brokerage transactions and transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder's may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholder's in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.


                                     RESALES

         Shares of Common Stock offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act of 1933 (the "Act"), unless such persons are "affiliates" or "underwriters" within the meaning of the Act.

         Any person receiving shares of Common Stock offered hereby who is an "affiliate" of the Company will be subject to certain limitations an resale for a period of two years. An "affiliate" of a company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. In the absence of a special relationship between the Company and a person who receives shares from the Company in an acquisition transaction (such as election of such person to the board of directors of the Company or

               [Alternate page for Selling Stockholder Prospectus]

ownership by such person of a significant percentage of the Company's outstanding common stock), such a person generally would not be considered an "affiliate" of the Company within the meaning of the Act. Therefore, the limitations on resale applicable to affiliates would not apply to such person.

         Although any person receiving shares offered hereby who is an "underwriter" within the meaning of the Act may be subject to certain limitations upon resale. such persons may qualify for the "safe harbor" provisions of Rule 145(d), which permit underwriters to freely resell their shares so long as certain conditions are met. For example, a person who receives Common Stock from the Company in a typical acquisition transaction is deemed to be an "underwriter" as defined by the Act, but such person is generally free to sell such shares at any time by complying with the provisions of Rule 145(d), which requires that the amount of Common Stock which may be sold by such person in any three-month period may not exceed the greater of (i) 1 % of the Common Stock outstanding as shown by the most recent report or statement published by the Company, or (ii) the average weekly trading volume in the Company's Common Stock reported on the Nasdaq Stock Market during the four calendar weeks preceding the order to sell. Such sales must also be made in "brokers' transactions," which are ordinary sales through a broker acting as agent without special commission arrangements or selling efforts.

         In order for affiliates or underwriters not protected by Rule 145(d) to resell shares of Common Stock offered hereby, the Company would have to agree
(1) to provide an opinion to the effect that an exemption applies to such resale; (2) to amend the registration statement of which this Prospectus is a part to permit such resale, or (3) to file a new registration statement which includes the shares of Common Stock proposed to be resold. Unless a written agreement obligates the Company to do so, there is no assurance that it will agree to provide such opinion, amendment or registration.


                        COMPANY OFFERING OF COMMON STOCK
         Concurrently with this Offering, the Company is offering pursuant to the Company Prospectus (i) 1,077,324 shares of Common Stock issuable upon exercise of 1,077,324 Class A Warrants and (ii) 1,077,324 shares of Common Stock issuable upon exercise of 1,077,324 Class B Warrant. An aggregate of 1,077,324 Class A Warrants and 1,077,324 Class B Warrants were issued in connection with the Company's IPO of Units consummated September 9, 1994. Each Unit consisted of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Company also issued to Patterson Travis, Inc., the sole underwriter of the IPO, an Underwriter's Unit Purchase Option to purchase 107,732 Units for a purchase price of $8.25 per unit. The Units included in the Underwriter's Unit Purchase Option and the underlying shares of Common Stock, Class A Warrants and Class B Warrants, and underlying shares of Common Stock, are also being registered for sale.

               [Alternate page for Selling Stockholder Prospectus]

Advances to Red Hot Concepts, Inc.

         Red Hot Concepts, Inc. ("Red Hot"), a company controlled by Woodland, has the right to develop certain restaurant concepts in the United Kingdom. Mr. Halpern is the President of Red Hot. The Company has advanced funds from time to time on behalf of Red Hot. As of December 31, 1995 and 1994, the total amount due to the Company from Red Hot for funds advanced was $183,635 and $60,011 respectively. The funds were advanced on a short-term basis and are non-interest bearing. As of September 29, 1996, no funds were due to the Company by Red Hot.


Advances to Colin Halpern

         The Company has advanced funds from time to time to Mr. Halpern. At December 31, 1995, the total amount due to the Company from Mr. Halpern was $134,151. In February 1996, Mr. Halpern repaid $75,000 of the amount due to the Company. As of September 29, 1996, Mr. Halpern owed $123,726 to the Company.



                            DESCRIPTION OF SECURITIES

Common Stock


         The Company is authorized to issue 19,000,000 shares of Common Stock, $.01 par value per share, of which 6,727,324 are issued and outstanding as of September 30, 1996. The holders of Common stock have no preemptive and other subscription rights and the Common Stock has no redemption, sinking fund or conversion provisions. There are presently no plans to pay dividends with respect to the shares of Common Stock. Upon liquidation, dissolution or winding-up of the Company, after payment of creditors and the holders of any senior securities of the Company, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments.

         Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. All of the shares of Common Stock currently issued and outstanding are, and the shares of Common Stock to be issued upon consummation of this offering, when paid for in accordance with the terms hereof, will be, fully paid and nonassessable.

               [Alternate page for Selling Stockholder Prospectus]

                        SHARES AVAILABLE FOR FUTURE SALE
Rule 144

         A significant number of shares of Common Stock currently outstanding are, and the shares of Common Stock issued upon the exercise of stock options currently outstanding may be "restricted securities" as that term is defined in Rule 144 promulgated under the securities Act and may, under certain circumstances, be sold without registration pursuant to Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the 1933 Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person that is not an affiliate and has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements.

         The holder(s) of the Unit Purchase Option has certain demand registration rights with respect to the securities underlying such option. Additionally, shares of Common Stock purchased on exercise of the Class A and Class B Warrants or the Unit Purchase Option may be tradeable without restriction and qualification requirements. The sale or availability for sale of substantial amounts of Common Stock and/or Warrants in the public market subsequent to this Offering pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The availability of Rules 144 to the holders of restricted securities would be conditioned upon, among other factors, the availability of certain public information concerning the Company.

         No predictions can be made as to the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market, if any, prevailing from time to time. Sales of substantial amounts of the Common stock pursuant to Rule 144 may adversely affect the market price of the Common Stock or the Warrants.

               [Alternate page for Selling Stockholder Prospectus]

                       This page intentionally left blank

               [Alternate page for Selling Stockholder Prospectus]

                                  LEGAL MATTERS

         The legality of the securities offered and certain legal matters relating to the Offering hereby will be passed upon for the Company by Reed Smith Shaw & McClay. Jay L. Halpern, an associate with Reed Smith Shaw & McClay, is a shareholder of Woodland Group Corporation, the General Partner of Woodland Limited Partnership. Woodland Limited Partnership owns approximately 92% of the outstanding stock of Crescent.


                                     EXPERTS

         The financial statements of the Company as of January 2, 1994, January 1, 1995 and December 31, 1995 included in this Prospectus have been audited by Moore Stephens, P.C., independent certified public accountants, whose report has been included herein in reliance upon the authority of such accounting firm as experts in accounting and auditing.

               [Alternate page for Selling Stockholder Prospectus]



         No dealer, salesman or any
other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company.
This Prospectus does not constitute an
offer to sell or a solicitation of an
offer to buy, by any person in any
jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


        TABLE OF CONTENTS



Page
Prospectus Summary
Risk Factors
The Company
Use of Proceeds
Price Range of Common Stock
Dividend Policy
Capitalization
Selected Financial Data
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations
Business
Principal Stockholders
Selling Stockholder
  and Plan of Distribution
Resales
Company Offering of
  Common Stock
Management
Description of Securities
Shares Available for
  Future Sale
Legal Matters
Experts
Financial Statements

    2,000,000 Shares of Common Stock
         INTERNATIONAL FRANCHISE
              SYSTEMS, INC.


               PROSPECTUS

         PATTERSON TRAVIS, INC.

                 , 1997

         PART II

         INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

         Indemnification is provided for in Article 2.14 of the Bylaws of the Registrant and in Articles VIII and IX of the Articles of Incorporation of the Registrant and such provisions are incorporated herein by reference.

         Reference is hereby made to the caption "Management - Personal Liability and Indemnification of Directors" in the Prospectus which is part of this Registration Statement for a more detailed description of indemnification arrangements between the Company and its directors.

Item 25.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with this offering are as follows:


          Accounting Fees and Expenses*          $ 5,000
          Legal Fees and Expenses*                10,000
          Blue Sky Fees and Expenses*                  0
          Printing and Engraving*                  2,000
          Miscellaneous Expenses*                  2,000
                                                 -------
              Total                              $19,000

*Estimated

Item 26. Recent Sales of Unregistered Securities.

         (a) (i) In December 1993, International Franchise Systems, Inc. issued 315,000 shares of Class A common stock and 2,000,000 shares of Class B Common Stock to Woodland Limited Partnership. On July 25, 1994 the Company renamed its Class A Common Stock, par value $.01 per share, Common Stock and reclassified each share of the class of Class B Common Stock, par value $.75 into one share of Common Stock of the Company. In addition, the Company issued 2,385,000 shares of Common Stock to Crescent and assigned the note receivable from Woodland in the amount of $1,500,000 to Crescent in exchange for the receipt, as a capital contribution, of $250,000 of the $400,000 note payable due Crescent per the Loan and Stock Exchange Agreement.

         (ii) On May 12, 1995, the Company issued 237,500 shares of Common Stock valued at $350,000 in connection with entering a 4 year consulting agreement.

         (iii) On June 5, 1995, the Company issued 237,500 shares of Common Stock valued at $475,000 in connection with entering a 5 year consulting agreement.

         (iv) On October 6, 1995, the Company issued 100,000 shares of stock, valued at $375,000, under the Company's 1995 Consultants and Advisors Stock Incentive Plan.

         (b) No underwriters were used in connection with the issuance of the above securities.

         (c) The Class A Common Stock described in (a)(1) was sold for cash without an underwriting discount at a price of $.01 per share. The Class B Common Stock described in (a)(1) was sold for $.75 per share and the Company received a $1,500,000 promissory note.

         (d) The securities issued in the foregoing transactions were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration which is set forth in Section 4(2) of the Act relating to transactions by an issuer not involving any public offering. The only offer and sale of the Registrant's stock was made to Crescent Capital, Inc., the holder of all of the outstanding shares of Crescent Capital, Inc. No offers or sales were made to any other individuals or entities. The recipient of shares in the Registrant in the foregoing transaction represented that such interests were being acquired by it for purposes of investment and not with a view to the distribution thereof.

Item 27.  Exhibits.


          1(A)(1) Underwriting Agreement between the Registrant and Patterson Travis, Inc.

          (B)(1) Selected Dealers Agreement by and between the Registrant and Patterson Travis, Inc.

          (C)(2) Warrant Agreement by and between the Registrant and Jersey Transfer & Trust.

          3(A)(1)(2) Amended and Restated Certificate of Incorporation of
                    Registrant dated October 22, 1993, as amended December 21, 1993 and July 25, 1994.

          (B)(1) Bylaws of Registrant dated December 29, 1993 and amended on June 30, 1994.

          4(A)(2)   Form of Common Stock Certificate

          (B)(2)    Class A and Class B Common Stock Purchase Warrant Specimens

          (C)(2)    Warrant Subscription Form

         5(A)** Opinion of Reed Smith Shaw & McClay as to legality of securities issued

         10(A)(1) Master Franchise Agreement dated
                  December 29, 1993 between Domino's
                  Pizza International, Inc. and
                  Domino's Pizza Group Limited

          (B)(1)  Know-How and Technical Knowledge,
                  License and Management Agreement
                  dated December 29, 1993 between
                  Domino's Pizza International, Inc.
                  and Domino's Pizza Group Limited

          (C)(1)  Stock Purchase Agreement dated
                  December 29, 1993 between the Company,
                  Domino's Pizza International, Inc.
                  and Domino's Pizza International
                  (UK) Limited

          (D)(1)  Store Lease Agreement dated December 29,
                  1993 between Domino's Pizza International,
                  Inc. and Domino's Pizza International
                  (UK) Limited

          (E)(1) Loan and Exchange of Stock Agreement dated December 23, 1993 between the Company and Crescent Capital, Inc.

          (H)(3)  Stock Option and Incentive Plan

          (I)(2)  Unit Purchase Option

          (J)(2)  Escrow Agreement among the
                  Company, the Underwriter, Jersey
                  Transfer and Trust Co. and United
                  Jersey Bank dated September 9, 1994

          (K)(1)  Acquisition Agreement between DP Group
                  and Tuskpride

         (L)(*) International Franchise Systems, Inc. 1995 Consultant and Advisor Stock Incentive Plan

         (M)(*) International Franchise Systems, Inc. 1995 Non-Employee Director Stock Option Plan

         22(1)    Subsidiaries of the Registrant

         23(A) Consent of Reed Smith Shaw & McClay (included in opinions filed as Exhibit 5(A)

         23(B)(***)   Consent of Moore Stephens, P.C.

         24       Power of Attorney (Included at page II-5)
---------------------

         (1) Filed as an exhibit to the Company's Form SB-2 (File No. 33-78950) filed with the Commission on May 13, 1994.

         (2) Filed as an exhibit to Amendment No. 1 of the Company's Form SB-2 (File No. 33-78950) filed with the Commission on July 28, 1994.

         (3) Filed as an exhibit to Amendment No. 2 to the Company's Form SB-2 (File No. 33-78950) filed with the Commission on August 9, 1994.

         (*) Denotes Compensatory Plans. Filed as an Exhibit to the Company's Annual Report on Form 10-K filed with the Commission on _______________.

         (**) To be filed by amendment

         (***) Filed herewith

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in Milton Keynes, United Kingdom on of February, 1997.

                                                 INTERNATIONAL FRANCHISE
                                                 SYSTEMS, INC.


                                                 By:/s/H. Michael Bush
                                                 H. Michael Bush, President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Colin Halpern, Gerald Halpern and Melvin F. Lazar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/H. Michael Bush             President                       February 10, 1997
H. Michael Bush                (Principal Executive,
                               Financial and
                               Accounting Officer)


/s/Gerald Halpern              Executive Vice President        February 10, 1997
Gerald Halpern                 and Director


/s/Colin Halpern               Chairman of Board               February 10, 1997
Colin Halpern


/s/Robert Pace Flack           Director                        February 10, 1997
Robert Pace Flack


/s/Kenneth R. Franklin         Director                        February 10, 1997
Kenneth Ronald Franklin


/s/Franklen Myles Abelman      Director                        February 10, 1997
Franklen Myles Abelman